   As filed with the Securities and Exchange Commission on September 3, 1999
                                                        Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ----------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ----------------
                                JV CAPITAL TRUST
             (Exact name of Registrant as specified in its charter)
                               ----------------       Applied For
                Delaware                  (I.R.S. Employer Identification No.)
        (State of Organization)
                          c/o Wilmington Trust Company
                            1100 North Market Street
                              Rodney Square North
                              Wilmington, DE 19890
                   Attention: Corporate Trust Administration
                                 (302) 651-1000

              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                              Michael M. Forester
                       c/o Household Finance Corporation
                               2700 Sanders Road
                           Prospect Heights, IL 60070
                                  847-564-7907

           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                               ----------------
                                   Copies to:
        Jordan M. Schwartz, Esq.                 A. Bradley Ives, Esq.
     Cadwalader, Wickersham & Taft        Kennedy Covington Lobdell & Hickman,
            100 Maiden Lane                              L.L.P.
        New York, New York 10038           100 North Tryon Street, 42nd Floor
                                            Charlotte, North Carolina 28202
                               ----------------
  Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
                               ----------------
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                               ----------------
                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
  Title of each class of     Amount being      Proposed maximum           Proposed maximum          Amount of
securities to be registered   registered  offering price per unit(1) aggregate offering price(1) registration fee
-----------------------------------------------------------------------------------------------------------------
Residential Mortgage-
 Backed Certificates
 (the "Certificates")
 issued in Series.....        $1,000,000             100%                    $1,000,000                $278
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purposes of calculating the registration fee on the basis of the proposed maximum aggregate offering price.
                               ----------------
  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus supplement is not complete and may be + +changed. The Depositor may not sell these securities until the registration + +statement filed with the Securities and Exchange Commission is effective. + +This prospectus supplement is not an offer to sell these securities and is + +not soliciting an offer to buy these securities in any state where the offer +
+or sale is not permitted.                                                     +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 Subject to Completion, Dated September 3, 1999

PROSPECTUS SUPPLEMENT
(To Prospectus Dated     , 19 )

                              $     (Approximate)

                       JV CAPITAL Series 19 -  Trust Fund
                                     Issuer

                                JV CAPITAL TRUST
                                   Depositor
                         HOUSEHOLD FINANCE CORPORATION
                                Master Servicer

     Residential Mortgage Pass-Through Certificates, Series 19 - , Class A
         Principal And Interest Payable Monthly, Beginning In      19


---------------
 You should      The JV Capital Series 199 -  Trust Fund will offer the
 carefully       following Certificates by this prospectus supplement and
 consider the    accompanying prospectus:
 "Risk
 Factors"        . One class of senior Class A Certificates.
 beginning on
 page S-11 of    A summary chart of the initial certificate balances, pass-
 this            through rates, payment characteristics and ratings of all
 prospectus      Certificates issued by the Trust Fund is set forth on page S-
 supplement.     4.

 Neither the     The assets of the Trust Fund will consist primarily of:
 Class A
 Certificates    . Fixed-rate, conventional, fully-amortizing mortgage loans
 nor the           secured by first liens and second liens on one- to four-
 mortgage          family properties having original terms to maturity not
 loans are         exceeding 30 years.
 insured or
 guaranteed      . Additional credit enhancement for the Class A Certificates
 by any            in the form of an irrevocable financial guaranty insurance
 governmental      policy issued by      which will cover shortfalls in
 agency or         amounts due to be distributed on the Class A Certificates.
 instrumentality.

 The Class A
 Certificates
 represent
 interests in
 the Trust
 Fund only
 and will not
 be
 obligations
 of JV
 Capital
 Trust or any
 other
 entity.

 This
 prospectus
 supplement
 may be used
 to offer and
 sell the
 Class A
 Certificates
 only if it
 is
 accompanied
 by the
 prospectus.

---------------

The Class A Certificates are mortgage-backed securities whose yields to maturity will be affected by the principal payment rates on the underlying mortgage loans.


Please read this prospectus supplement and the accompanying prospectus carefully to understand the risks associated with these investments.

Neither the Securities and Exchange Commission nor any state securities commission has approved the Class A Certificates or determined that this Prospectus Supplement or the Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Class A Certificates will be offered by [First Union Capital Markets Corp.] [Other Underwriter], as underwriter, at varying prices to be determined at the time of the sale to investors.

[First Union Capital Markets Corp.]                          [Other Underwriter]

               The date of this Prospectus Supplement is  , 19 .

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
                          THE ACCOMPANYING PROSPECTUS

  Information is provided to you about the Class A Certificates in two separate documents that progressively provide more detail: (a) the Prospectus, which provides general information, some of which may not apply to your Certificates and (b) this Prospectus Supplement, which describes the specific terms of your Certificates.

  If the description of the terms of your Certificates varies between this Prospectus Supplement and the Prospectus, you should rely on the information in this Prospectus Supplement.

  Cross-references are included in this Prospectus Supplement and the Prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the Prospectus provide the pages on which these captions are located.

  You can find a listing of the pages where capitalized terms used in this Prospectus Supplement and the accompanying Prospectus are defined under the caption "Index of Defined Terms" beginning on page S-39 in this Prospectus Supplement and under the caption "Index of Defined Terms" beginning on page 107 in the Prospectus. Any capitalized terms used but not defined in this Prospectus Supplement are defined in the Prospectus.

                               ----------------

  This Prospectus Supplement and the accompanying Prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Forward-looking statements, together with related qualifying language and assumptions, are found in the material, including each of the tables, set forth under "Risk Factors" and "Prepayment and Yield Considerations." Forward-looking statements are also found elsewhere in this Prospectus Supplement and the Prospectus, and may be identified by, among other things, accompanying language including the words "expects," "intends," "anticipates," "estimates," or analogous expressions, or by qualifying language or assumptions. Those statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from those forward-looking statements. Those risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with government regulations, customer preference and various other matters, many of which are beyond the Depositor's control. These forward-looking statements speak only as of the date of this Prospectus Supplement. The Depositor will not update or revise any forward-looking statements to reflect any change in the Depositor's expectations with regard to the subject of those statements or any change in events, conditions or circumstances on which those statements are based.

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                                          Page
                                                                          ----
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
 SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS..............................  S-2
THE SERIES 199 -  CERTIFICATES...........................................  S-4
SUMMARY OF TERMS OF THE CERTIFICATES.....................................  S-5
 The Mortgage Loans......................................................  S-6
 The Certificates........................................................  S-6
 Priority of Distribution................................................  S-6
 Interest Distributions..................................................  S-7
 Principal Distributions.................................................  S-7
 Credit Support..........................................................  S-7
 Optional Termination....................................................  S-8
 Prepayment and Yield Considerations.....................................  S-9
 Federal Income Tax Consequences.........................................  S-9
 ERISA Considerations....................................................  S-9
 Legal Investment Considerations......................................... S-10
 Certificate Ratings..................................................... S-10
RISK FACTORS............................................................. S-11
 Limited Liquidity for Certificates...................................... S-11
 Rate of Prepayments May Adversely Affect Yield on Certificates.......... S-11
 Rights of Beneficial Owners May Be Limited by Book-Entry System......... S-12
 Limited Nature of Certificate Ratings................................... S-12
 Realization Upon Nonperforming Loans; Delays and Expenses Associated
  With Legal Actions..................................................... S-12
 Risk of Loss is Greater on Second Lien Mortgage Loan.................... S-12
 Geographic Concentration May Increase Risk of Loss...................... S-13
 Consumer Protection Laws May Limit Remedies............................. S-13

                                                                            Page
                                                                            ----
 Year 2000 Readiness Disclosure............................................ S-13
THE MORTGAGE POOL.......................................................... S-14
 Mortgage Loan Characteristics............................................. S-14
 Underwriting.............................................................. S-18
DELINQUENCY AND LOAN LOSS EXPERIENCE OF MASTER SERVICER.................... S-19
PREPAYMENT AND YIELD CONSIDERATIONS........................................ S-20
 Weighted Average Life of the Class A Certificates......................... S-21
DESCRIPTION OF THE CERTIFICATES............................................ S-23
 General................................................................... S-23
 Distributions on the Certificates......................................... S-23
 Subordinated Certificates................................................. S-28
 Certificate Insurance Policy.............................................. S-29
 Master Servicing Compensation and Payment of Expenses..................... S-29
 Optional Purchase of Defaulted Mortgage Loans............................. S-30
 Advances.................................................................. S-30
 Optional Termination...................................................... S-30
 Miscellaneous............................................................. S-30
 The Trustee............................................................... S-32
THE CERTIFICATE INSURANCE POLICY AND THE CERTIFICATE INSURER............... S-32
FEDERAL INCOME TAX CONSEQUENCES............................................ S-34
LEGAL INVESTMENT........................................................... S-35
ERISA CONSIDERATIONS....................................................... S-35
UNDERWRITING............................................................... S-37
EXPERTS.................................................................... S-37
LEGAL OPINIONS............................................................. S-37
RATINGS.................................................................... S-38
INDEX OF DEFINED TERMS..................................................... S-39

                         THE SERIES 199 -  CERTIFICATES

                                                                                            Initial Rating
                                                                                              of Offered
                                                                                            Certificates(3)
                                                                                            ---------------
                            Initial
                          Certificate Pass-Through
         Class            Balance(1)      Rate       Principal Types(2)   Interest Types(2)   [ ]     [ ]
         -----            ----------- ------------ ---------------------- ----------------- ------- -------
Offered Certificates
Class A.................      $              %     Senior, Sequential Pay    Fixed Rate
Non-Offered Certificates
Class B.................      $              %     Subordinated              Fixed Rate         N/A     N/A
Class R.................       (4)         (4)     Subordinated                      (4)        N/A     N/A

--------
(1) Approximate. The initial certificate balances are subject to adjustment as described herein.
(2) See "Description of the Certificates--Categories of Classes of Certificates" in the Prospectus for a description of the principal and interest categories listed.
(3) A description of the ratings of the offered certificates is set forth under the heading "Certificate Ratings" on page S-10 of the summary information and under "Ratings" in the main text of this Prospectus Supplement.
(4) The Class R Certificates have no certificate balance and are not entitled to interest distributions.

                      SUMMARY OF TERMS OF THE CERTIFICATES

  This summary highlights selected information from this Prospectus Supplement. It does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the Offered Certificates, you should read this entire Prospectus Supplement and the Prospectus carefully.

Title of Series:
                JV Capital Trust Residential Mortgage Pass-Through Certificates, Series 199 - (the "Certificates")

Depositor:      JV Capital Trust

Issuer:         JV Capital Series 199 -  Trust Fund (the "Trust Fund")

Master Servicer:Household Finance Corporation

Trustee:

Certificate
 Insurer:

Distribution Date:
                The 25th day of each month (or, if not a business day, the next
                business day) beginning      25, 199

Closing Date:   On or about     , 199

Cut-Off Date:        1, 199

Record Date:
                The last business day of the month preceding a Distribution
                Date

The Mortgage Loans

  The mortgage loans will consist of first lien and second lien, fixed-rate, one- to four-family residential mortgage loans having original terms to stated maturity not exceeding 30 years (the "Mortgage Loans").

  The Depositor expects the Mortgage Loans to have the following characteristics:

                           Summary Of Mortgage Loans
                     Characteristics as of the Cut-Off Date
                                 (Approximate)

Aggregate Outstanding Principal Balance..............  $
Number of Mortgage Loans.............................
Weighted Average Mortgage Rate.......................                         %
Range of Mortgage Rates..............................                    % to %
Weighted Average Loan-to-Value Ratio at Origination..                         %
Weighted Average Remaining Term to Stated Maturity...                    months
Range of Remaining Terms to Stated Maturity..........      months to     months
Range of Outstanding Principal Balances of Mortgage
 Loans...............................................  $             to $
Average Outstanding Principal Balance of Mortgage
 Loans...............................................  $
Latest Maturity Date.................................                      20
Percent of Mortgage Loans with Loan-to-Value Ratios:
  Less Than or Equal to 70%..........................                         %
  Greater Than 70% and Less Than or Equal to 80%.....                         %
  Greater Than 80%...................................                         %
Percent of Mortgage Loans which are Second Lien......                         %

The Certificates

  The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of the Cut-off Date, among the Depositor, the Master Servicer and the Trustee (the "Pooling and Servicing Agreement"). The Certificates will have the approximate Certificate Balance as of the Closing Date set forth on page S-4 of this Prospectus Supplement. Any difference between the Certificate Balance of the Class A Certificates as of the Closing Date and the approximate Certificate Balance of the Class A Certificates as of the date of this Prospectus Supplement will not exceed 5% of the initial Certificate Balance of the Class A Certificates. The Class A Certificates will
evidence approximately   % undivided interest in the Certificate Balance of the
Mortgage Loans and the Class B Certificates will evidence the remaining
approximate   %. The Class R Certificates have no Certificate Balance and do not represent any interest in the principal balance of the Mortgage Loans. The Class B and Class R Certificates are subordinated in certain respects to the Class A Certificates. See "Description of the Certificates" in this Prospectus Supplement.

Priority of Distribution

  On each Distribution Date, the amount available for distribution on the Certificates will be distributed in the following amounts and order of priority:

  . First, to the Class A Certificates, interest, including any previously undistributed shortfalls in distributions of interest due on the Class A Certificates.

  . Second, to the Class A Certificates, the amount of principal required to be distributed.

  .Third, to the Certificate Insurer, the monthly premium due on the Certificate Insurance Policy.

  . Fourth, to the Certificate Insurer, an amount equal to any previously unreimbursed payments made under the Certificate Insurance Policy and any fees and expenses owed to it under the related insurance agreement, together with interest on such amounts.

  .Fifth, to the Reserve Fund, the amount required to be deposited in the Reserve Fund.

  . Sixth, to the Class B Certificates, interest, including any previously undistributed shortfalls in required distributions of interest on the Class B Certificates.

  . Seventh, to the Class A Certificates an amount equal to the principal losses, if any, for the Mortgage Loans for such Distribution Date and all prior Distribution Dates that have not previously been distributed pursuant to this clause.

  .Eighth, to the Class B Certificates, the amount of principal required to be distributed.

  . Ninth, to the Class B Certificates, certain additional amounts in respect of principal not previously distributed to them pursuant to this clause; and

  .Tenth, any remaining funds to the Class R Certificates.

  All of the distributions described above are subject to the limitations set forth in this Prospectus Supplement under "Description of the Certificates-- Distributions on the Certificates."

  As a result of delinquencies, losses or shortfalls on the Mortgage Loans, distributions that would otherwise be made on the Class B and Class R Certificates may be made on the Class A Certificates instead. See "Description of the Certificates--Subordinated Certificates" in this Prospectus Supplement.

Interest Distributions

  The amount of interest that will accrue on your Class A Certificates each month is equal to:

  . one-twelfth of the pass-through rate for your class set forth on page S-4 multiplied by the Certificate Balance of your Certificate on the Distribution Date, minus

  . the amount of certain interest shortfalls arising from the timing of prepayments on the Mortgage Loans and certain interest losses allocated to your class, as described under "Description of the Certificates -- Distributions on the Certificates" in this Prospectus Supplement.

Principal Distributions

  The calculation of the amount of principal that the Class A and Class B Certificates are entitled to receive on each Distribution Date is described under "Description of the Certificates--Distributions on the Certificates" in this Prospectus Supplement.

Credit Support

  Credit support for the Class A Certificates is provided by:

  . The subordination of the Class B and Class R Certificates to the Class A
    Certificates.

  . The Reserve Fund.

  . An irrevocable financial guaranty insurance policy (the "Certificate
    Insurance Policy") issued by the Certificate Insurer.

Subordination

  If you own a Class A Certificate, the credit support for your Certificates is provided as follows:

  . On each Distribution Date, you will receive with respect to your Class A
    Certificates all amounts of interest and principal you are entitled to before the Class B and Class R Certificates receive any amounts. If there are not sufficient funds on a Distribution Date to pay you all amounts of interest and principal you are entitled to, an amount equal to this shortfall will carry over to future Distribution Dates. On future Distribution Dates you not only will be entitled to receive the required amount of principal and interest for those Distribution Dates but also the amount of any shortfalls from prior Distribution Dates before the Class B and Class R Certificates receive any amounts.

  . If the amount available for distributions on the Certificates is not sufficient to pay the Class A Certificates an amount equal to the principal portion of losses on the Mortgage Loans, the Class B Certificates will bear such losses through a reduction of their Certificate Balance.

  Additional credit support is provided by the allocation of all principal
prepayments to the Class A Certificates for the first   years and
disproportionately greater allocations of prepayments to the Class A
Certificates than to the Class B Certificates over the following   years. The
disproportionate allocation of prepayments will accelerate the amortization of the Class A Certificates relative to the Class B Certificates while, in the absence of principal losses that decrease the certificate balance of the Class B Certificates, increasing the percentage interest in the principal balance of the Mortgage Loans represented by the Class B Certificates.

Reserve Fund

  On the Closing Date, a reserve fund (the "Reserve Fund") will be established and will be funded over time from the amount available for distributions on the Certificates. The amount in the Reserve Fund will be used to make required payments of principal and interest on the Class A Certificates to the extent necessary.

  You should be aware however that:

  . The amount in the Reserve Fund at any time will not exceed $   .

  . The amount from the Reserve Fund that can be used to cover shortfalls to the Class A Certificates over the life of the Certificates cannot exceed
    $   .

Certificate Insurance Policy

  The Certificate Insurance Policy will cover:

  . Shortfalls in the required distributions of interest and principal to the Class A Certificates not covered by amounts from the Reserve Fund.

  The Certificate Insurance Policy will not cover:

  . Certain shortfalls in interest arising from the timing of prepayments on the Mortgage Loans and certain interest losses on the Class A
    Certificates.

  The Certificate Insurance Policy will not protect you against a lower yield on your Class A Certificates than you expected based on your assumed rate of prepayments on the Mortgage Loans.

  See "Description of the Certificates--Certificate Insurance Policy" in this Prospectus Supplement.

Optional Termination

  The Master Servicer may repurchase from the Trust Fund all Mortgage Loans remaining outstanding on any Distribution Date when the aggregate unpaid principal balance of such Mortgage Loans is less than 10% of the aggregate unpaid principal balance of the Mortgage Loans on the Cut-off Date.

  If the Master Servicer exercises its right to repurchase all of the Mortgage Loans, the Certificates outstanding at that time will be retired earlier than would otherwise be the case. See "Description of the Certificates--Optional Termination" and "Prepayment and Yield Considerations" in this Prospectus Supplement.

Prepayment and Yield Considerations

  The yield to maturity on your Class A Certificates will be sensitive to the rate and timing of principal payments (which will be affected by prepayments, defaults and liquidations) on the Mortgage Loans. As a result, your yield may fluctuate significantly.

  . In general, if you purchased your Class A Certificates at a premium and principal distributions occur at a rate faster than you assumed, your actual yield to maturity will be lower than anticipated.

  . Conversely, if you purchased your Class A Certificates at discount and principal distributions occur at a rate slower than you assumed, your actual yield to maturity will be lower than anticipated.

  Because the Mortgage Loans may be prepaid at any time, it is not possible to predict the rate at which you will receive distributions of principal. Since prevailing interest rates change from time to time, you may not be able to reinvest your distributions at yields equaling or exceeding the yields on the Class A Certificates. Yields on any reinvestments may be lower, and could be significantly lower, than the yields on your Class A Certificates.

  See "Prepayments and Yield Considerations" in this Prospectus Supplement and "Yield and Prepayment Considerations" in the Prospectus.

                       Weighted Average Lives (in years)*

               SPA
       -------------------
Class   %   %   %   %   %
-----  --- --- --- --- ---
A

--------
* Determined as described under "Prepayment and Yield Considerations--Weighted Average Life of the Class A Certificates" in this Prospectus Supplement. Prepayments will not occur at any assumed rate shown or any other constant rate, and the actual weighted average lives of the Class A Certificates are likely to differ from those shown, perhaps significantly.

Federal Income Tax Consequences

  An election will be made to treat the assets of the Trust Fund as a REMIC for federal income tax purposes. The Class A Certificates and Class B Certificates will constitute regular interests in the Trust Fund and generally will be treated as debt instruments issued by the Trust Fund. The Class R Certificates will be the residual interest in the Trust Fund.

  The Class A Certificates will be treated as newly-originated debt instruments for most federal income tax purposes. You must report income received on your Class A Certificates as it accrues from Distribution Date to Distribution Date, which will be before such income is distributed in cash to you.

  See "Federal Income Tax Consequences" in this Prospectus Supplement and in the Prospectus.

ERISA Considerations

  The United States Department of Labor has granted to First Union Corporation, the ultimate parent of First Union Capital Markets Corp., an administrative exemption (the "Exemption") that generally exempts from certain of the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the excise taxes imposed on such prohibited transactions by Section 4975 of the Code, transactions relating to the purchase, sale and holding by certain employee benefit plans of pass-through certificates underwritten by First Union Capital Markets Corp., such as the Class A Certificates, provided that certain conditions are satisfied.

  If you are a fiduciary or other person acting on behalf of an employee benefit plan or other retirement plan or arrangement subject to ERISA, or
Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code, you should carefully review with your legal advisors whether the purchase or holding of Class A Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or Similar Law.

  See "ERISA Considerations" in this Prospectus Supplement and in the Prospectus.

Legal Investment Considerations

  The Class A Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

  If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the Class A Certificates. You should consult with your legal, tax and accounting advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the Class A Certificates.

  See "Legal Investment" in this Prospectus Supplement and in the Prospectus.

Certificate Ratings

  It is a condition to the issuance of the Class A Certificates that they be
rated " " by and " " by    .

  .A rating is not a recommendation to buy, sell or hold the Class A
     Certificates and may be subject to revision or withdrawal at any time by the assigning rating organization.

  .A rating does not address the possibility that, as a result of principal prepayments, holders of such Certificates may receive a lower than anticipated yield.

  See "Ratings" in this Prospectus Supplement.

                                  RISK FACTORS

Limited Liquidity for Certificates

  The Underwriter intends to make a market for purchase and sale of the Class A Certificates after their initial issuance, but the Underwriter has no obligation to do so. There is no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide you with liquidity of investment or that it will continue for the life of the Class A Certificates. As a result, you may not be able to sell your Class A Certificate or you may not be able to sell your Class A Certificate at a high enough price to produce your anticipated return on investment.

  The Certificates will not be listed on any securities exchange.

Rate of Prepayments May Adversely Affect Yield on Certificates

  The rate of distributions of principal and the yield to maturity on your Certificates will be directly related to the rate of payments of principal on the Mortgage Loans and the amount and timing of mortgagor defaults resulting in realized losses. The rate of principal payments on the Mortgage Loans will be affected by, among other things:

  .  the amortization schedules of the Mortgage Loans;

  . the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by mortgagors;

  .  liquidations of defaulted Mortgage Loans;

  .  the presence and enforceability of due-on-sale clauses;

  . repurchases of Mortgage Loans by the Depositor as a result of defective documentation or breaches of representations and warranties and optional purchase by the Depositor of defaulted Mortgage Loans; and

  . the optional purchase by the Master Servicer of all the Mortgage Loans in connection with the termination of the Trust Fund.

  See "Prepayment and Yield Considerations" and "Description of the Certificates--Optional Termination" and "--Optional Purchase of Defaulted Mortgage Loans" in this Prospectus Supplement and "The Pooling and Servicing Agreement--Assignment of Mortgage Loans" and "--Termination; Optional Termination" in the Prospectus.

  The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors.

  . If prevailing rates for similar mortgage loans fall below the interest rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase.

  . Conversely, if interest rates on similar mortgage loans rise above the interest rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease.

  The rate of prepayment on the Mortgage Loans may also be influenced by programs offered by mortgage originators and servicers (including the Master Servicer), on a general or targeted basis, to encourage refinancing. Any such solicited refinancings may result in a rate of prepayment that is higher than you might otherwise expect.

  If you are purchasing the Class A Certificates at a discount, you should consider the risk that if principal payments on the Mortgage Loans occur at a rate slower than you expected, your yield may be lower than you expected.

  If you are purchasing Offered Certificates at a premium, you should consider the risk that if principal payments on the Mortgage Loans occur at a rate faster than you expected, your yield may be lower than you expected.

  See "Prepayment and Yield Considerations" in this Prospectus Supplement.

Rights of Beneficial Owners May Be Limited by Book-Entry System

  The Class A Certificates will be held through the book-entry system of The Depository Trust Company ("DTC") and transactions in the Class A Certificates generally can be effected only through DTC and DTC Participants. As a result:

  . your ability to pledge Class A Certificates to entities that do not participate in the DTC system, or to otherwise act with respect to Class A Certificates, may be limited due to the lack of a physical certificate for your Certificates; and

  . under a book-entry format, you may experience delays in the receipt of payments, since distributions will be made by the Trustee to DTC, and not directly to you; and

  For a more detailed discussion of book-entry certificates, see "Description of the Certificates--Miscellaneous" in this Prospectus Supplement.

Limited Nature of Certificate Ratings

  The ratings of the Class A Certificates depend primarily on an assessment by the Rating Agencies of the underlying Mortgage Loans and the Certificate Insurance Policy. The rating by the Rating Agencies of the Class A Certificates

  . is not a recommendation to purchase, hold or sell the Class A Certificates; and

  . does not comment as to the market price or suitability of the Class A Certificates for a particular investor.

  There is no assurance that the ratings will remain for any given period of time or that the ratings will not be reduced, suspended or withdrawn by the Rating Agencies.

Realization Upon Nonperforming Loans; Delays and Expenses Associated With Legal Actions

  Foreclosure actions and actions to obtain deficiency judgments:

  .  are regulated by state laws and judicial rules;

  .  may be subject to delays; and

  .  may be expensive.

  Because of these factors, if a borrower defaults, the Master Servicer may have trouble foreclosing on a Mortgage Loan or obtaining a deficiency judgment.

  If the Certificate Insurer does not make a required payment or if the Class B Certificates are no longer outstanding, a delay or inability of the Master Servicer to foreclose or obtain a deficiency judgment may delay distributions on your Class A Certificates or result in a loss on your Class A Certificates.

Risk of Loss is Greater on Second Lien Mortgage Loans

  Approximately     % of the Mortgage Loans (by aggregate outstanding principal balance as of the Cut-off Date) are secured by second liens on the related Mortgaged Properties. Mortgage Loans secured by second mortgages will be entitled to proceeds that remain from the sale of the related Mortgaged
Property:

  . after any related senior mortgage loans and prior statutory liens have been satisfied; and,

  . if any senior liens were satisfied by the Master Servicer, after the Master Servicer has been reimbursed.

  If such proceeds are insufficient to satisfy such loans and prior liens in the aggregate and the Certificate Insurer is unable to perform its obligations under the Certificate Insurance Policy, your Class A Certificates may bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not obtained or enforceable. See "Risk Factors--Increased Risk of Losses on Foreclosure of Junior Mortgage Loans" in the Prospectus. In addition, the rate of default of second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

Geographic Concentration May Increase Risk of Loss

  At various times, certain geographic regions will experience weaker economic conditions and housing markets and consequently will experience higher rates of delinquency and loss on mortgage loans generally. In addition, California, Florida and several other regions have experienced natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values. See the chart on page S-16 for a listing of the locations and concentrations of Mortgaged Properties.

  Any deterioration in housing prices in the states in which there is a significant concentration of Mortgaged Properties, as well as the other states in which the Mortgaged Properties are located, and any deterioration of economic conditions in such states which adversely affects the ability of borrowers to make payments on the Mortgage Loans and may increase the likelihood of losses on the Mortgage Loans. Such losses, if they occur, may have an adverse effect on the yield to maturity of the Class A Certificates.

Consumer Protection Laws May Limit Remedies

  There are various federal and state laws, public policies and principles of equity that protect consumers.

  Among other things, these laws, policies and principles:

  .  regulate interest rates and other charges;

  .  require certain disclosures;

  .  require licensing of mortgage loan originators;

  .  prohibit discriminatory lending practices;

  .  prohibit unfair and deceptive practices;

  .  regulate the use of consumer credit information; and

  .  regulate debt collection practices.

  Violations of certain provisions of these laws may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the mortgagor to a refund of amounts previously paid and may subject the Depositor, the Master Servicer or the Trust Fund to damages and administrative enforcement. The Depositor will be required to repurchase any Mortgage Loans which, at the time of origination, did not comply with such federal laws or regulations. See "Certain Legal Aspects of the Mortgage Loans" in the Prospectus.

Year 2000 Readiness Disclosure

  The Depositor is aware of the issues associated with the programming code in existing computer systems as the millennium (year 2000) approaches. The "year 2000 problem" is pervasive and complex; virtually every computer operation will be affected in some way by the rollover of the two digit year value to 00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data, fail or cause another system to fail. "Systems" include all hardware, networks, systems and application software, commercial "off-the-shelf" software, data and voice communication devices, and embedded technology such as date-impacted processors in automated systems such as elevators, telephone systems, security systems, vault systems, heating and cooling systems and others.

  The Depositor has been advised by the Master Servicer and the Trustee that they are committed to either (i) implementing modifications to their respective existing systems to the extent required to cause them to be year 2000 compliant or (ii) acquiring computer systems that are year 2000 compliant, in each case prior to January 1, 2000. However, neither the Depositor nor any affiliate of the Depositor has made any independent investigation of the computer systems of the Trustee. If computer problems arise out of a failure of such efforts to be completed on time, or if the computer systems of the Trustee or the Master Servicer are not fully year 2000 compliant, the resulting disruptions in the collection or distribution of receipts on the Mortgage Loans could materially adversely affect your Certificates.

  DTC has informed its Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

  However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to:
(i) impress upon them the importance of such services being year 2000 compliant; and (ii) determine the extent of their efforts for year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

  According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

  In the event that computer problems arise out of a failure of the efforts described above to be completed on time, or in the event that the Systems of the Trustee, the Master Servicer or DTC are not fully year 2000 compliant, any resulting disruptions in the collection and distribution of receipts on or in respect of the Mortgage Loans could materially adversely affect your Certificates.

  See "Risk Factors" in the Prospectus for a description of certain other risks and special considerations applicable to the Offered Certificates.

                               THE MORTGAGE POOL

Mortgage Loan Characteristics

  The mortgage pool with respect to the Certificates (the "Mortgage Pool") will
consist of approximately   conventional mortgage loans evidenced by fixed-rate
promissory notes (each, a "Mortgage Note") having an aggregate principal
balance as of the Cut-off Date of approximately $     (the "Cut-Off Date
Principal Balance"). The Mortgage Notes are secured by mortgages or deeds of trust or other similar security instruments creating first liens or second liens on one- to four-family residential properties (the "Mortgaged Properties"). For any Distribution Date, the "Due Date" will be the date in each month on which monthly payments of principal and interest (the "Monthly Payments") are due.

  The Mortgaged Properties will consist of detached individual dwelling units, individual condominiums, townhouses, duplexes, individual units in planned unit developments and other attached dwelling units. Based upon representations obtained from the mortgagors at the time of origination of the Mortgage Loans, approximately % (by Cut-off Date Principal Balance) of the related Mortgaged Properties are owner-occupied. At the date of issuance of the Certificates, none of the Mortgage Loans will be delinquent more than 30 days. The Trust Fund will include, in addition to the Mortgage Pool, (i) the amounts held from time to time in one or more accounts (collectively, the "Collection Account") maintained in the name of the Trustee, pursuant to the Pooling and Servicing Agreement, (ii) the amounts held from time to time in the Distribution Account (the "Distribution Account") maintained in the name of the Trustee pursuant to the Pooling and Servicing Agreement, (iii) any property which initially secured a Mortgage Loan and which is acquired by foreclosure or deed in lieu of foreclosure, (iv) all insurance policies and the proceeds thereof described below, (v) any right to require the Depositor to repurchase or substitute for the Mortgage Loans on account of certain breaches of representation and warranty as set forth in the Agreement, (vi) the Reserve Fund and (vii) the Certificate Insurance Policy and the proceeds thereof.

  The Mortgage Loans will be sold to the Depositor by JV Mortgage Capital, L.P. ("JVMC") on the Closing Date pursuant to a mortgage loan purchase agreement between JVMC and the Depositor (the "Mortgage Loan Purchase Agreement"). JVMC will have acquired the Mortgage Loans from one or more originators or sellers that may be affiliates of the Depositor or of the partners of the Depositor (the "Originators").

  The Depositor will cause such Mortgage Loans purchased pursuant to the Mortgage Loan Purchase Agreement to be assigned to the Trustee. The Master Servicer will service the Mortgage Loans, pursuant to the Pooling and Servicing Agreement.

  The Depositor will make to the Trustee the representations and warranties with respect to the Mortgage Loans as described in the Prospectus under "Mortgage Loan Program--Representations and Warranties; Repurchases." The Depositor will have a responsibility to repurchase a Mortgage Loan as to which there is a breach of such representations and warranties that materially and adversely affects the value of that Mortgage Loan and is not timely cured. The only remedy available to Certificateholders for a breach of these representations and warranties will be the repurchase obligation of the Depositor in the Pooling and Servicing Agreement as described in the sections of the Prospectus referred to above. The Trustee will enforce the Depositor's repurchase obligation. In lieu of such repurchase obligation, the Depositor may, within two years after the date of initial delivery of the Certificates, substitute for the affected Mortgage Loan a substitute Mortgage Loan, as described under "Mortgage Loan Program--Representations and Warranties; Repurchases" in the Prospectus. The Mortgage Loan Purchase Agreement will provide the Depositor with remedies against JVMC for breaches of representations and warranties made by the Depositor with respect to the Mortgage Loans in the Pooling and Servicing Agreement and for the failure to deliver documentation with respect to the Mortgage Loans under the Pooling and Servicing Agreement.

  Certain data with respect to the Mortgage Loans is set forth below. References herein to percentages of Mortgage Loans refer in each case to the percentage of the Cut-off Date Principal Balance of the Mortgage Loans.

  The Mortgage Loans were originated between     , 199 , and    , 199 . No more
than % of the Mortgaged Properties securing the Mortgage Loans are located in any one zip code area. At origination, all of the Mortgage Loans had terms to
stated maturity of   to   years. The latest month and year in which any
Mortgage Loan matures is      202 . The Mortgage Loans had remaining terms to
stated maturity, calculated as of the Cut-off Date, of between approximately
and   months and a weighted average remaining term to stated maturity as of the
Cut-off Date of approximately      months. The interest rates (the "Mortgage
Rates") borne by the Mortgage Loans as of the Cut-off Date ranged from % per annum to % per annum and the weighted average Mortgage Rate as of the Cut-off Date was approximately % per annum.

  Each Mortgage Loan had an original principal balance of not less than $
nor more than $   . The average outstanding principal balance of the Mortgage
Loans as of the Cut-off Date was approximately $    .

  Set forth below is a description of certain additional characteristics of the Mortgage Loans.

               Geographical Distribution of Mortgaged Properties

                                                                    Percent of
                                                                  Mortgage Loans
                                                Number   Cut-off     by Cut-
                                                  of      Date       off Date
                                               Mortgage Principal   Principal
              State or Territory                Loans    Balance     Balance
              ------------------               -------- --------- --------------
    ..........................................            $               %
    ..........................................
    ..........................................
    ..........................................
    ..........................................
Other(1)......................................
                                                 ----     ----         ---
  Total.......................................            $               %
                                                 ====     ====         ===

--------
(1) Other includes   other states [    ] the District of Columbia with under  %
    concentrations individually.

                  Range of Cut-Off Date Principal Balances(1)

                                                                    Percent of
                                                                  Mortgage Loans
                                                Number   Cut-off     by Cut-
                                                  of      Date       off Date
            Range of Cut-off Date              Mortgage Principal   Principal
              Principal Balances                Loans    Balance     Balance
            ---------------------              -------- --------- --------------
$        0.01--$   25,000.00 .................            $               %
$   25,000.01--$   50,000.00..................
$   50,000.01--$   75,000.00..................
$   75,000.01--$  100,000.00..................
$  100,000.01--$  200,000.00..................
$  200,000.01--$  300,000.00..................
$  300,000.01--$  400,000.00..................
$  400,000.01--$  500,000.00..................
$  500,000.01--$  600,000.00..................
$  600,000.01--$  700,000.00..................
$  700,000.01--$  800,000.00..................
$  800,000.01--$  900,000.00..................
$  900,000.01--$1,000,000.00..................
$1,000,000.01--$1,500,000.00..................
$1,500,000.01--$2,000,000.00..................
$2,000,000.00--$2,500,000.00..................
$2,500,000.01--$3,000,000.00..................
$3,000,000.00--$3,500,000.00..................
$3,500,000.00--$4,000,000.00..................
                                                 ---      ----         ---
  Total.......................................            $               %
                                                 ===      ====         ===

--------
(1) As of the Cut-off Date, the average outstanding principal balance of the
    Mortgage Loans was approximately $    .

                   Range of Original Loan-to-Value Ratios(1)

                                                                    Percent of
                                                                  Mortgage Loans
                                                Number   Cut-off     by Cut-
                                                  of      Date       off Date
Range of Original                              Mortgage Principal   Principal
Loan-to-Value Ratios                            Loans    Balance     Balance
--------------------                           -------- --------- --------------
0.01% - 50.00%................................          $                   %
    ..........................................
    ..........................................
    ..........................................
    ..........................................
    ..........................................
95.01% - 99.99%...............................
100%..........................................
                                                -----   --------      ------
  Total.......................................          $             100.00%
                                                =====   ========      ======
--------
(1) As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination was approximately  %.

                                Occupancy Status

                                                                    Percent of
                                                                  Mortgage Loans
                                                Number   Cut-off     by Cut-
                                                  of      Date       off Date
                                               Mortgage Principal   Principal
Status                                          Loans    Balance     Balance
------                                         -------- --------- --------------
Owner-Occupied................................          $                   %
Second Home...................................
Investor......................................
                                                -----   --------      ------
  Total.......................................          $             100.00%
                                                =====   ========      ======

                                  Loan Purpose

                                                                    Percent of
                                                                  Mortgage Loans
                                                Number   Cut-off     by Cut-
                                                  of      Date       off Date
                                               Mortgage Principal   Principal
Loan Purpose                                    Loans    Balance     Balance
------------                                   -------- --------- --------------
Purchase......................................          $                   %
Rate and Term Refinance.......................
Equity Take-out...............................
                                                -----   --------      ------
  Total.......................................          $             100.00%
                                                =====   ========      ======

                              Mortgaged Properties

                                                                  Percent of
                                                                Mortgage Loans
                                              Number   Cut-off     by Cut-
                                                of      Date       off Date
                                             Mortgage Principal   Principal
Property Type                                 Loans    Balance     Balance
-------------                                -------- --------- --------------
Single Family...............................          $                   %
De minimus Planned Unit Development
 Condominium................................
Planned Unit Development....................
2-4 Family Residence........................
                                              -----   --------      ------
  Total.....................................          $             100.00%
                                              =====   ========      ======

                           Range of Mortgage Rates(1)

                                                                   Percent of
                                                                 Mortgage Loans
  Range of                                     Number   Cut-off     by Cut-
  Current                                        of      Date       off Date
  Mortgage                                    Mortgage Principal   Principal
   Rates                                       Loans    Balance     Balance
  --------                                    -------- --------- --------------
6.50% - 6.74%................................            $                 %
6.75% - 6.99%................................
7.00% - 7.24%................................
7.75% - 7.99%................................
8.00% - 8.24%................................
8.25% - 8.49%................................
8.50% - 8.74%................................
9.00% - 9.24%................................
9.25% - 9.49%................................
9.50% - 9.74%................................
9.75% - 9.99%................................
                                                ---      ----        ------
  Total......................................            $           100.00%
                                                ===      ====        ======
--------
(1) As of the Cut-off Date, the weighted average current Mortgage Rate was  %.

                 Range of Remaining Terms to Stated Maturity(1)

                                                                   Percent of
                                                                 Mortgage Loans
 Remaining                                     Number   Cut-off     by Cut-
  Terms to                                       of      Date       off Date
   Stated                                     Mortgage Principal   Principal
  Maturity                                     Loans    Balance     Balance
 ---------                                    -------- --------- --------------
169 - 180....................................            $                 %
253 - 264....................................
265 - 276....................................
277 - 288....................................
289 - 300....................................
                                                ---      ----        ------
  Total......................................            $           100.00%
                                                ===      ====        ======

--------
(1) As of the Cut-off Date, the weighted average remaining term to stated
    maturity was     months.


Underwriting

  [All of the Mortgage Loans were underwritten in accordance with the underwriting standards set forth under "Mortgage Loan Program--Underwriting Standards" in the Prospectus.] [Describe any material elements of underwriting criteria for the Mortgage Loans which vary from the underwriting standards in the Prospectus.]

  The following table sets forth the distribution of the Mortgage Loans among the credit grades assigned by JVMC under the underwriting standards as of the date of their origination.

                                                            Percent of Mortgage
                               Number of                   Loans by Cut-off Date
    Company Credit Grade*        Loans   Principal Balance   Principal Balance
    ---------------------      --------- ----------------- ---------------------
Grade A.......................                 $                       %
Grade B.......................
Grade C.......................
                                  ---          -----                ---
    Total.....................                 $                       %
                                  ===          =====                ===

--------
* Grade A refers collectively to the Grade A and Grade A- credit grades, Grade B refers collectively to the Grade B and Grade B- credit grades and Grade C refers collectively to the Grade C and Grade C- credit grades.

            DELINQUENCY AND LOAN LOSS EXPERIENCE OF MASTER SERVICER

  The following tables set forth the delinquency, foreclosure and loan loss experience of residential mortgage loans acquired by Household Finance Corporations ("HFC") through its correspondent business and serviced by HFC. HFC's portfolio of mortgage loans may differ significantly from the Mortgage Loans included in the Mortgage Pool in terms of interest rates, principal balances, geographic distribution, Loan-to-Value Ratios and other relevant characteristics. There can be no assurance, and no representation is made, that the delinquency, foreclosure or loan loss experience with respect to the Mortgage Loans in the Mortgage Pool will be similar to that reflected in the tables below. The actual loss and delinquency experience on the Mortgage Loans will depend, among other things, upon the value of the real estate securing such Mortgage Loans and the ability of borrowers to make required payments.

                 Loan Delinquency and Foreclosure Experience(1)


                               Number of Principal Number of Principal Number of Principal Number of Principal
                                 Loans    Balance    Loans    Balance    Loans    Balance    Loans    Balance
                               --------- --------- --------- --------- --------- --------- --------- ---------
                                      As of        As of December 31,         As of               As of
                                December 31, 19            19           December 31, 19       June 30, 19
                               ------------------- ------------------- ------------------- -------------------
Loans outstanding............              $                   $         $         $         $         $
  30-59 days.................
  60-89 days.................
  90 days or more............
                                 ----      -----     ----      -----     -----     -----     -----     -----
Total delinquencies(3).......              $                   $         $         $         $         $
                                 ====      =====     ====      =====     =====     =====     =====     =====
Delinquencies as a percent of
 number of mortgage loans and
 principal amount
 outstanding.................                            %
  Foreclosures/bankruptcies..
Foreclosures as a percentage
 of number of mortgage loans
 and principal amount
 outstanding.................                            %

--------
(1) The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the dated indicated. All dollar amounts are in millions.
(2) No mortgage loan is included in this table as delinquent until it is 30 days past due.
(3)Entries may not add up to total due to rounding.

  The following table presents, for HFC's portfolio of mortgage loans, the net losses on the disposition of properties acquired in foreclosure or by deed-in-lieu of foreclosure during the periods indicated.

                              Loan Loss Experience

                                         Fiscal Year Ended    Six Month Period
                                           December 31,        Ended June 30,
                                         -------------------  ----------------
                                         19     19     19           19
                                         -----  -----  -----  ----------------
Average principal balance outstanding... $      $      $           $
Net losses(1)........................... $(   ) $(   ) $(   )      $(   )
Net losses as a percent of average
 principal balance outstanding..........      %      %      %           %

--------
(1) Net losses are defined for purposes of this table as proceeds from sale less outstanding principal balance less certain capitalized costs related to disposition of the related property (inclusive of accrued interest).

  No assurance can be given that values of the Mortgaged Properties as of the dates of origination of the related Mortgage Loans have remained or will remain constant. In certain regions of the country, including regions in which Mortgaged Properties are located, real estate values have recently declined. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans equal or exceed the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those currently experienced in the mortgage lending industry in general. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Pool. To the extent that such losses are not covered by the subordination feature described under "Description of the Certificates--Subordinated Certificates" or the Reserve Fund, subject to the effect of the Certificate Insurance Policy as described in this Prospectus Supplement under "Description of the Certificates--Distributions on the Certificates," they will be borne by holders of the related Class A Certificates.

                      PREPAYMENT AND YIELD CONSIDERATIONS

  The rate of principal payments on the Class A Certificates, the aggregate amount of each interest payment on such Certificates and the yields to maturity of such Certificates are related to and affected by the rate and timing of payments of principal on the underlying Mortgage Loans. The principal payments on the Mortgage Loans may be in the form of scheduled principal payments or prepayments, repurchases or liquidation proceeds due to default, casualty, condemnation and the like. Any such payments will result in distributions to the Certificateholders of amounts attributable to principal which would otherwise be distributed over the remaining term of the Mortgage Loans. In addition, because the Class A Certificates will be entitled to receive all or a disproportionate percentage of unscheduled principal payments on the Mortgage Loans (including liquidations due to default) on each Distribution Date until the Class A Certificate Balance is reduced to zero, rather than the portion thereof proportionate to their interest in the Mortgage Loans, the rate of principal payments on the Mortgage Loans will, unless offset by cash flow insufficiencies due to delinquencies and liquidation losses, have a greater effect on the rate of principal payments and the amount of interest payments on, and the yields to maturity of, the Class A Certificates than if the Class A Certificates were entitled only to their proportionate interest in the Formula Principal Distribution Amounts for the Mortgage Loans. See "Description of the Certificates--Distributions on the Certificates." In general, the prepayment rate may be influenced by a number of factors, including general economic conditions, homeowner mobility and the level of mortgage market interest rates. Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty. The rate of payment of principal may also be affected by any repurchase of the Mortgage Loans by the Master Servicer as described herein. See "The Mortgage Pool" and "Description of the Certificates--Optional Termination" in this Prospectus Supplement. In such event, the repurchase price will be passed through to the applicable Certificateholders as a prepayment of principal in the month following the month of such repurchase.

  Mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant. No prediction can be made as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments.

  In the case of any Class A Certificates purchased at a discount to their original principal amounts, a slower than anticipated rate of principal payments is likely to result in a lower than anticipated yield. In the case of Class A Certificates purchased at a premium to their original principal amounts, a faster than anticipated rate of principal payments is likely to result in a lower than anticipated yield.

  In the event of the acceleration of Mortgage Loans as a result of enforcement of "due-on-sale" provisions in connection with transfers of the related Mortgaged Properties, the level of prepayments on the Mortgage Loans will be affected, thereby shortening the weighted average life of the Class A Certificates. See "Yield and Prepayment Considerations" in the Prospectus.

  If a Mortgage Loan is prepaid in full, interest thereon will cease to accrue on the date of the prepayment. Consequently, the timing of prepayments in full on Mortgage Loans will affect the amount of the Available Distribution Amount available to make distributions of interest on the Certificates and will therefore affect the ability of the Trust Fund to make a full distribution of interest on the Class A Certificates and the Formula Principal Distribution Amount. The Master Servicer's Master Servicing Fee in respect of the month of prepayment will be applied to make up for any reduced amount of interest collections on account of the timing of the receipt of principal prepayments, but no assurance can be given that the amount of the Master Servicing Fee will be sufficient for such purpose. Net Interest Shortfalls will be borne by the Certificateholders as described in this Prospectus Supplement under "Description of the Certificates--Distributions on the Certificates" and will result in a lower than anticipated yield.

Weighted Average Life of the Class A Certificates

  The following information is given solely to illustrate the effect of prepayments of the Mortgage Loans on the weighted average life of the Class A Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Mortgage Loans.

  "Weighted average life" refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Class A Certificates will be affected by the rate at which principal on the Mortgage Loans is paid. Principal payments on Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments and liquidations due to default or other dispositions of Mortgage Loans).

  Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Standard Prepayment Assumption ("SPA"), represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% SPA assumes constant prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% SPA assumes a constant prepayment rate of 6% per annum each month. As used in the table below, "0% SPA" assumes prepayment rates equal to 0% of SPA, i.e., no prepayments. Correspondingly, " % SPA" assumes
prepayment rates equal to   % of SPA, and so forth. SPA does not purport to be
a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

  The following table has been prepared assuming that the Mortgage Loans have the following characteristics (dollar amounts are approximate):

                         Remaining Term Original Term
Principal                 to Maturity    to Maturity
Balance    Mortgage Rate  (in months)    (in months)
---------  ------------- -------------- -------------

               -----         -----          -----
               =====         =====          =====

  In addition, the following table has been prepared assuming that the Mortgage Loans have the following characteristics: (i) all calculations for the Mortgage Loans are done on the basis of a 360-day year consisting of twelve 30-day months; (ii) with respect to the Class A Certificates, all weighted average lives are calculated on the basis of a 360-day year and a 30-day month; (iii) Due Dates on each Mortgage Loan are the first day of the month; (iv) all scheduled monthly payments on the Mortgage Loans are made in a timely fashion
on the first day of each month, commencing in     , and prepayments are assumed
to be received on the last day of each month, commencing in    ; (v)
distributions on the Class A Certificates are made on the [25th] day of each
month, commencing in    ; (vi) the Closing Date is    ; (vii) the Mortgage
Loans will prepay at the indicated assumed percentages of SPA; and (viii) with regard to the weighted average lives, the Master Servicer does not exercise its option to terminate the Trust Fund.

  Based upon the foregoing assumptions, certain of which may not reflect actual experience, the following tables indicate the projected weighted average life of the Class A Certificates and the percentages of the initial Class A Certificate Balance of such Class that would be outstanding after each of the dates shown at various percentages of SPA.

                   Percentage of Initial Certificate Balance
                Outstanding at the Following Percentages of SPA
                              Class A Certificates

Distribution Date                                %   %   %   %   %   %   %   %
-----------------                               --- --- --- --- --- --- --- ---

Weighted Average Lives in Years(1).............

--------
(1) The weighted average life of a Class A Certificate is determined by (i) multiplying the amount of each distribution in reduction of the certificate balance by the number of years from the date of issuance of such certificate to the related distribution date, (ii) adding the results and
    (iii) dividing the sum by the initial certificate balance of the Class A Certificate.

                        DESCRIPTION OF THE CERTIFICATES

  The Certificates will be issued pursuant to the Pooling and Servicing Agreement among the Depositor, the Master Servicer and the Trustee. A copy of the Pooling and Servicing Agreement (exclusive of the list of Mortgage Loans) will be attached as an exhibit to the Current Report on Form 8-K to be filed with the Securities and Exchange Commission after the date of delivery of the Certificates. Reference is made to the Prospectus for additional information regarding the terms and conditions of the Agreement to the extent not revised by the following description. To the extent that the statements in this Prospectus Supplement modify statements in the Prospectus, the statements in this Prospectus Supplement control.

  The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

General

  Exclusive of the interest of the Class R Certificates, the Class A Certificates will initially evidence in the aggregate a beneficial interest of
approximately   % in the pool of Mortgage Loans, and the Class B Certificates
will initially evidence the remaining approximate   %. The Class R Certificates
do not have a principal balance. The pass-through rate (the "Pass-Through Rate") for the Class A and Class B Certificates will be the percentage set forth on page S-4 of this Prospectus Supplement.

  The Class A Certificates will be issued in fully registered form only, in
denominations of $     and integral multiples of $    in excess thereof. The
Percentage Interest of a Class A Certificate is the percentage obtained from dividing its denomination by the Original Class A Certificate Balance. Definitive Certificates, if issued, will be transferable and exchangeable at the corporate trust office of the Trustee at its Corporate Trust Department in
[   ] or, if it so elects, at the office of an agent in New York City. No service charge will be made for any registration of exchange or transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

  Distributions of principal and interest on the Class A Certificates will be made on the [25th] day of each month, or, if such day is not a business day, the next succeeding business day (each, a "Distribution Date") beginning in
     19 , to the persons in whose names the Class A Certificates are registered at the close of business on the last business day of the month preceding the month of the Distribution Date (the "Record Date"). The Class A Certificates will initially be represented by certificates registered in the name of Cede & Co. ("Cede") as the nominee of The Depository Trust Company ("DTC"). See "-- Miscellaneous" below. If Definitive Certificates are issued, distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register, except that a Certificateholder who holds Class A Certificates with original denominations aggregating at least $5 million may request payment by wire transfer of funds pursuant to written instructions delivered to the Trustee at least ten business days prior to the Record Date. The final distribution in retirement of Class A Certificates will be made only upon presentation and surrender of the Class A Certificates at the office or agency of the Trustee specified in the final distribution notice to Class A Certificateholders.

  The Collection Account will be established by the Master Servicer in the name of and on behalf of the Trustee.

Distributions on the Certificates

  Distributions of interest and principal to each holder of a Class A
Certificate will be made on each Distribution Date, commencing in      19 , in
an amount equal to each such holder's respective Percentage Interest multiplied by the amount distributed in respect of Class A Certificates. Certain calculations with respect to the Certificates will be made by the Master Servicer on the [ ] day of the month (or if such [ ] day is not a business day, then on the next preceding business day) (the "Determination Date"). Distributions on the Class A Certificates will be applied first to interest and then to principal. All calculations of interest on the Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months. Interest will accrue with respect to each Distribution Date during the one-month period beginning on the first day of the month preceding the month of such Distribution Date and ending on the last day of the month preceding the month of such Distribution Date (each, an "Accrual Period").

  With respect to each Distribution Date, the "Available Distribution Amount" will be the amount received in respect of the Mortgage Loans that is on deposit in the Collection Account as of the close of business on the related Determination Date plus the Advances deposited in the Distribution Account (described below) for such Distribution Date, less the following amounts:

    (a) amounts received on particular Mortgage Loans as late payments or other recoveries of interest or principal (including Liquidation Proceeds, Insurance Proceeds and condemnation awards) and respecting which the Master Servicer previously made an unreimbursed Advance of such amounts;

    (b) amounts representing the reimbursement for Non-recoverable Advances and other amounts (including the Master Servicing Fee) permitted to be withdrawn by the Master Servicer from, or not required to be deposited in, the Collection Account;

    (c) amounts representing all or part of a Monthly Payment due after the immediately preceding Due Date;

    (d) all proceeds from the repurchase of a Mortgage Loan, Principal Prepayments, Liquidation Proceeds, Insurance Proceeds and condemnation awards with respect to Mortgage Loans received after the related Principal Prepayment Period, and all related payments of interest representing interest for any period of time after the related Due Date; and

    (e) all income from Eligible Investments held in the Collection Account for the account of the Master Servicer.

  On each Distribution Date the Available Distribution Amount will be deposited into the Distribution Account. In addition, on or before each Distribution Date, the Trustee will deposit into the Distribution Account (i) the payments, if any, it has received under the Certificate Insurance Policy and (ii) any Reserve Fund draw amounts, in each case for distribution on such Distribution Date.

  On each Distribution Date the Available Distribution Amount will be distributed in the following amounts and order of priority (the "Available Distribution Amount Allocation")

    (i) to the Class A Certificateholders, interest for the related Accrual Period at the Pass-Through Rate for the Class A Certificates on the Class A Certificate Balance, together with any previously undistributed shortfalls in required distributions of interest on the Class A Certificates (the "Class A Unpaid Interest Shortfall"). Interest distributions are reduced as a result of Net Interest Shortfalls as described below;

    (ii) the Class A Formula Principal Distribution Amount to the Class A Certificateholders on account of principal until the Class A Certificate Balance is reduced to zero;

    (iii) to the Certificate Insurer, the monthly premium due on the Certificate Insurance Policy;

    (iv) to the Certificate Insurer, an amount equal to any previously unreimbursed payments made under the Certificate Insurance Policy and any fees and expenses owed to it under the related insurance agreement, together with interest thereon (collectively, the "Unreimbursed Insurer Amounts");

    (v) to the Reserve Fund, the amount (but not in excess of the Formula Excess Interest Amount) required to be deposited in the Reserve Fund;

    (vi) to the Class B Certificateholders, interest for the related Accrual Period at the Pass-Through Rate for the Class B Certificates on the Class B Certificate Balance, together with any previously undistributed shortfalls in required distributions of interest on the Class B Certificates;

    (vii) on account of principal, to the Class A Certificateholders, the Unrecovered Principal Amounts, if any, for the Mortgage Loans for such Distribution Date and all prior Distribution Dates that have not previously been distributed pursuant to this clause until the Class A Certificate Balance is reduced to zero;

    (viii) to the Class B Certificateholders on account of principal the Class B Formula Principal Distribution Amount until the Class B Certificate Balance is reduced to zero;

    (ix) to the Class B Certificateholders, the Class B Loss Amounts not previously distributed to them pursuant to this clause; and

    (x) any remaining balance to the Class R Certificateholders.

  As to any Distribution Date, the "Formula Principal Distribution Amount" is the sum of:

    (a) the principal portion of all Monthly Payments, whether or not received, which were due on the related Due Date on Outstanding Mortgage Loans as of the related Due Date;

    (b) with respect to each Mortgage Loan, all Principal Prepayments made by the Mortgagor during the month (the "Principal Prepayment Period") preceding the month of such Distribution Date;

    (c) with respect to each Mortgage Loan not described in (e) below, all Insurance Proceeds, condemnation awards and any other cash proceeds from a source other than the Mortgagor, to the extent required to be deposited in the Collection Account pursuant to the Agreement, which are allocable to principal and were received during the related Principal Prepayment Period, net of related unreimbursed servicing advances;

    (d) with respect to each Mortgage Loan that has been repurchased pursuant to the Pooling and Servicing Agreement during the related Principal Prepayment Period, an amount equal to the Principal Balance of the Mortgage Loan as of the date of repurchase;

    (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the related Principal Prepayment Period, the amount allocable to the principal of such Liquidated Mortgage Loan that was recovered out of the net liquidation proceeds in respect of such Liquidated Mortgage Loan in such Principal Prepayment Period;

    (f) with respect to each Mortgage Loan repurchased during the related Principal Prepayment Period by the Depositor on account of a breach of a representation or warranty that materially adversely affects the interests of the Certificateholders or the Certificate Insurer, an amount equal to the principal portion of the Purchase Price (exclusive of any portion thereof included in clause (a) above); and

    (g) any previously undistributed shortfall in the distribution of amounts in clauses (a) through (f) of the Formula Principal Distribution Amount for a prior Distribution Date.

  The "Scheduled Formula Principal Distribution Amount" for a Distribution Date is the amount specified in clause (a) of the preceding paragraph for such Distribution Date. The "Unscheduled Formula Principal Distribution Amount" for a Distribution Date is the sum of the amounts in clauses (b), (c), (d), (e) and
(f) of the preceding paragraph for such Distribution Date.

  The "Unrecovered Principal Amount" in respect of a Liquidated Mortgage Loan is the portion, if any, of the principal of such Liquidated Mortgage Loan that was not recovered upon its liquidation. An Unrecovered Principal Amount in respect of a Distribution Date is one that was incurred in the immediately preceding Principal Prepayment Period.

  An "Outstanding Mortgage Loan" in respect of a Due Date is a Mortgage Loan which was not the subject of a Principal Prepayment in full prior to such Due Date, which did not become a Liquidated Mortgage Loan prior to such Due Date and which was not repurchased on account of certain breaches of a representation or warranty or conversion prior to such Due Date.

  The "Principal Balance" of a Mortgage Loan is its principal balance remaining to be paid at the close of business on the Cut-off Date (after deduction of all principal payments due on or before the Cut-off Date whether or not paid, but without deducting Monthly Payments due after the Cut-off Date and received on or before the Cut-off Date) reduced by all amounts (including Advances, if any) distributed to Certificateholders relating to principal of such Mortgage Loan.

  The interest entitlement above for the Class A and Class B Certificates with respect to each Distribution Date will be reduced by the amount of Net Interest Shortfall allocable to each such Class. The Net Interest Shortfall on any Distribution Date will be allocated pro rata among the Class A and Class B Certificates based on the amount of interest each such Class of Certificates would otherwise be entitled to receive on such Distribution Date.

  The "Net Interest Shortfall" in respect of a Distribution Date is equal to the sum of (i) the amount of interest which would otherwise have been received with respect to any Mortgage Loan that was the subject of a Relief Act Reduction and (ii) any Net Prepayment Interest Shortfall. The "Net Prepayment Interest Shortfall" in respect of a Distribution Date is the aggregate of the Prepayment Interest Shortfalls incurred on the Mortgage Loans in the preceding Principal Prepayment Period that were not made up by the application of the Master Servicing Fees collected by the Master Servicer in respect of such Principal Prepayment Period. A "Relief Act Reduction" is a reduction in the amount of monthly interest on a Mortgage Loan pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

  In no event will the aggregate distributions of principal to the holders of the Class A or Class B Certificates (whether out of Available Distribution Amounts, Reserve Fund draw amounts or payments under the Certificate Insurance Policy) exceed the initial Certificate Balance of such Class.

  The "Formula Excess Interest Amount" in respect of a Distribution Date is the amount, if any, by which (i) one month's interest at the Weighted Average Net Mortgage Rate of the Mortgage Loans on the aggregate Principal Balance of the Mortgage Loans as of the beginning of the preceding month (giving effect to the scheduled principal payments due on such Due Date and unscheduled principal payments received prior to such Due Date) exceeds (ii) interest for the related Accrual Period at the Pass-Through Rate for such Distribution Date on the aggregate Certificate Balance of the Class A and Class B Certificates.

  The "Class A Certificate Balance" is the initial Class A Certificate Balance less all prior distributions to Class A Certificateholders, on account of principal.

  The "Class B Certificate Balance", which shall not be less than zero, is the initial Class B Certificate Balance less the sum of (i) all prior distributions to the Class B Certificateholders on account of principal and (ii) the sum of all Class B Loss Amounts for prior Distribution Dates. A "Class B Loss Amount" for a Distribution Date is the amount, if any, by which (a) the sum of (x) the Formula Principal Distribution Amount (exclusive of the amount in clause (g) of the definition thereof) and (y) the aggregate of the Unrecovered Principal Amounts, if any, for such Distribution Date exceeds (b) the amount distributed on account of principal to the holders of the Certificates on such Distribution Date. Class B Loss Amounts will not bear interest.

  The term "Certificate Balance" when used in respect of a the Class A or Class B Certificates, refers to the principal balance thereof as calculated in the preceding two paragraphs.

  The "Class A Formula Principal Distribution Amount" for a Distribution Date is equal to the sum of (i) the Class A Percentage of the Scheduled Formula Principal Distribution Amount and (ii) the Class A Prepayment Percentage of the Unscheduled Formula Principal Distribution Amount.

  The "Class A Percentage" for a Distribution Date is equal to the percentage (which shall in no event be greater than 100%) derived from dividing the Class A Certificate Balance by the Pool Scheduled Principal Balance (before giving effect to the Formula Principal Distribution Amount for such Distribution
Date). The "Class A Prepayment Percentage" for a Distribution Date on or before the Distribution Date in

20  will be 100%. The "Class A Prepayment Percentage" for a Distribution Date
after the Distribution Date in      20  will be as follows: for any
Distribution Date subsequent to      20  to and including the Distribution Date
in     20 , the Class A Percentage for such Distribution Date plus 70% of the
Subordinated Percentage for such Distribution Date; for any Distribution Date
subsequent to      20  to and including the Distribution Date in      20 , the
Class A Percentage for such Distribution Date plus 60% of the Subordinated Percentage for such Distribution Date; for any Distribution Date subsequent to
     20  to and including the Distribution Date in      20 , the Class A
Percentage for such Distribution Date plus 40% of the Subordinated Percentage
for such Distribution Date; for any Distribution Date subsequent to     20  to
and including the Distribution Date in     20 , the Class A Percentage for such
Distribution Date plus 20% of the Subordinated Percentage for such Distribution Date; and for any Distribution Date thereafter, the Class A Percentage for such Distribution Date (unless on any of the foregoing Distribution Dates the Class A Percentage exceeds the initial Class A Percentage, in which case the Class A Prepayment Percentage for such Distribution Date will once again be 100%). Reduction of the Class A Prepayment Percentage in accordance with the preceding sentence is subject to the satisfaction of certain criteria regarding delinquency and loss experience of the Mortgage Loans.

  In order for the reductions described above to be applicable with respect to any Distribution Date, (i) cumulative Realized Principal Losses with respect to the Mortgage Loans will not exceed % of the initial Class B Certificate Balance, and (ii) the average aggregate outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Mortgage Loans delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgage Property has been acquired by the Trust Fund) will not exceed % of the then-outstanding Certificate Balance of the Class B Certificates.

  The "Class B Formula Principal Distribution Amount" for a Distribution Date is the sum of (i) the Subordinated Percentage of the Scheduled Formula Principal Distribution Amount and (ii) the Subordinated Prepayment Percentage of the Unscheduled Formula Principal Distribution Amount. The "Subordinated Percentage" is equal to 100% less the Class A Percentage. The "Subordinated Prepayment Percentage" is equal to 100% less the Class A Prepayment Percentage.

  With respect to any Distribution Date, a "Distribution Account Shortfall" is the sum of (a) the amount, if any, by which (x) the aggregate of the full amounts due to be distributed pursuant to clauses (i) and (ii) of the Available Distribution Amount Allocation exceeds (y) the amount of funds (exclusive of funds representing the Insured Payment in respect of such Distribution Date) that will be on deposit in the Distribution Account in respect of such Distribution Date and available to be distributed on the Class A Certificates, after taking into account all deposits to be made to the Distribution Account on or prior to such Distribution Date, including without limitation all Advances, all funds to be transferred from the Reserve Fund and (b) on the Distribution Date that follows the month in which there occurs the latest original scheduled maturity date of any Mortgage Loan that was an Outstanding Mortgage Loan at any time during such month, the amount necessary to reduce the Class A Certificate Balance to zero (after giving effect to all other distributions of principal to be made on such Distribution Date in respect of the Class A Certificates). Subject to the terms and conditions of the Certificate Insurance Policy, the Insured Amount for a Distribution Date will include the Distribution Account Shortfall, if any, for such Distribution Date. See "The Certificate Insurance Policy and the Certificate Insurer" herein.

  The "Net Mortgage Rate" of a Mortgage Loan is its Mortgage Rate less the sum of (i) the Master Servicing Fee Rate of % and (ii) the Certificate Insurance Policy annual premium rate (which, together with the Master Servicing Fee Rate, will not exceed %). The "Weighted Average Net Mortgage Rate" is the weighted average of the Net Mortgage Rates for the Mortgage Loans.

  The Reserve Fund will be an account established with the Trustee and will
initially be funded up to $    from the application in the aggregate of the
Available Distribution Amount Allocation pursuant to clause (v). On each Distribution Date, funds, if any, in the Reserve Fund will be applied in the following order of priority: (i) to make any required Advance that the Master Servicer fails to make, (ii) to distribute any shortfall in the amount required to be distributed to the Class A Certificateholders on such Distribution Date, (iii) to pay to the Certificate Insurer the premium on the Certificate Insurance Policy for such Distribution Date to the extent not paid under "--Distributions on the Certificates" above and (iv) to pay to the Certificate Insurer any Unreimbursed Insurer Amounts for such Distribution Date to the extent not paid under "-- Distributions on the Certificates" above. Collections of late Monthly Payments covered by any Advance from the Reserve Fund will be applied to reinstate the
amount in the Reserve Fund up to $    . Similarly, the application of the
Available Distribution Amount Allocation pursuant to clause (v) may reinstate
the amount in the Reserve Fund up to $    . If the amount available in the
Reserve Fund on a Distribution Date is not sufficient to pay the entire amount of shortfalls referred to in clauses (i) and (ii) in this paragraph, the amount of such deficiency shall be allocated pro rata among the Class A Certificates on the basis of their respective Certificate Balances prior to such Distribution Date. Notwithstanding the foregoing, the aggregate amount distributed from the Reserve Fund pursuant to clause (ii) of this paragraph
over the life of the Trust Fund shall not exceed $    . If an aggregate of $
has been applied pursuant to clause (ii) of this paragraph, then the Reserve
Fund may be reinstated one time up to $    from the application of the
Available Distribution Amount pursuant to clause (v) above, and funds, if any, in the Reserve Fund may thereafter be applied only pursuant to clause (i) of this paragraph.

Subordinated Certificates

  The rights of the Class B Certificateholders and the Class R Certificateholders to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of Class A Certificates to the extent described herein. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of monthly distributions due them and to protect the holders of the Class A Certificates against losses.

  The protection afforded to the holders of the Class A Certificates by means of the subordination, to the extent provided herein, of the Class B and Class R Certificates as described above will be accomplished (i) by the application of the Available Distribution Amount in the order specified under "--Distributions on the Certificates" above and (ii) if the Available Distribution Amount on such Distribution Date is not sufficient to permit the distribution of the entire Class A Formula Principal Distribution Amount and all previously undistributed Unrecovered Principal Amounts to the holders of Class A Certificates, by the right of the holders of such Class A Certificates to receive any such shortfall out of future distributions of Available Distribution Amounts that would otherwise have been payable to the holders of the related Class B Certificates and the Class R Certificates, as applicable. This subordination feature is effected for the Class A Certificates by allocating principal among the Certificates on a shifting-interest payment basis as described herein.

  As described above, the distribution of principal to the holders of Class A Certificates is intended to include the principal balance of each Mortgage Loan that became a Liquidated Mortgage Loan during the related Principal Prepayment Period. A "Liquidated Mortgage Loan" is, generally, a defaulted Mortgage Loan as to which all amounts that the Master Servicer believes can be recovered with respect to such Mortgage Loan or the property acquired in respect thereof have been recovered. If the Liquidation Proceeds, net of related Liquidation Expenses and any Advances in respect thereof, from such Liquidated Mortgage Loan are less than the principal balance of such Liquidated Mortgage Loan, the deficiency may, in effect, be absorbed by the holders of the Class B Certificates since a portion of future Available Distribution Amounts funded by future principal collections on the Mortgage Loans, up to the aggregate amount of such deficiencies, that would otherwise have been distributable to them may be paid to the holders of the Class A Certificates or to the Certificate Insurer. No assurance can be given that the Class A Certificates will not experience any losses.

  If, due to losses and delinquencies, the Available Distribution Amount for any Distribution Date is not sufficient to cover, in addition to interest distributable to the holders of the Class A Certificates, the entire Formula Principal Distribution Amount and any Unrecovered Principal Amounts distributable to the holders of such Class A Certificates on such Distribution Date, then the aggregate of the Pool Scheduled Principal

Balance will have become less than the outstanding Certificate Balance of the Certificates. Such disproportionate reduction reduces the protection afforded by the subordination of the Class B Certificates. Consequently, but for the effect of the Certificate Insurance Policy, the holders of Class A Certificates will bear all losses and delinquencies on the Mortgage Loans, and could incur losses on their investment, if the Pool Scheduled Principal Balance becomes equal to or less than the aggregate outstanding Certificate Balance of such Class A Certificates.

Certificate Insurance Policy

  The Depositor will obtain an irrevocable financial guaranty insurance policy (the "Certificate Insurance Policy"), which will be issued by the Certificate Insurer in favor of the Trustee and will provide for payment of Insured Amounts (as defined herein) in accordance with the terms of the Certificate Insurance Policy solely for the benefit of the holders of the Class A Certificates. The Certificate Insurance Policy is non-cancelable. See "The Certificate Insurance Policy and the Certificate Insurer" in this Prospectus Supplement.

  The Certificate Insurer is required to pay Insured Amounts to the Trustee as paying agent on the later of the applicable Distribution Date or the Business Day next following the Business Day on which the Certificate Insurer receives a notice of Nonpayment (as defined herein) in accordance with and subject to the terms of the Certificate Insurance Policy. The Certificate Insurer is not responsible for the application of any Insured Amount subsequent to the receipt thereof by the Trustee.

  The Certificate Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Trust Fund, the REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability). In addition, the Certificate Insurance Policy does not protect against the adverse consequences of, and does not guarantee, any specified rate of prepayments nor protect against any risk other than Nonpayment, including failure of the Trustee to make any Insured Payment due to holders of the Class A Certificates. In addition, the Certificate Insurance Policy does not cover any Net Interest Shortfalls in respect of the Class A Certificates.

Master Servicing Compensation and Payment of Expenses

  The Master Servicer will be paid a monthly Master Servicing Fee with respect
to each Mortgage Loan in an amount equal to approximately one-twelfth of   % of
the principal balance of each Mortgage Loan (the "Master Servicing Fee"). The Master Servicer will not receive excess interest or excess proceeds as additional servicing compensation. See "Federal Income Tax Consequences" in this Prospectus Supplement and in the Prospectus.

  The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Pool and incurred by the Master Servicer in connection with its responsibilities under the Agreement. See "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in the Prospectus for information regarding other possible compensation to the Master Servicer and for information regarding expenses payable by the Master Servicer.

  The Master Servicing Fee in respect of a month will be applied to make up any Prepayment Interest Shortfall experienced on any prepayment of a Mortgage Loan in such month in respect of which less than one month's interest is collected in respect of such month. A "Prepayment Interest Shortfall" in respect of a Mortgage Loan is the amount by which interest paid by the Mortgagor in connection with a principal prepayment of such Mortgage Loan is less than one month's interest at the related Mortgage Rate on the amount prepaid. See "Prepayment and Yield Considerations" in this Prospectus Supplement. No assurance can be given that the amount of the Master Servicing Fee will be sufficient for such purpose.

Optional Purchase of Defaulted Mortgage Loans

  The Depositor may, in its sole discretion, purchase from the Trust Fund (i) any defaulted Mortgage Loan or any Mortgage Loan as to which default is reasonably foreseeable and (ii) any Mortgage Loan as to which the Originator has breached a representation or warranty to JVMC regarding the characteristic of such Mortgage Loan. Any such purchase will be at a price equal to 100% of the Principal Balance of such Mortgage Loan, plus any unreimbursed Advances in respect thereof, together with accrued interest thereon at the Mortgage Rate from the date through which interest was last paid by the related borrower or advanced by the Servicer to the end of the Principal Prepayment Period preceding the Distribution Date on which the proceeds of such purchase are required to be distributed.

Advances

  The Master Servicer is obligated to make Advances of cash each month, which will be part of the Available Distribution Amount, equal to the amount of the delinquent Monthly Payments due on the immediately preceding Due Date and not paid. The Master Servicer is under no obligation to make an Advance with respect to any Mortgage Loan if the Master Servicer determines, in its sole discretion, that such Advance will not be recoverable from future payments and collections on such Mortgage Loans based upon its general experience in servicing mortgage loans, its assessment of the likelihood of ultimate payment by the related Mortgagors and its estimate of Liquidation Proceeds. The Master Servicer will be reimbursed for Advances out of the related late collections and Liquidation Proceeds. The Master Servicer will be reimbursed for Advances that it determines will not be recoverable out of related late collections and Liquidation Proceeds ("Non-recoverable Advances") from funds in the Collection Account. Advances are intended to maintain a regular flow of scheduled interest payments to the Class A Certificateholders, not to guarantee or insure against losses. Accordingly, any funds so advanced are recoverable by the Master Servicer out of amounts received on Mortgage Loans. Advances are required to be deposited in the Collection Account by the second Business Day prior to the related Distribution Date. The Master Servicer may make an Advance (i) out of its own funds, (ii) out of funds in the Collection Account that are not part of the Available Distribution Amount for the related Distribution Date or (iii) by any combination of clauses (i) and (ii). Advances made pursuant to clause (ii) must be restored from the Master Servicer's funds when such amounts are required to be distributed as part of an Available Distribution Amount.

Optional Termination

  The Master Servicer may, at its option, on any Distribution Date, repurchase from the Mortgage Pool all Mortgage Loans remaining outstanding at such time as the Pool Scheduled Principal Balance is less than 10% of the Pool Scheduled Principal Balance as of the Cut-off Date. The repurchase price to be distributed to Certificateholders will equal the greater of (i) the aggregate Principal Balances of the Mortgage Loans plus accrued interest thereon at the related Net Mortgage Rate, plus the appraised value of any property acquired in respect of a Mortgage Loan, (ii) the fair market value of the Mortgage Loans and any property acquired in respect of a Mortgage Loan (as determined by the Master Servicer) and (iii) the sum of (a) the aggregate of the Class A Certificate Balance together with one month's interest at the Pass-Through Rate and any Class A Unpaid Interest Shortfall and (b) the sum of the Class B Principal Balance together with one month's interest at the Class B Pass-Through Rate and any previously undistributed shortfall in interest due on the Class B Certificates on prior Distribution Dates. The repurchase price will be distributed to Certificateholders in the month following the month of repurchase, first to the Class A Certificateholders to the extent of the amount in clause (iii)(a) and then in accordance with the Pooling and Servicing Agreement.

Miscellaneous

  In determining the percentage of the Trust Fund evidenced by a Certificate for purposes of determining the consent of Certificateholders or other action by Certificateholders as discussed under "The Pooling and Servicing Agreement-- Amendments" in the Prospectus, such percentage shall be based upon the relative outstanding

Balances of the Certificates. Amendments to the Pooling and Servicing Agreement requiring the consent of Certificateholders shall require only the consent of the holders of Certificates of each Class affected thereby, evidencing, as to such Class, Percentage Interests aggregating at least 66%. Amendments to the Pooling and Servicing Agreement may be made only with the prior written consent of the Certificate Insurer. Certain other actions under the Agreement also require the prior written consent of the Certificate Insurer. The Certificate Insurer may direct the Trustee to waive any default by the Master Servicer under the Agreement, except that a default in making any required distribution on any Certificate may only be waived by the affected Certificateholder. Upon an Event of Default, the Trustee may terminate the rights of the Master Servicer only with the consent of the Certificate Insurer, and shall terminate the Master Servicer at the direction of the Certificate Insurer.

  The Class A Certificates will initially be registered in the name of Cede, the nominee of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

  Certificate Owners who are not Participants but desire to purchase, sell or otherwise transfer ownership of Class A Certificates may do so only through Participants (unless and until Definitive Class A Certificates, as defined below, are issued). In addition, Certificate Owners will receive all distributions of principal of and interest on the Class A Certificates from the Trustee through DTC and Participants. Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Class A Certificates, except under the limited circumstances described below.

  Unless and until Definitive Class A Certificates (as defined below) are issued, it is anticipated that the only "Certificateholder" of the Class A Certificates will be Cede, as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise the rights of Certificateholders indirectly through Participants and DTC.

  While the Class A Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Class A Certificates and is required to receive and transmit distributions of principal of, and interest on, the Class A Certificates. Unless and until Definitive Class A Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Class A Certificates only through Participants by instructing such Participants to transfer Class A Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Class A Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.

  Class A Certificates will be issued in registered form to Certificate Owners, or their nominees, rather than to DTC (such Certificates being referred to herein as "Definitive Certificates"), only if (i) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Class A Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (ii) the Depositor, at its sole option and with the consent of the Trustee, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default, DTC, at the direction of Certificate Owners having a majority in Percentage Interests of the Class A

Certificates together, advises the Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) to the exclusion of any physical certificates being issued to Certificate Owners is no longer in the best interest of Certificate Owners. Upon issuance of Definitive Certificates to Certificate Owners, such Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions.

  DTC has advised the Depositor and the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by a holder of Class A Certificates under the Agreement only at the direction of one or more Participants to whose DTC account the Class A Certificates are credited. DTC has advised the Depositor that DTC will take such action with respect to any Percentage Interests of the Class A Certificates only at the direction of and on behalf of such Participants with respect to such Percentage Interests of the Class A Certificates. DTC may take actions, at the direction of the related Participants, with respect to some Class A Certificates which conflict with actions taken with respect to other Class A Certificates.

  Issuance of the Class A Certificates in book-entry form rather than as physical certificates may adversely affect the liquidity of the Class A Certificates in the secondary market and the ability of Certificate Owners to pledge them. In addition, since distributions on the Class A Certificates will be made by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, which will further credit them to the accounts of indirect participants of Certificate Owners, Certificate Owners may experience delays in the receipt of such distributions.

The Trustee

         will act as Trustee of the Trust Fund. The mailing address of the
Trustee's corporate trust office is      and its telephone number is     .

          THE CERTIFICATE INSURANCE POLICY AND THE CERTIFICATE INSURER

  The following information has been supplied by the Certificate Insurer for inclusion in this Prospectus Supplement.

  The Certificate Insurer, in consideration of the payment of the premium and subject to the terms of the Certificate Insurance Policy, unconditionally and irrevocably guarantees that an amount equal to each full and complete Insured Amount (as defined below) will be received by the Trustee for distribution to holders of the Class A Certificates in accordance with the terms of the Agreement (as defined below). The Certificate Insurer's obligations under the Certificate Insurance Policy with respect to a particular Insured Amount shall be finally and completely discharged to the extent funds equal to the applicable Insured Amount are received from the Certificate Insurer by the Trustee. The Certificate Insurer is not responsible for the application of any Insured Amount subsequent to the receipt thereof by the Trustee. Insured Amounts shall be paid only at the time set forth in the Certificate Insurance Policy.

  Notwithstanding the foregoing paragraph, the Certificate Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Trust Fund, the REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability). The Certificate Insurance Policy does not protect against the adverse consequences of, and does not guarantee, any specified rate of prepayments nor protect against any risk other than Nonpayment, including failure of the Trustee to make any Insured Payment due to holders of the Class A Certificates. In addition, the Certificate Insurance Policy does not cover any Net Interest Shortfalls in respect of the Class A Certificates.

  In the event the Trustee has notice that any payment of principal or interest which has been made to a holder of the Class A Certificates by or on behalf of the Trustee has been deemed a preferential transfer and theretofore recovered from its registered owner pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction, the Certificate Insurer will make payment to the Trustee in respect thereof.

  The Certificate Insurer will pay any amount payable under the Certificate Insurance Policy from its own funds on the later of (a) the Business Day next following the Business Day on which the Certificate Insurer receives a notice of Nonpayment or (b) the Business Day prior to the applicable Distribution Date. Such payments shall be made only upon presentation of an instrument in form and substance satisfactory to the Certificate Insurer who shall be subrogated to all rights of the holders of the Class A Certificates to payment on the Class A Certificates to the extent of the insurance disbursements so made. Once payments of the Insured Amounts have been made to the Trustee, the Certificate Insurer shall have no further obligation in respect of such Insured Amounts.

  As used in the Certificate Insurance Policy, the following terms have the following meanings:

    "Agreement" means the Pooling and Servicing Agreement dated as of      ,
  19 , by and among the Depositor, the Master Servicer and the Trustee without regard to any amendment or supplement thereto without the prior consent of the Certificate Insurer.

    "Insured Amount" and "Nonpayment" mean with respect to any Distribution Date the sum of (i) the Distribution Account Shortfall for such Distribution Date and (ii) any Preference Amount.

    "Insured Payment" means with respect to any Distribution Date the Insured Amounts paid to the Trustee by the Certificate Insurer.

    "Preference Amount" means any payment of principal or interest which has been made to a holder of the Class A Certificates by or on behalf of the Trustee which has been deemed a preferential transfer and theretofore recovered from its registered owner pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction.

  The Certificate Insurance Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

  The insurance provided by the Certificate Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

  The Certificate Insurance Policy is not cancelable for any reason. The premiums on the Certificate Insurance Policy are not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Class A Certificates.

  The following table sets forth selected financial information on the basis of generally accepted accounting principles.

                        [Selected Financial Information]

  In addition to the documents described under "Incorporation of Certain Information by Reference" in the Prospectus, the consolidated financial statements of the Certificate Insurer included as exhibits to the following documents, which have been filed with the Securities and Exchange Commission by the Certificate Insurer, are hereby incorporated by reference in the Registration Statement to which the Prospectus and this Prospectus Supplement form a part:

    (a) Annual Report on Form 10-K of the Certificate Insurer for the year ended December 31, 19 , which Report included as an exhibit the Certificate Insurer and subsidiaries' audited consolidated financial statements for the year ended December 31, 19 .

    (b) Quarterly report on form 10-Q for the period ended     , 19 , which
  report includes as an exhibit the Certificate Insurer unaudited financial
  statements for the    month period ended     , 19 .

  All financial statements of the Certificate Insurer and subsidiaries included in documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Class A Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

  The Certificate Insurer makes no representation regarding Certificates or the advisability of investing in the Certificates and makes no representation regarding, nor has it participated in the preparation of, the Prospectus or this Prospectus Supplement other than the information supplied by the Certificate Insurer and presented herein under the heading "The Certificate Insurance Policy and the Certificate Insurer."

                        FEDERAL INCOME TAX CONSEQUENCES

  The following discussion represents the opinion of Cadwalader, Wickersham & Taft, special tax counsel to the Depositor. Assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will qualify as a REMIC under the Code.

  For federal income tax purposes, the Class A and Class B Certificates will represent ownership of "regular interests" in the REMIC and will generally be treated as debt instruments issued by the REMIC, and the Class R Certificates will constitute the sole class of "residual interests" in the REMIC. Holders of the Class A Certificates must report income on the Class A Certificates on the accrual method of accounting. See "Federal Income Tax Consequences--REMICs" in the Prospectus.

  For federal income tax reporting purposes, the Class A Certificates will [not] be treated as having been issued with original issue discount. The prepayment assumption that will be used with respect to the Class A Certificates in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to a % SPA. No representation is made that the Mortgage Loans will prepay at this rate or at any other rate. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of Regular Certificates--Original Issue Discount" in the Prospectus.

  The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Class A Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, securities such as the Class A Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate. Because of the uncertainty concerning the application of the OID Regulations in ways that could preclude their application to such Certificates even in the absence of
Section 1272(a)(6) of the Code, the IRS could assert that the Class A Certificates are issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Class A Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

  In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a Certificate may be able to select a method for recognizing original issue discount that differs from that used in preparing reports to the Certificateholders and the IRS.

  The Class A Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a Class A Certificate will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholders' purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of the Class A

Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of Regular Certificates" and "-- Amortizable Premium" in the Prospectus.

  The Class A Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code generally in the same proportion that the assets of the Trust Fund would be so treated. In addition, interest on the Class A Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code generally to the extent that such Class A Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. See "Description of the Certificates--Optional Termination" in this Prospectus Supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the Prospectus.

                                LEGAL INVESTMENT

  The Class A Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Investors should consult with their own legal advisors in determining whether and to what extent the Class A Certificates constitute legal investments for such investors. See "Legal Investment" in the Prospectus.

                              ERISA CONSIDERATIONS

  As described in the Prospectus under "ERISA Considerations," Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and
Section 4975 of the Code impose certain duties and restrictions on employee benefit plans and certain other retirement plans and arrangements subject thereto (collectively, "Plan") and on persons who have certain specified relationships to Plans, including fiduciaries and service providers. Comparable duties and restrictions may exist with respect to any "governmental plan" (as defined in Section 3(32) of ERISA) subject to a federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code. There are certain exemptions issued by the United States Department of Labor (the "DOL") that may be applicable to an investment by a Plan in the Class A Certificates, including the individual administrative exemption described below and Prohibited Transaction Class Exemption 83-1 ("PTE 83-1"). For a further discussion of the individual administrative exemption and PTE 83-1, including the necessary conditions to their applicability, and other important factors to be considered by a Plan contemplating investing in the Class A Certificates, see "ERISA Considerations" in the Prospectus.

  The DOL has issued to First Union Corporation, the ultimate parent of First Union Capital Markets Corp. an administrative exemption (the "Exemption"), from certain of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans, and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption apply to mortgage loans such as the Mortgage Loans in the Trust Fund. The Exemption will apply to the acquisition, holding and resale of the Class A Certificates, underwritten by an "Underwriter," as hereinafter defined, provided that certain conditions set forth in the Exemption application are satisfied. For purposes of this discussion, the term "Underwriter" shall include (a) First Union
Capital Markets Corp. and [   ], (b) any person directly or indirectly, through
one or more intermediaries, controlling, controlled by, or under common control
with First Union Capital Markets Corp. or [   ] and (c) any member of the
underwriting syndicate or selling group of which First Union Capital Markets
Corp. or [   ] or a person described in (b) is a manager or co-manager with respect to the Class A Certificates.

  The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale, and holding of Class A Certificates to be eligible for exemptive relief under the Exemption. First, the acquisition of Class A Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. Second, the rights and interests evidenced by the Class A Certificates must not be subordinated to the rights and interests evidenced by the other certificates of the same trust. Third, the Class A Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. Fourth, the Trustee cannot be an affiliate of any other member of the "restricted group," which consists of any Underwriter, the Depositor, the Master Servicer, any subservicer, the Trustee, the provider of any credit enhancement, any borrower with respect to Mortgage Loans constituting more than 5% of the Cut-Off Date Principal Balance and their affiliates. Fifth, the sum of all payments made to and retained by the Underwriter must represent not more than reasonable compensation for underwriting or placing the Class A Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such Mortgage Loans; and the sum of all payments made to and retained by the Master Servicer and any subservicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

  Because the Class A Certificates are not subordinated to any other class of Certificates, the second general condition set forth above is satisfied with respect to the Class A Certificates. It is a condition of the issuance of the
Class A Certificates that they be rated not lower than "[    ]" and "[    ]" by
[    ] and [    ], respectively; thus, the third general condition set forth above is satisfied with respect to the Class A Certificates as of the Closing Date. In addition, the fourth general condition set forth above concerning the Trustee not being an affiliate of any other member of the restricted group is also satisfied as of the Closing Date. A fiduciary of a Plan contemplating purchasing a Class A Certificate in the secondary market must make its own determination that, at the time of such purchase, the Class A Certificates continue to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating any purchase of a Class A Certificate must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to such Class A Certificates as of the date of such purchase.

  Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA, provided no election has been made under Section 410(b) of the Code) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Class A Certificates without regard to the ERISA restrictions described above, subject to applicable provisions of other federal and state laws.

  Before purchasing a Class A Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption or the availability of any other prohibited transaction exemptions (including PTE 83-1), and whether the conditions of any such exemption will be applicable to the Class A Certificates, and fiduciary of a governmental plan should make its own determination as to the need for an availability of any exemptive relief under Similar Law. Any fiduciary of a Plan or governmental plan considering whether to purchase a Class A Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions ERISA, the Code or Similar Law to such investment. See "ERISA Considerations" in the Prospectus.

  INVESTMENTS BY PLANS ARE SUBJECT TO ERISA'S GENERAL FIDUCIARY REQUIREMENTS. ACCORDINGLY, BEFORE INVESTING IN A CLASS A CERTIFICATE, A PLAN FIDUCIARY SHOULD DETERMINE WHETHER SUCH AN INVESTMENT IS PERMITTED IN ACCORDANCE WITH THE DOCUMENTS GOVERNING THE PLAN AND IS PRUDENT FOR THE

PLAN IN VIEW OF ITS OVERALL INVESTMENT POLICY AND THE COMPOSITION AND DIVERSIFICATION OF ITS PORTFOLIO.

  The sale of Class A Certificates to a Plan is in no respect a representation by the Depositor or Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                  UNDERWRITING

  [First Union Capital Markets Corp.] [and] [     ], the [sole] underwriter
(the "Underwriter"), has agreed, on the terms and conditions of the Underwriting Agreement (the "Underwriting Agreement") relating to the Class A Certificates, to purchase the entire principal amount of the Class A Certificates offered hereby.

  In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all the Class A Certificates offered hereby if any Class A Certificates are purchased.

  The aggregate proceeds to the Depositor from the sale of the Class A
Certificates will be approximately $   , plus accrued interest, before
deducting expenses payable by the Depositor, estimated to be $   .

  The distribution of the Class A Certificates by the Underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. This Prospectus Supplement and the Prospectus may be used by the Underwriter in connection with offers and sales related to market-making transactions in the Class A Certificates. The Underwriter may act as principal or agent in such transactions.

  The Underwriter may effect such transactions by selling the Class A Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the sale of the Class A Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Class A Certificates may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Class A Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

  The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriter may be required to make in respect thereof.

                                    EXPERTS

  The consolidated balance sheets of [the Certificate Insurer] and subsidiaries as of December 31, 199 and December 31, 199 , and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 199 , incorporated by reference in this Prospectus Supplement, have been incorporated herein in
reliance on the report of     , independent accountants, given on the authority
of that firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

  The validity of the Class A Certificates and certain tax matters with respect thereto will be passed upon for the Depositor by Cadwalader, Wickersham & Taft and for the Underwriter by Kennedy Covington Lobdell & Hickman, L.L.P.

                                    RATINGS

  It is a condition of the issuance of the Class A Certificates that they be
rated "    " by      and "    " by      (the "Rating Agencies").

  The ratings assigned by     to mortgage loan asset backed pass-through
certificates address the likelihood of the receipt by Certificateholders of
payments required under the Pooling and Servicing Agreement.      's ratings
take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under
the Certificates.    's rating on the Certificates does not, however,
constitute a statement regarding frequency of prepayments on the mortgages. See "Prepayment and Yield Considerations" in this Prospectus Supplement.

  The ratings assigned by      to mortgage loan asset backed pass-through
certificates also address the likelihood of the receipt by Certificateholders of all distributions to which such Certificateholders are entitled. The rating process addresses the structural and legal aspects associated with the Certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage loan asset backed pass-through certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield.

  The Depositor has not requested a rating on the Class A Certificates by any
rating agency other than      and     . However, there can be no assurance as
to whether any other rating agency will rate the Class A Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Certificates by another rating agency, if assigned at all, may be
lower than the ratings assigned to the Class A Certificates by      and    .

  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Class A Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the Class A Certificates.

                             INDEX OF DEFINED TERMS

A
Accrual Period............................................................. S-24
Agreement.................................................................. S-33
Available Distribution Amount.............................................. S-24
Available Distribution Amount Allocation................................... S-24

C
Cede....................................................................... S-23
Certificate Balance........................................................ S-26
Certificate Insurance Policy...............................................  S-7
Certificate Insurer........................................................  S-5
Certificates...............................................................  S-5
Class A Certificate Balance................................................ S-26
Class A Formula Principal Distribution Amount.............................. S-26
Class A Percentage......................................................... S-26
Class A Prepayment Percentage.............................................. S-26
Class A Unpaid Interest Shortfall.......................................... S-24
Class B Certificate Balance................................................ S-26
Class B Formula Principal Distribution Amount.............................. S-27
Class B Loss Amount........................................................ S-26
Closing Date...............................................................  S-5
Code....................................................................... S-10
Collection Account......................................................... S-15
Cut-Off Date...............................................................  S-5
Cut-Off Date Principal Balance............................................. S-14

D
Definitive Certificates.................................................... S-31
Depositor..................................................................  S-5
Determination Date......................................................... S-24
Distribution Account....................................................... S-15
Distribution Account Shortfall............................................. S-27
Distribution Date..........................................................  S-5
DOL........................................................................ S-35
DTC........................................................................ S-12
Due Date................................................................... S-14

E
ERISA...................................................................... S-10
Exchange Act............................................................... S-34
Exemption..................................................................  S-9

F
Formula Excess Interest Amount............................................. S-26
Formula Principal Distribution Amount...................................... S-25

H
HFC........................................................................ S-19

I
Industry................................................................... S-14
Insured Amount............................................................. S-33
Insured Payment............................................................ S-33
IRS........................................................................ S-34
Issuer.....................................................................  S-5

J
JVMC....................................................................... S-15

L
Liquidated Mortgage Loan................................................... S-28

M
Master Servicing Fee....................................................... S-29
Master Servicer............................................................  S-5
Monthly Payments........................................................... S-14
Mortgage Loan Purchase Agreement........................................... S-15
Mortgage Loans.............................................................  S-6
Mortgage Note.............................................................. S-14
Mortgage Pool.............................................................. S-14
Mortgage Rates............................................................. S-15
Mortgaged Properties....................................................... S-14

N
Net Interest Shortfall..................................................... S-26
Net Mortgage Rate.......................................................... S-27
Net Prepayment Interest Shortfall.......................................... S-26
Non-offered Certificates...................................................  S-4
Nonpayment................................................................. S-33
Non-recoverable Advances................................................... S-30

O
Offered Certificates.......................................................  S-4
OID Regulations............................................................ S-34
Originators................................................................ S-15
Outstanding Mortgage Loan.................................................. S-25

P
Participants............................................................... S-31
Pass-Through Rate.......................................................... S-23
Plan....................................................................... S-35
Pooling and Servicing Agreement............................................  S-6
Preference Amount.......................................................... S-33
Prepayment Interest Shortfall.............................................. S-29
Principal Balance.......................................................... S-25
Principal Prepayment Period................................................ S-25
PTE 83-1................................................................... S-35

R
Rating Agencies............................................................ S-38
Record Date................................................................  S-5
Relief Act Reduction....................................................... S-26
Reserve Fund...............................................................  S-8

S
Scheduled Formula Principal Distribution Amount............................ S-25
Securities Act............................................................. S-36
Similar Law................................................................ S-10
SMMEA...................................................................... S-35
SPA........................................................................ S-21
Subordinated Percentage.................................................... S-27
Subordinated Prepayment Percentage......................................... S-27
Systems.................................................................... S-13

T
Trust Fund.................................................................. S-5
Trustee..................................................................... S-5

U
Underwriter................................................................ S-37
Underwriting Agreement..................................................... S-37
Unrecovered Principal Amount............................................... S-25
Unreimbursed Insurer Amounts............................................... S-24
Unscheduled Formula Principal Distribution Amount.......................... S-25

W
Weighted average life...................................................... S-21
Weighted Average Net Mortgage Rate......................................... S-27

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. The + +Depositor may not sell these securities until the registration statement + +filed with the Securities and Exchange Commission is effective. This prospec- + +tus is not an offer to sell these securities and is not soliciting an offer + +to buy these securities in any state where the offer or sale is not permit- +
+ted.                                                                          +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
           PROSPECTUS, SUBJECT TO COMPLETION, DATED SEPTEMBER 3, 1999

                                   Prospectus

                                JV CAPITAL TRUST
                                   Depositor

                 Residential Mortgage Pass-Through Certificates
                  (Issuable in Series by Separate Trust Funds)

--------------    Each Trust Fund--

 You should       . will issue a series of residential mortgage pass-through
 carefully          certificates, which will consist of one or more classes of
 consider the       certificates; and
 risk factors
 beginning on
 page 10 of
 this
 prospectus.

 Neither the      . will own--
 certificates
 of any              . a pool or pools of fixed or adjustable interest rate,
 series nor            conventional mortgage loans which are secured by a
 the related           first, second or more junior lien on a one- to four-
 underlying            family residential property and all or a portion of
 mortgage              which may consist of sub-prime mortgage loans; and
 loans will
 be insured          . other assets described in this prospectus and the
 or                    accompanying prospectus supplement.
 guaranteed
 by any           Each Pool of Mortgage Loans--
 governmental
 agency or        . will be sold to the related Trust Fund by the Depositor,
 instrumentality.   who will have in turn purchased them from JV Mortgage
                    Capital, L.P., one of its affiliates;
The
certificates      . will be underwritten to JV Mortgage Capital, L.P.'s
of each             standards or such other standards as described in this
series will         prospectus and the accompanying prospectus supplement; an
represent
interests in      . will be master serviced by Household Finance Corporation.
the related
trust only        Each Series of Certificates--
and will not
represent         . will represent interests in the related Trust Fund;
interests in
or                . may provide credit support for certain classes by
obligations         "subordinating" certain classes to other classes of
of JV               certificates; any subordinated classes will be entitled to
Capital             payment subject to the payment of more senior classes and
Trust or any        may bear losses before more senior classes;
JV Capital
Trust             . may be entitled to one or more of the other types of
affiliate.          credit support described in this prospectus; and

 This             . will be paid only from the assets of the related Trust
 prospectus         Fund.
 may be used
 to offer and
 sell any
 series of
 certificates
 only if
 accompanied
 by the
 prospectus
 supplement
 for that
 series.
-------------

Neither the Securities and Exchange Commission nor any state securities commission has approved these certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                   The date of this Prospectus is      , 19 .

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

  Information is provided to you about the Certificates in two separate documents that progressively provide more detail: (a) this Prospectus, which provides general information, some of which may not apply to a particular Series of Certificates, including your Series, and (b) the accompanying Prospectus Supplement, which will describe the specific terms of your Series of Certificates, including:

  .the principal balances and/or interest rates of each Class; .the timing and priority of interest and principal payments; .statistical and other information about the Mortgage Loans; .information about credit enhancement, if any, for each Class; .the ratings for each Class; and .the method for selling the Certificates.

  If the terms of a particular Series of Certificates vary between this Prospectus and the Prospectus Supplement, you should rely on the information in the Prospectus Supplement.

  You should rely only on the information provided in this Prospectus and the accompanying Prospectus Supplement including the information incorporated by reference. No one has been authorized to provide you with different information. The Certificates are not being offered in any state where the offer is not permitted. The Depositor does not claim the accuracy of the information in this Prospectus or the accompanying Prospectus Supplement as of any date other than the dates stated on their respective covers.

  Cross-references are included in this Prospectus and in the accompanying Prospectus Supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying Prospectus Supplement provide the pages on which these captions are located.

  You can find a listing of the pages where capitalized terms used in this Prospectus are defined under the caption "Index of Defined Terms" beginning on page 107 in this Prospectus.

  The Depositor's principal executive offices is located at 1100 North Market Street, Rodney Square North, Wilmington, DE 19890 and the Depositor's telephone number is (302) 651-1000.

                               ----------------

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
 ACCOMPANYING PROSPECTUS SUPPLEMENT......................................   2
SUMMARY OF TERMS.........................................................   5
RISK FACTORS.............................................................  10
  Limited Liquidity for Certificates.....................................  10
  Real Estate Market Conditions Affect Mortgage Loan Performance.........  10
  Geographic Concentration May Increase Rates of Loss and Delinquency....  10
  Rate of Prepayments on Assets May Adversely Affect Average Lives and
   Yields of Certificates................................................  11
  Limited Assets for Payment of Certificates.............................  11
  Limitations, Reduction and Substitution of Credit Enhancement..........  12
  Realization Upon Nonperforming Loans; Delays and Expenses Associated
   with Legal Actions....................................................  12
  Increased Risk of Losses on Foreclosure of Junior Mortgage Loans.......  12
  Increased Risk of Delinquencies and Foreclosures on Sub-prime Mortgage
   Loans.................................................................  13
  Increased Risk of Loss if Mortgage Loans are Delinquent................  13
  Effects of Failure to Comply with Consumer Protection Laws; Other Legal
   Considerations........................................................  13
  Increased Risk of Loss as a Result of Subordination of Subordinate
   Securities............................................................  15
  Limited Nature of Ratings..............................................  15
  Lowering of Rating on Certificates.....................................  15
  Risks of Loss on Balloon Payment Loans if Obligor is Unable to
   Refinance or Sell Related Property....................................  15
  Special Federal Tax Considerations Regarding Residual Certificates and
   FASIT Certificates....................................................  16
  Owners of Book-Entry Certificates Not Entitled to Exercise Rights of
   Holders of Certificates...............................................  16
  Cash Flow Agreements are Subject to Counterparty Risk..................  16

                                                                            Page
                                                                            ----
THE TRUST FUND.............................................................  17
  The Mortgage Loans.......................................................  17
    General................................................................  17
    Payment Provisions of the Mortgage Loans...............................  18
    Mortgage Loan Information in Prospectus Supplements....................  19
    Loan-to-Value Ratios...................................................  19
    Single Family and Cooperative Loans....................................  19
    Home Equity Loans......................................................  20
  Substitution of Mortgage Loans...........................................  20
  Cash Flow Agreements.....................................................  20
USE OF PROCEEDS............................................................  21
THE DEPOSITOR..............................................................  21
THE MASTER SERVICER........................................................  21
MORTGAGE LOAN PROGRAM......................................................  22
  Underwriting Standards...................................................  22
  Summaries of the Underwriting Programs...................................  24
  Qualifications of Originators............................................  27
  Representations and Warranties; Repurchases..............................  27
DESCRIPTION OF THE CERTIFICATES............................................  28
  General..................................................................  28
  Distributions on Certificates............................................  30
    General................................................................  30
    Available Distribution Amount..........................................  30
    Distributions of Interest..............................................  31
    Distributions of Principal.............................................  31
    Unscheduled Distributions..............................................  32
  Categories of Classes of Certificates....................................  32
  Advances.................................................................  35
  Reports to Certificateholders............................................  36
  Book-Entry Registration..................................................  36
CREDIT ENHANCEMENT.........................................................  40
  General..................................................................  40
  Subordination............................................................  40
  Mortgage Pool Insurance Policies.........................................  41
  Special Hazard Insurance Policies........................................  41
  Bankruptcy Bonds.........................................................  42
  Reserve Funds............................................................  42
  Cross Support............................................................  43
  Limited Guarantee........................................................  43
  Letter of Credit.........................................................  43
  Surety Bonds.............................................................  43
  Overcollateralization....................................................  43
YIELD AND PREPAYMENT CONSIDERATIONS........................................  44
THE POOLING AND SERVICING AGREEMENT........................................  45

                                                                             Page
                                                                             ----
  Assignment of Mortgage Loans..............................................  45
  Payments on Mortgage Loans; Deposits to Collection Account................  47
  Pre-Funding Account.......................................................  49
  Collection Procedures.....................................................  49
  Hazard Insurance..........................................................  50
  Realization Upon Defaulted Mortgage Loans.................................  51
    Primary Mortgage Insurance Policies.....................................  51
    Junior Mortgages........................................................  52
    FHA Insurance; VA Guarantees............................................  53
  Servicing and Other Compensation and Payment of Expenses..................  54
  Evidence as to Compliance.................................................  55
  Certain Matters Regarding the Master Servicer and The Depositor...........  55
  Special Servicers.........................................................  56
  Events of Default.........................................................  56
  Rights upon Event of Default..............................................  57
  Amendment.................................................................  57
  Termination; Optional Termination.........................................  58
  The Trustee...............................................................  58
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS.................................  58
  General...................................................................  59
  Home Ownership and Equity Protection Act of 1994..........................  59
  Prepayment Charges........................................................  59
  Cooperatives..............................................................  60
  Foreclosure/Repossession..................................................  61
    Deed of Trust...........................................................  61
    Mortgages...............................................................  61
    Junior Mortgages........................................................  62
    Cooperative Loans.......................................................  62
  Rights of Redemption......................................................  63
  Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on
   Lenders..................................................................  64
  Texas Home Equity Loans...................................................  66
  Environmental Risks.......................................................  66
  Due-On-Sale Clauses.......................................................  68
  Prepayment Charges........................................................  69
  Subordinate Financing.....................................................  69
  Applicability of Usury Laws...............................................  69
  Soldiers' and Sailors' Civil Relief Act...................................  70
FEDERAL INCOME TAX CONSEQUENCES.............................................  70
  General...................................................................  70
    Taxable Mortgage Pools..................................................  71
  REMICs....................................................................  71
    Classification of REMICs................................................  71
    Characterization of Investments in REMIC Certificates...................  73
    Tiered REMIC Structures.................................................  74

                                                                            Page
                                                                            ----
    Taxation of Owners of Regular Certificates.............................  74
    Taxation of Owners of Residual Certificates............................  81
    Taxes That May Be Imposed on the REMIC Pool............................  88
    Taxation of Certain Foreign Investors..................................  89
  Grantor Trust Funds......................................................  92
    Classification of Grantor Trust Funds..................................  91
    Standard Certificates..................................................  91
    Stripped Certificates..................................................  94
    Reporting Requirements and Backup Withholding..........................  97
    Taxation of Certain Foreign Investors..................................  97
STATE, LOCAL AND OTHER TAX CONSIDERATIONS..................................  98
ERISA CONSIDERATIONS.......................................................  98
  General..................................................................  98
  Certain Requirements under ERISA and the Code............................  98
    General................................................................  98
    Parties in Interest/Disqualified Persons...............................  99
    Delegation of Fiduciary Duty...........................................  99
    Applicability to Non-ERISA Plans.......................................  99
  Administrative Exemptions................................................ 100
    Individual Administrative Exemptions................................... 100
    PTE 83-1............................................................... 101
  Non-ERISA Plans and Exempt Plans......................................... 102
  Unrelated Business Taxable
   Income--Residual Certificates........................................... 102
LEGAL INVESTMENT........................................................... 102
METHOD OF DISTRIBUTION..................................................... 104
LEGAL MATTERS.............................................................. 105
FINANCIAL INFORMATION...................................................... 105
RATING..................................................................... 105
REPORTS TO CERTIFICATEHOLDERS.............................................. 105
WHERE YOU CAN FIND MORE INFORMATION........................................ 106
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.......................... 106
INDEX OF DEFINED TERMS..................................................... 107
ANNEX I.................................................................... A-1
GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES.............. A-1
  Initial Settlement....................................................... A-1
  Secondary Market Trading................................................. A-1
CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS................. A-3

                                SUMMARY OF TERMS

 . This summary highlights selected information from this document, but does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of a Series of Certificates, please read this entire document and the accompanying
  Prospectus Supplement carefully.

 . This summary provides an overview of certain calculations, cash flows and other information to aid your understanding of the terms of the Certificates and is qualified by the full description of these calculations, cash flows and other information in this Prospectus and the accompanying Prospectus Supplement.

RELEVANT PARTIES FOR EACH SERIES OF CERTIFICATES

Issuer

  Each series (each, a "Series") of Residential Mortgage Pass-Through Certificates (the "Certificates") will be issued by a separate trust fund (a "Trust Fund"). Each Series will be issued under a separate Pooling and Servicing Agreement (each, a "Pooling and Servicing Agreement") to be entered into with respect to such Series.

Depositor

  JV Capital Trust, a business trust formed under the laws of the State of Delaware. See "The Depositor."

Trustee

  The trustee (the "Trustee") for each Series of Certificates will be specified in the related Prospectus Supplement. See "The Pooling and Servicing Agreement" herein for a description of the Trustee's rights and obligations.

Originators

  The Depositor will acquire the Mortgage Loans for each Trust Fund from JV Mortgage Capital, L.P. ("JVMC"). JVMC will acquire the Mortgage Loans from originators or sellers that may be affiliates of the Depositor (the "Originators"). The Originators may have originated the Mortgage Loans or acquired them from other originators or entities.

Master Servicer

  Household Finance Corporation ("HFC" and, in such capacity, the "Master Servicer"), an affiliate of the Depositor, will service the Mortgage Loans contained in each Trust Fund. The Master Servicer will perform or cause to be performed the servicing functions with respect to the Mortgage Loans pursuant to the related Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement."

TRUST FUND ASSETS

  Each Trust Fund will own the related Mortgage Loans and certain other accounts, obligations or agreements, in each case as described in the related Prospectus Supplement.

  If specified in the related Prospectus Supplement, a cash deposit will be made into the Trust Fund on the date a Series is issued which will be used within three months to purchase additional Mortgage Loans for the Trust Fund.

  The Mortgage Loans in each Trust Fund:

  . will be secured by first, second or more junior liens on fee simple or leasehold interests in one- to four-family properties;

  . may include cooperative apartment loans secured by shares issued by private, nonprofit cooperative housing corporations;

  . may be conventional loans not insured or guaranteed by any governmental agency or may be loans insured by the Federal Housing Authority or partially guaranteed by the Veterans' Administration;

  . may include closed end and/or revolving home equity loans; and

  . will be secured by real property located in one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

  See "The Trust Fund--The Mortgage Loans."

  The payment terms on the Mortgage Loans may include one or more of the following:

  . interest may be paid at a fixed or adjustable rate;

  . payment of interest may be deferred and the amount deferred added to the principal balance of the loan;

  . part of the interest payable may be paid by a party other than the borrower;

  . principal may be paid to fully amortize the loan over its life;

  . principal may be amortized over a longer period than the life of the loan so that a substantial payment is due at maturity; and

  . monthly payments of principal and interest may be fixed for the life of the loan or change over time.

  See "The Trust Fund--The Mortgage Loans--Payment Provisions of the Mortgage Loans."

DISTRIBUTIONS ON THE CERTIFICATES

  Each Series of Certificates will include one or more classes. A class of Certificates will be entitled, to the extent of funds available, to either:

  . principal and interest payments in respect of the related Mortgage Loans;

  . principal distributions, with no interest distributions;

  . interest distributions, with no principal distributions; or

  . such other distributions as are described in the applicable Prospectus
    Supplement.

Interest Distributions

  With respect to each Series of Certificates, interest on the related Mortgage Loans at the weighted average of their Mortgage Interest Rates (net of servicing fees and certain other amounts as described in this Prospectus or in the applicable Prospectus Supplement), will be passed through to holders of the related classes of Certificates in accordance with the particular terms of each such class of Certificates. The terms of each class of Certificates will be described in the related Prospectus Supplement. See "Description of the Certificates--Distributions on Certificates--Distributions of Interest."

  Except as otherwise specified in the applicable Prospectus Supplement, interest on each class of Certificates of each Series will accrue at the pass-through rate for each class indicated in the applicable Prospectus Supplement (each, a "Pass-Through Rate") on its outstanding certificate balance or notional amount. See "Description of the Certificates--Distributions on Certificates--Distributions of Interest."

Principal Distributions

  With respect to a Series of Certificates, principal payments (including prepayments) on the related Mortgage Loans will be passed through to holders of the related Certificates or otherwise applied in accordance with the related Pooling and Servicing Agreement on each Distribution Date. Distributions in reduction of principal balance will be allocated among the classes of Certificates of a Series in the manner specified in the applicable Prospectus Supplement. See "Description of the Certificates--Distributions on Certificates--Distributions of Principal."

Distribution Dates

  Distributions on the Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date").

  Distributions on Certificates may be made monthly, quarterly or semi-annually, as specified in such Prospectus Supplement.

Record Dates

  Distributions will be made on each Distribution Date to Certificateholders of record at the close of business on (unless a different date is specified in the applicable Prospectus Supplement) the last business day of the month preceding the month in which such Distribution Date occurs.

CREDIT ENHANCEMENT

Subordination

  A Series of Certificates may include one or more classes of senior certificates (the "Senior Certificates") and one or more classes of subordinated certificates (the "Subordinated Certificates"). The rights of the holders of Subordinated Certificates of a Series to receive distributions will be subordinated to the rights of the holders of the Senior Certificates of the same Series to the extent and in the manner specified in the applicable Prospectus Supplement.

  Subordination is intended to enhance the likelihood of the timely receipt by the Senior Certificateholders of their proportionate share of scheduled monthly principal and interest payments on the related Mortgage Loans and to protect them from losses. This protection will be effected by:

  . the preferential right of the Senior Certificateholders to receive, prior to any distribution being made in respect of the related Subordinated Certificates on each Distribution Date, current distributions on the related Mortgage Loans of principal and interest due them on each Distribution Date out of the funds available for distributions on such date;

  . the right of such holders to receive future distributions on the Mortgage
    Loans that would otherwise have been payable to the holders of Subordinated Certificates;

  . the prior allocation to the Subordinated Certificates of all or a portion of losses realized on the underlying Mortgage Loans; and/or

  . such other method specified in the related Prospectus Supplement.

  However, subordination does not provide full assurance that there will be no losses on the Senior Certificates.

Other Types of Credit Enhancement

  If so specified in the applicable Prospectus Supplement, the Certificates of any Series, or any one or more classes of a Series, may be entitled to the benefits of other types of credit enhancement, including but not limited to:

  . special hazard insurance policy     . over-collateralization
  . FHA insurance or a VA guarantee     . bankruptcy bond
  . mortgage pool insurance policy      . limited guarantee
  . reserve fund                        . financial guaranty insurance policy
  . letter of credit                    . surety bond
                                        . cross-support

  Any credit support will be described in the applicable Prospectus Supplement.

  See "Credit Enhancement."

ADVANCES OF DELINQUENT PAYMENTS

  If specified in the related Prospectus Supplement, the Master Servicer will be obligated to advance amounts (each, an "Advance") corresponding to delinquent principal and interest payments (or, in the case of Home Equity Loans, interest payments only) on the Mortgage Loans until the first day of the month following the date on which the related Mortgaged Property is sold at a foreclosure sale or the related Mortgage Loan is otherwise liquidated, or until such other time as specified in the related Prospectus Supplement.

  If specified in the related Prospectus Supplement, the Trustee or another entity will be required to make Advances to the extent the Master Servicer fails to do so. Any obligation to make Advances may be subject to limitations described in the related Prospectus Supplement. Advances will be reimbursable to the extent described in this Prospectus and in the related Prospectus Supplement.

FORMS OF CERTIFICATES

  The Certificates will be issued either:

  . in book-entry form ("Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"); or

  . in fully registered, certificated form ("Definitive Certificates").

  If you own Book-Entry Certificates, you will not receive a physical certificate representing your ownership interest in your Certificates, except under extraordinary circumstances. Instead, DTC will effect payments and transfers by means of its electronic recordkeeping services, acting through certain participating organizations. This may result in certain delays in your receipt of distributions and may restrict your ability to pledge your Certificates. Your rights with respect to Book-Entry Certificates may generally only be exercised through DTC and its participating organizations. See "Description of the Certificates--Book-Entry Registration."

OPTIONAL PURCHASE OF ALL MORTGAGE LOANS

  If so specified in the Prospectus Supplement with respect to a Series, to effect as early termination of the related Trust Fund, all, but not less than all, of the Mortgage Loans in that Trust Fund and any property acquired with respect to the Mortgage Loans may be purchased by the Master Servicer, the Depositor or another person identified in the related Prospectus Supplement. Any such purchase must be made at the time, in the manner and at the price specified in such Prospectus Supplement.

  Exercise of the right of purchase will result in the early retirement of the Certificates of that Series. See "Yield and Prepayment Considerations."

ERISA LIMITATIONS

  If you are a fiduciary of any employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), you should carefully review with your own legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. See "ERISA Considerations."

TAX STATUS

  The treatment of the Certificates for federal income tax purposes will depend on:

  . whether a REMIC election is made with respect to a Series of Certificates;

  . if a REMIC election is made, whether the Certificates are regular interests or residual interests;

  . whether a FASIT election is made with respect to a Series of Certificates;

  . if a FASIT election is made, whether the Certificates are regular interests or ownership interests; and

  . whether the Certificates are interests in a Trust Fund treated as a grantor trust.

  See "Federal Income Tax Consequences."

LEGAL INVESTMENT

  The applicable Prospectus Supplement will specify whether the class or classes of Certificates offered will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment authority is subject to legal restrictions you should consult your own legal advisors to determine whether and to what extent such Certificates constitute legal investments for you. See "Legal Investment" herein and in the applicable Prospectus Supplement.

RATING

  Certificates of any Series will not be offered pursuant to this Prospectus and a Prospectus Supplement unless each class offered is rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (a "Rating Agency").

  . A security rating is not a recommendation to buy, sell or hold the Certificates of any Series and is subject to revision or withdrawal at any time by the assigning rating agency.

  . Ratings do not address the effect of prepayments on the yield you may anticipate when you purchase your Certificates.

                                  RISK FACTORS

  You should consider, among other things, the following factors in connection with a purchase of Certificates.

Limited Liquidity for Certificates

  The liquidity of your Certificates may be limited. You should consider that:

  . the Prospectus Supplement for a Series of Certificates may indicate that the underwriter intends to make a market in such Certificates, but no underwriter is obligated to do so;

  . a secondary market for a Series of Certificates may not develop or, if a secondary market does develop, it may not provide you with liquidity of investment or it may not continue for the life of your Certificates; and

  . the Certificates will not be listed on any securities exchange.

Real Estate Market Conditions Affect Mortgage Loan Performance

  An investment in securities such as the Certificates, which generally represent interests in pools of residential mortgage loans, may be affected by a decline in real estate values and changes in the mortgagors' financial condition. There is no assurance that the values of the Mortgaged Properties securing the Mortgage Loans underlying any Series of Certificates have remained or will remain at their levels on the dates of origination of the related Mortgage Loans.

  If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans contained in a particular Trust Fund and any secondary financing on the Mortgaged Properties, become equal to or greater than the value of the Mortgaged Properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry and those experienced in the Master Servicer's servicing portfolio.

  If losses on Mortgage Loans underlying a Series are not covered by credit enhancement, Certificateholders of the Series will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans. See "The Trust Fund--The Mortgage Loans" and "Mortgage Loan Program--Underwriting Standards."

Geographic Concentration May Increase Rates of Loss and Delinquency

  In addition to risk factors related to the residential real estate market generally, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets or be directly or indirectly affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. Mortgage loans in affected areas will experience higher rates of loss and delinquency than on mortgage loans generally. Although Mortgaged Properties located in certain identified flood zones will be required to be covered, to the maximum extent available, by flood insurance, as described under "The Pooling and Servicing Agreement--Hazard Insurance," no Mortgaged Properties will otherwise be required to be insured against earthquake damage or any other loss not covered by standard hazard insurance policies, as described under "The Pooling and Servicing Agreement--Hazard Insurance."

  The ability of mortgagors to make payments on the Mortgage Loans may also be affected by factors which do not necessarily affect property values, such as adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community (such as mortgagors relying on commission income and self-employed mortgagors). Such occurrences may accordingly affect the actual rates of delinquencies, foreclosures and losses with respect to any Trust Fund.

  The Mortgage Loans underlying certain Series of Certificates may be concentrated in certain regions. Such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. See "Yield and Prepayment Considerations."

Rate of Prepayments on Assets May Adversely Affect Average Lives and Yields of Certificates

  The yield of the Certificates of each Series will depend in part on the rate of principal payment on the Mortgage Loans (including prepayments, liquidations due to defaults and mortgage loan repurchases). Such yield may be adversely affected, depending upon whether a particular Certificate is purchased at a premium or a discount, by a higher or lower than anticipated rate of prepayments on the related Mortgage Loans. In particular:

  . the yield on classes of Certificates entitling their holders primarily or exclusively to payments of interest or primarily or exclusively to payments of principal will be extremely sensitive to the rate of prepayments on the related Mortgage Loans; and

  . the yield on certain classes of Certificates may be relatively more sensitive to the rate of prepayment of specified Mortgage Loans than other classes of Certificates.

The rate of prepayments on Mortgage loans is influenced by a number of factors, including:

  . prevailing mortgage market interest rates;

  . local and national economic conditions;

  . homeowner mobility; and

  . the ability of the borrower to obtain refinancing.

  In addition, your yield may be adversely affected by interest shortfalls which may result from the timing of the receipt of prepayments or liquidations to the extent that such interest shortfalls are not covered by aggregate Servicing Fees or other mechanisms specified in the applicable Prospectus Supplement. Your yield will be also adversely affected to the extent that losses on the Mortgage Loans in the related Trust Fund are allocated to your Certificates and may be adversely affected to the extent of unadvanced delinquencies on the Mortgage Loans in the related Trust Fund. Classes of Certificates identified in the applicable Prospectus Supplement as Subordinated Certificates are more likely to be affected by delinquencies and losses than other classes of Certificates.

  See "Yield and Prepayment Considerations."

Limited Assets for Payment of Certificates

  Except for any related credit enhancement described in the applicable Prospectus Supplement,

  . the Mortgage Loans included in the related Trust Fund will be the sole source of payments on the Certificates of a Series;

  . the Certificates of any Series will not represent an interest in or obligation of the Depositor, any Originator, the Master Servicer, the Trustee or any of their affiliates; and

  . the Certificates of any Series will not be guaranteed or insured by any governmental agency or instrumentality, the Depositor, the Master Servicer, the Trustee, any of their affiliates or, except to the extent specified in the related Prospectus Supplement, any other person.

  Consequently, in the event that payments on the Mortgage Loans are insufficient or otherwise unavailable to make all payments required on the Certificates, there will be no recourse to the Depositor, the Master Servicer, the Trustee or, except as specified in the applicable Prospectus Supplement, any other entity.

Limitations, Reduction and Substitution of Credit Enhancement

  With respect to each Series of Certificates, credit enhancement may be provided in limited amounts to cover certain types of losses on the underlying Mortgage Loans. Under certain circumstances, the credit enhancement provided may be limited to one or more classes of Certificates.

  Credit enhancement will be provided in one or more of the forms referred to herein, including, but not limited to: subordination of other classes of Certificates of the same Series; a Limited Guarantee; a Letter of Credit; a Mortgage Pool Insurance Policy; a Special Hazard Insurance Policy; a Bankruptcy Bond; a Reserve Fund; cross support; FHA Insurance and VA Guarantee; a Surety Bond; and any combination thereof. See "Credit Enhancement."

  Regardless of the form of credit enhancement provided:

  . the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula;

  . the credit enhancement may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses; and

  . all or a portion of the credit enhancement for any Series of Certificates will generally be permitted to be reduced, terminated or substituted for, if each applicable Rating Agency confirms that the then current rating of the Certificates of such Series will not be adversely affected.

  In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related Certificates (or certain classes).

  See "Credit Enhancement."

Realization Upon Nonperforming Loans; Delays and Expenses Associated with Legal Actions

  Foreclosure action and actions to obtain deficiency judgment:

  . are regulated by statutes and laws;

  . may be subject to delays; and

  . may be expensive.

  If a borrower defaults, the Master Servicer, because of these factors, may have trouble obtaining a deficiency judgment or foreclosing on a Mortgage Loan.

  If the Certificate Insurer does not make a required payment or if the Subordinated Certificates that provide credit enhancement for your certificates are no longer outstanding, a delay or inability of the Master Servicer to foreclose or obtain a deficiency judgment may delay distributions to your Certificates or result in a loss on your Certificates.

Increased Risk of Losses on Foreclosure of Junior Mortgage Loans

  Certain of the Mortgage Loans may be secured by junior liens and the related first and other senior liens, if any (collectively, the "senior lien"), may not be included in the Trust Fund. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the Mortgage Loan.

  If a holder of the senior lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien. The claims of the holder of the senior lien will be satisfied in full out of proceeds of the liquidation of the Mortgaged Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan.

  If the Master Servicer were to foreclose on any Mortgaged Property, it would do so subject to any related senior lien. For the debt related to the Mortgaged Property to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and the senior lien or purchase the Mortgaged Property subject to the senior lien. If such proceeds from a foreclosure or similar sale of the related Mortgaged Property were insufficient to satisfy both loans in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, you as an owner of the related Certificates, would bear the risk of delay in distributions while a deficiency judgment against the borrower was being obtained and the risk of loss if the deficiency judgment were not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage.

Increased Risk of Delinquencies and Foreclosures on Sub-prime Mortgage Loans

  All or a portion of the Mortgage Loans may consist of mortgage loans underwritten in accordance with the underwriting for "Sub-prime Mortgage Loans". A Sub-prime Mortgage Loan is a mortgage loan that is ineligible for purchase by Fannie Mae ("Fannie Mae") or the Federal Home Loan Mortgage Corporation ("Freddie Mac") due to borrower credit characteristics, property characteristics, loan documentation guidelines or other credit characteristics that do not meet Fannie Mae or Freddie Mac underwriting guidelines. These may include a loan made to a borrower whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and a borrower who may have a record of major derogatory credit items such as default on a prior mortgage loan, credit write-offs, outstanding judgments or prior bankruptcies.

  As a consequence, delinquencies and foreclosures can be expected to be more prevalent with respect to Sub-prime Mortgage Loans than with respect to mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines, and changes in the values of the Mortgaged Properties may have a greater effect on the loss experience of Sub-prime Mortgage Loans than on mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines.

Increased Risk of Loss if Mortgage Loans are Delinquent

  A portion of the Mortgage Loans may be delinquent upon the issuance of the related Certificates. Credit enhancement provided with respect to a particular Series of Certificates may not cover all losses related thereto. You should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund for a Series may cause the rate of defaults and prepayments on the Mortgage Loans to increase. This may cause losses to exceed the available credit enhancement for such Series and affect the yield on your Certificates.

Effects of Failure to Comply with Consumer Protection Laws; Other Legal Considerations

  There are various state laws, public policies and principles of equity that protect consumers. These laws, policies and principles:

  . regulate interest rates and other charges;

  . require certain disclosure; and

  . require the licensing of mortgage loan originators and servicers.

  Violation of these laws, policies and principles:

  . may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Mortgage Loans;

  . may entitle the borrower to a refund of amounts previously paid; and

  . could subject the Master Servicer to damages and administrative sanctions.

  See "Certain Legal Aspects of Mortgage Loans."

  The Mortgage Loans may also be subject to federal laws, including:

  . the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans;

  . the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

  . the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

  . the National Housing Act of 1934 (the "Housing Act") with respect to
    Mortgage Loans insured thereunder.

  The Mortgage Loans may be subject to the Home Ownership and Equity Protection Act of 1994 (the "Home Ownership Act"), which amended the Federal Truth in Lending Act as it applies to mortgages subject to the Home Ownership Act. The Home Ownership Act requires:

  . certain additional disclosures;

  . specifies the timing of such disclosures;

  . limits or prohibits the inclusion of certain provisions in mortgages subject to the Home Ownership Act; and

  . provides that any purchaser or assignee of a mortgage covered by the Home
    Ownership Act is subject to all of the claims and defenses which the borrower could assert against the original lender.

  The maximum damages that may be recovered in an action under the Home Ownership Act from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan. Any Trust Fund for which the Mortgage Loans include Mortgage Loans subject to the Home Ownership Act would be subject to all of the claims and defenses that the borrower could assert against the original lender. Any violation of the Home Ownership Act that would result in such liability would be a breach of the applicable Warranting Party's representations and warranties, and the Warranting Party would be obligated to cure, repurchase or, if permitted by the related Agreement, substitute for the Mortgage Loan in question.

  Certain of the Mortgage Loans may be home equity loans secured by mortgaged properties located in Texas ("Texas Home Equity Loans"). The Texas Constitution permits Texas Home Equity Loans, but significant limitations were imposed on permitted terms, conditions and practices incident to their creation. For example, Texas Home Equity Loans must be made without recourse for personal liability against the homestead owner(s) or their spouse(s) (except in the case of actual fraud on their part in obtaining the loan) and may be foreclosed upon only by court order. Further, holders of Texas Home Equity Loans face unique legal risks and uncertainties that they do not customarily confront with equity take-out mortgages in other states. For example, if any of the requirements that are addressed in the amendment to the Texas Constitution (such as limitations on fees charged to the borrower, disclosures to the borrower or matters to be provided for in the closing documents) are not met, the lien may be invalid. There are also similar risks involved in servicing Texas Home Equity Loans (such as the failure to comply with an obligation to the borrower within a reasonable time after receiving notification from the borrower) that can result in the forfeiture of all principal and interest due on the mortgage loan.

Increased Risk of Loss as a Result of Subordination of Subordinate Securities

  A Series of Certificates may consist of one or more classes of Senior Certificates and one or more classes of Subordinated Certificates. The rights of the holders of Subordinated Certificates to receive distributions from the related Trust Fund will be subordinated to the rights of the holders of Senior Certificates of the same Series to receive such distributions. The effect of such subordination generally is that holders of Subordinated Certificates may experience losses on the underlying Mortgage Loans before or to a greater extent than holders of Senior Certificates. The Prospectus Supplement for each Series will specify the rights of holders of Subordinated Certificates in relation to the holders of Senior Certificates as well as the extent and circumstances of any such subordination. See "Credit Enhancement-- Subordination."

Limited Nature of Ratings

  Any rating assigned by a Rating Agency to a class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of:

  . the likelihood that principal prepayments (including those caused by defaults) on the related Mortgage Loans will be made;

  . the degree to which the rate of such prepayments might differ from that originally anticipated or;

  . the likelihood of early optional termination or redemption of the Series of Certificates.

  Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will specify whether any payment to which holders of offered Certificates are entitled is not covered by the applicable rating.

Lowering of Rating on Certificates

  The rating of any Series of Certificates by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, as a result of losses on the related Mortgage Loans substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis, or otherwise as a result of the judgment of the applicable Rating Agency.

  If a rating on a Series or class of Certificates is lowered, the market value of such Certificates and the liquidity of such Certificates may be adversely affected.

  None of the Depositor, the Master Servicer, the Trustee or any of their affiliates will have any obligation to replace or supplement any credit support or to take any other action to maintain any rating of any Series of Certificates.

Risks of Loss on Balloon Payment Loans if Obligor is Unable to Refinance or Sell Related Property

  Certain of the Mortgage Loans (the "Balloon Loans") as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of an obligor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related property.

  The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the obligor's equity in the related property, the financial condition of the obligor, the value of the property, tax laws, prevailing general economic conditions and the availability of credit for single family or multifamily real properties generally.

Special Federal Tax Considerations Regarding Residual Certificates and FASIT Certificates

  If you hold Residual Certificates you will be required to report on your federal income tax return as ordinary income your pro rata share of the taxable income of the related REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Federal Income Tax Consequences--REMICs." Under certain circumstances, you may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period.

  As a holder of Residual Certificates you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, you will have to comply with certain transfer restrictions before transferring your Residual Certificates.

  Because of the special tax treatment of Residual Certificates, the taxable income arising in a given year on a Residual Certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. If you are thinking of purchasing Residual Certificates you should also be aware that applicable regulations prevent the ability to mark-to-market REMIC residual interests. See "Federal Income Tax Consequences-- REMICs." Special tax considerations relating to FASIT Certificates will be discussed in the related Prospectus Supplement.

Owners of Book-Entry Certificates Not Entitled to Exercise Rights of Holders of Certificates

  If so provided in the Prospectus Supplement, one or more classes of the Certificates offered hereby will be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the owners or their nominees. Because of this, unless and until Certificates are issued as Definitive Certificates, owners will not be recognized by the Trustee as "Certificateholders" (as that term is to be used in the related Pooling and Servicing Agreement). If you own Certificates in book-entry form you will not be able to exercise the rights of a Certificateholder directly, but only indirectly through DTC and its participating organizations. See "Description of the Certificates--Book-Entry Registration."

Cash Flow Agreements are Subject to Counterparty Risk

  The assets of a Trust Fund may, if specified in the related Prospectus Supplement, include agreements, such as interest rate swap, cap, floor or similar agreements (each, a "Cash Flow Agreement" ), which will require the provider of such instrument (the "Counterparty") to make payments to the Trust Fund under the circumstances described in the Prospectus Supplement. If payments on the Certificates of the related Series depend in part on payments to be received under a Cash Flow Agreement, the ability of the Trust Fund to make payments on the Certificates will be subject to the credit risk of the Counterparty. The Prospectus Supplement for a Series of Certificates will describe any mechanism, such as the payment of "breakage fees," which may exist to facilitate replacement of a Cash Flow Agreement upon the default or credit impairment of the related Counterparty. However, there can be no assurance that any such mechanism will result in the ability of the Master Servicer to obtain a replacement Cash Flow Agreement.

                                 THE TRUST FUND

  The Trust Fund for each Series will be held by the Trustee for the benefit of the related Certificateholders. Each Trust Fund will consist of a mortgage pool (a "Mortgage Pool") comprised of mortgage loans (the "Mortgage Loans"), together with payments in respect of such Mortgage Loans and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement.

  The Certificates will be entitled to payment from the assets of the related Trust Fund or other assets pledged for the benefit of the Certificateholders as specified in the related Prospectus Supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor.

  The Mortgage Loans may be acquired by the Depositor, from JVMC pursuant to a Mortgage Loan Purchase Agreement between the Depositor and JVMC (the "Mortgage Loan Purchase Agreement") for the related Series. JVMC will in turn have acquired such Mortgage Loans from one or more originators or sellers (the "Originators") that may be affiliates of the Depositor (the "Originators"). The Mortgage Loans will be conveyed by the Depositor to the related Trust Fund. The Originators may have originated the Mortgage Assets or acquired the Mortgage Assets from originators or other entities. See "Mortgage Loan Program-- Underwriting Standards."

  The following is a brief description of the Mortgage Loans expected to be included in the Trust Funds. If specific information respecting the Mortgage Loans is not known at the time the related Series of Certificates initially is offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance thereof and to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Certificates (the "Detailed Description"). A schedule of the Mortgage Loans relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Certificates.

  Whenever the terms "Mortgage Pool" and "Certificates" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Mortgage Pool and the Certificates relating to a single Trust Fund consisting primarily of the Mortgage Loans in such Mortgage Pool. Similarly, the term "Pass-Through Rate" will refer to the Pass-Through Rate borne by the Certificates of one specific Series and the term "Trust Fund" will refer to one specific Trust Fund.

The Mortgage Loans

 General

  For purposes hereof, the real property that secures repayment of the Mortgage Loans are collectively referred to as "Mortgaged Properties." The Mortgaged Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Mortgage Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Mortgage Insurance Policy"). The existence, extent and duration of any such coverage will be described in the applicable Prospectus Supplement. No Primary Mortgage Insurance Policy will be required for any Home Equity Loan.

  The Depositor will cause the Mortgage Loans comprising each Mortgage Pool to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Certificates of the related Series.

  HFC, as Master Servicer, will service or cause to be serviced the Mortgage Loans, pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"). The Master Servicer will receive a fee for such services. See "Mortgage Loan Program" and "The Pooling and Servicing Agreement." The obligations of the Master Servicer with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Pooling and Servicing Agreement and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans in the amounts described herein under "Description of the Certificates--Advances." The obligations of the Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

  The Master Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers, which may include the Originators of the Mortgage Loans. Despite the existence of subservicing arrangements, the Master Servicer will be liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Master Servicer alone were servicing the Mortgage Loans.

 Payment Provisions of the Mortgage Loans

  The Mortgage Loans in a Mortgage Pool will have monthly payment dates as set forth in the related Prospectus Supplement. The payment terms of the Mortgage Loans to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features or combination thereof or other features described in the related Prospectus
Supplement:

    (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by such Mortgage Loan for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the Mortgaged Property or another source.

    (b) Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon payments"). Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

    (c) Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

    (d) The Mortgage Loans generally may be prepaid at any time. To the extent specified in the related Prospectus Supplement prepayments of principal will be subject to a prepayment fee, which may be fixed for the life of any such Mortgage Loan or may decline over time, and may be prohibited for the life of any such Mortgage Loan or for certain periods ("lockout periods" ). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods.

    (e) The loans may include "due-on-sale" clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards.

  A Trust Fund may contain certain Mortgage Loans, which include provisions whereby a third party partially subsidizes the borrower's monthly payments during the early years of the Mortgage Loan ("Buydown Loans"), the difference to be made up from a fund (a "Buydown Fund") contributed by such third party at the time of origination of the Mortgage Loan. A Buydown Fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and of inflation, so that the borrower will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on Buydown Loans is increased. The related Prospectus Supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

 Mortgage Loan Information in Prospectus Supplements

  Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Depositor, with respect to the Mortgage Loans contained in the related Mortgage Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans (e.g., separate residential properties, individual units in condominiums in buildings owned by cooperative housing corporations, vacation and second homes, or other similar real property), (iii) the original terms to maturity of the Mortgage Loans,
(iv) the largest principal balance and the smallest principal balance of any of the Mortgage Loans, (v) the earliest origination date and latest maturity date of any of the Mortgage Loans, (vi) the aggregate principal balance of Mortgage Loans having Loan-to-Value Ratios or Combined Loan-to-Value Ratios at origination exceeding 80%, (vii) the maximum and minimum per annum rates at which the related Mortgage Notes accrue interest (the "Mortgage Rate"), and
(viii) the geographical distribution of the Mortgage Loans.

 Loan-to-Value Ratios

  The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the Collateral Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the "Collateral Value" of a Mortgaged Property is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan and
(b) the sales price for such property.

  The "Combined Loan-to-Value Ratio" of any Home Equity Loan is the ratio (expressed as a percentage) of (i) the sum of (a) the original principal balance of such Mortgage Loan at the date of origination (which for purposes of the related Prospectus Supplement includes certain financed fees and insurance premiums) plus (b) the outstanding balance of the senior liens, if any, divided by (ii) the lesser of (a) the value of the related Mortgaged Property, based upon the appraisal, if any, or drive-by evaluation made at the time of origination of the Mortgage Loan and (b) the purchase price of the Mortgaged Property if the Mortgage Loan proceeds were used to purchase the Mortgaged Property. For Mortgage Loans having low original principal balances, the Combined Loan-to-Value Ratios of the Mortgage Loans will reflect certain judgments of the lender's underwriters with respect to the value of the Mortgaged Property made at the time the Mortgage Loans were originated or acquired. See "Mortgage Loan Program--Underwriting Standards."

 Single Family and Cooperative Loans

  Mortgage Loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests therein, secured by first, second or more junior liens on single family (i.e., one- to four-family) residential properties or such other Mortgage Loans specified in the related Prospectus Supplement. If so specified, the Mortgage Loans may include cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("Cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. Such loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency) or loans insured by the FHA or partially guaranteed by the VA, as specified in the related Prospectus Supplement.

  The Mortgaged Properties relating to single family Mortgage Loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units. Such Mortgaged Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the Mortgage Loan by at least five years, or such other term specified in the related Prospectus Supplement. Certain Mortgage Loans may be originated or acquired in connection with corporate programs, including employee relocation programs. In limited instances, a borrower who uses the dwelling unit as a primary residence may also make some business use of the property.

 Home Equity Loans

  As described more fully in the related Prospectus Supplement, the Mortgage Loans constituting a Trust Fund may comprise a pool of closed-end and/or revolving home equity loans or certain balances thereof ("Home Equity Loans"). Home Equity Loans are mortgage loans made for purposes that include: purchase money transactions, refinancings (both cash-out and no-cash-out), home improvements and construction-to-permanent financing. The Mortgaged Properties securing the Home Equity Loans may constitute single-family dwellings, mobile and manufactured housing and, in limited cases, other types of residential property as described in the related Prospectus Supplement.

  As more fully described in the related Prospectus Supplement, the Mortgage Loans may consist, in whole or in part, of revolving Home Equity Loans or certain balances thereof ("Revolving Credit Line Loans"). Interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of such loan. From time to time prior to the expiration of the related draw period specified in a Revolving Credit Line Loan, principal amounts on such Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid. If specified in the related Prospectus Supplement, new draws by borrowers under the Revolving Credit Line Loans will automatically become part of the Trust Fund described in such Prospectus Supplement. As a result, the aggregate balance of the Revolving Credit Line Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Fund and principal payments are applied to such balances and such amounts will usually differ each day, as more specifically described in the related Prospectus Supplement. Under certain circumstances, under a Revolving Credit Line Loan, a borrower may, during the related draw period, choose an interest only payment option, during which the borrower is obligated to pay only the amount of interest which accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest only payment option may terminate at the end of the related draw period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the loan.

Substitution of Mortgage Loans

  Substitution of Mortgage Loans will be permitted in the event of breaches of representations and warranties with respect to any original Mortgage Loan or in the event the documentation with respect to any Mortgage Loan is determined by the Trustee or a custodian appointed by the Trustee to be incomplete. The period during which such substitution will be permitted generally will be indicated in the related Prospectus Supplement. The related Prospectus Supplement will describe any other conditions upon which Mortgage Loans may be substituted for Mortgage Loans initially included in the Trust Fund.

Cash Flow Agreements

  If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related Series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of Certificates. (Currency exchange agreements might be included in the Trust Fund if some or all of the Mortgage Loans were denominated in a non-United States currency.) The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related Series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                USE OF PROCEEDS

  Unless otherwise specified in the applicable Prospectus Supplement, substantially all of the net proceeds from the sale of each Series of Certificates will be used by the Depositor for the purchase of the Mortgage Loans represented by the Certificates of such Series or to reimburse amounts previously used to effect such a purchase, the costs of carrying the related Mortgage Loans until the sale of the Certificates and other expenses connected with pooling the related Mortgage Loans and issuing the Certificates. The Depositor expects to sell Certificates in Series from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including, among others, the volume of Mortgage Loans acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                                 THE DEPOSITOR

  JV Capital Trust (the "Depositor") is a business trust formed under the laws of the State of Delaware pursuant to a trust agreement between JV Mortgage Capital, L.P. ("JVMC"), a Delaware limited partnership, and Wilmington Trust Company, in its sole capacity as owner trustee. The Depositor's address is c/o Wilmington Trust Company, Rodney Square North, Wilmington, Delaware 19890. Its telephone number is (302) 651-1000.

  As described herein under "Mortgage Loan Program--Representations and Warranties; Repurchases," the only obligations of the Depositor with respect to a Series of Certificates will be pursuant to certain limited representations and warranties and limited undertakings to repurchase or substitute Mortgage Loans under certain circumstances. The Depositor will have no ongoing servicing obligations or responsibilities with respect to any Mortgage Pool. The Depositor does not have, nor is it expected in the future to have, any significant assets.

  Neither the Depositor nor any of its affiliates will insure or guarantee the Certificates of any Series.

                              THE MASTER SERVICER

  HFC was incorporated in Delaware in 1925, as successor to an enterprise which traces its origin through the same ownership to an office established in 1878. HFC will be responsible for acting as the Master Servicer for the Mortgage Loans. HFC is a subsidiary of Household International, Inc. The address of its principal executive office is 2700 Sanders Road, Prospect Heights, Illinois 60070. Its telephone number is (847) 564-5000.

  HFC and its subsidiaries offer a diversified range of financial services. The principal products of HFC's consumer financial services business is the making or purchasing of cash loans, including home equity loans, auto finance loans, tax refund anticipation loans and unsecured credit advances (including revolving and closed-end personal loans). HFC also offers MasterCard,* VISA* and private label credit cards to consumers in the United States. Loans are made through branch office lending, direct marketing and telemarketing as well as through dealer networks and retail stores.

  In conjunction with its consumer finance operations and where applicable laws permit, HFC makes available to customers credit life, credit accident, health and disability insurance. Such insurance is generally directly written by or reinsured with its affiliates.

  As of March 31, 1999, HFC had approximately $43.8 billion in total assets, approximately $38.1 billion in total liabilities and approximately $5.7 billion in shareholder's equity.

                             MORTGAGE LOAN PROGRAM

  The Mortgage Loans for a Series will have been purchased by the Depositor from JVMC, which in turn will have acquired such Mortgage Loans from one or more Originators, which may be affiliates of the Depositor. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans so acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "--Underwriting Standards."

Underwriting Standards

  JVMC's origination volume is generated primarily from partners and correspondents selling loans to JVMC through bulk sale. Generally, JVMC only chooses to purchase loans that meet its underwriting guidelines. Under a service contract, HFC provides underwriting review services to JVMC. HFC reviews loans prior to purchase by JVMC to verify the loans meet JVMC's underwriting guidelines. On larger bulk sales, HFC may employ sampling.

  JVMC's underwriting guidelines are primarily intended to assess borrower's ability to repay the loan, the value of the mortgaged property, and the adequacy of such property as collateral for the mortgage loan. In underwriting a mortgage loan, JVMC considers, among other things, a mortgagor's credit history, debt service-to-income ratio ("Debt Ratio") as well as the type and use of the mortgaged property.

  Each prospective borrower completes an application that includes information with respect to the applicant's liabilities, income, credit history, employment history, and personal information. JVMC requires a credit report on each applicant from a credit reporting company. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments, and any record of defaults, bankruptcies, repossessions, or judgments. In addition, an employment verification may be requested from an independent source (typically the borrower's employer) or, in lieu thereof, verbal verification is obtained if the applicant has supplied a copy of a current pay stub along with personal tax returns. Self-employed applicants typically submit the last two years' employment history and business tax returns. Under certain loan programs, the borrower's income is not verified. Such programs generally have lower loan-to-value requirements.

  Upon receipt of the application package, a lender usually conducts its own review of the application package and may, in some instances, obtain additional information concerning the prospective borrower prior to approving the loan. Along with obtaining a credit report, such lender may solicit a written verification of the applicant's existing first mortgage balance, if any, and payment history from the first mortgage lender, if appropriate. If such lender does not respond in writing, verbal verification is attempted and the applicant
--------
* VISA and MasterCard are registered trademarks of VISA USA, Inc. and MasterCard International Incorporated, respectively.

generally is required to submit the prior year's mortgage statements which generally reflect a monthly payment history.

  Properties are limited to one- to four-family and are appraised or reviewed by qualified independent appraisers. Such appraisers inspect the interior and/or exterior and appraise the subject of property and report the property condition. Following each inspection, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraised Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac.

  Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans are secured by a mortgage on property located in any of the 50 states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Mortgage Loans may be secured by leases on real property. Generally, a loan will be secured by a lease only if the use of leasehold estates as security for mortgage loans is common and customary in the area, the lease is not subject to any prior lien that could result in termination of the lease and the term of the lease ends five years beyond the maturity date of the related Mortgage Loan.

  Unless otherwise provided in the applicable Prospectus Supplement, all Mortgage Loans will be covered by an appropriate standard form American Land Title Association ("ALTA") title insurance policy, or a substantially similar policy or an attorney's title opinion.

  If so specified in the applicable Prospectus Supplement, Mortgage Loans may be subject to temporary interest subsidy agreements ("Subsidy Loans") pursuant to which the monthly payments made by the related mortgagors will be less than the scheduled monthly payments on such Mortgage Loans with the present value of the resulting difference in payment ("Subsidy Payments") being provided by the employer of the mortgagor generally on an annual basis. Unless otherwise specified in the applicable Prospectus Supplement, Subsidy Payments will be placed in a custodial account ("Subsidy Account") by the Master Servicer. Despite the existence of a subsidy program, a mortgagor remains primarily liable for making all scheduled payments on a Subsidy Loan and for all other obligations provided for in the related Mortgage Note and Mortgage Loan.

  If so specified in the applicable Prospectus Supplement, the Trust Fund may contain Buydown Loans pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan. The resulting difference in payment will be compensated for from an amount contributed by the seller of the related Mortgaged Property or another source, including the originator of the Mortgage Loan (generally on a present value basis) and, if so specified in the related Prospectus Supplement, placed in a Buydown Fund by the Master Servicer.

  If so specified in the applicable Prospectus Supplement, the Trust Fund may include Mortgage Loans which are amortized over 30 years but which have shorter terms to maturity (each such Mortgage Loan, a "Balloon Loan") that causes the outstanding principal balance of the related Mortgage Loan to be due and payable at the end of a certain specified period (the "Balloon Period"). Unless otherwise specified in the applicable Prospectus Supplement, the borrower of such Balloon Loan will be obligated to pay the entire outstanding principal balance of the Balloon Loan at the end of the related Balloon Period.

  Certain of the types of Mortgage Loans that may be included in a Trust Fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such Mortgage Loans may provide for escalating or variable payments by the mortgagor or obligor. These types of Mortgage Loans are underwritten on the basis of a judgment that mortgagors or obligors will have the ability to make monthly payments required initially. In some instances, however, a mortgagor's or obligor's income may not be sufficient to permit continued loan payments as such payments increase. These types of Mortgage Loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.

                     Summaries of the Underwriting Programs

  The following is a summary of the underwriting programs of JVMC. The related Prospectus Supplement will set forth the distribution of the Mortgage Loans among the underwriting programs as of the related Cut-off Date.

Grade A

  1. JVMC requires a credit report on the borrower by an independent credit reporting agency reflecting the borrower's complete credit history. A bankruptcy that has been discharged for a minimum of 36 months is acceptable if there are compensating factors, evidence of a good re-establishment of credit and the Debt Ratio is no greater than 40% for loans with greater than 90% Loan-to-Value Ratio/Combined Loan-to-Value Ratio ("LTV/CLTV"). No unpaid collections, chargeoffs or judgments in the previous 24 months are acceptable under this underwriting program. Mortgage payment history may reflect that there are no 30-day delinquencies during the most recent 12-month period. In addition, if the LTV/CLTV is less than or equal to 90%, then (i) no more than two major consumer credit delinquencies of 30 days and some minor consumer credit delinquencies of 30 days may have occurred in the most recent 12-month period or (ii) the borrower must have a Credit Score of at least 650. If the LTV/CLTV is greater than 90%, then (i) no major consumer credit delinquencies of 30 days and some minor consumer credit delinquencies of 30 days may have occurred in the most recent 12-month period or (ii) the borrower must have a Credit Score of at least 650. "Credit Score" is a statistical credit bureau score designed to assess a borrower's creditworthiness and likelihood of default on a consumer obligation over a two-year period. Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a mortgagor to repay its Mortgage Loan. Credit Scores generally range from approximately 400 to approximately 800, with a higher score indicating an individual with a more favorable credit history than an individual with a lower score.

  2. LTV/CLTV generally conforms to the following criteria:

                                                             Maximum
                                                               LTV    Maximum
                                                              for       CLTV
                                                              First  for Second
   Underwriting Criteria                                      Liens     Liens
   ---------------------                                     ------- ----------
   Fully Documented........................................   100%      100%
   Non-Income Qualification or Alternate Documentation.....    85%       N/A
   Non-Income Verification.................................    80%       N/A
   Non-Owner Occupancy.....................................    80%       85%
   Non-Owner Occupancy and Non-Income Qualification or Non-
    Owner Occupancy and Alternate Documentation............    75%       N/A
   Non-Owner Occupancy and Non-Income Verification.........    70%       N/A
   Second Homes............................................    85%       90%
   Double Wide Mobile Homes................................    80%       80%

  3. The maximum Debt Ratio is (i) 45% for borrowers with an annual income less than or equal to $100,000 and (ii) 50% for borrowers with an income greater than $100,000.

Grade A-

  1. JVMC requires a credit report on the borrower by an independent credit reporting agency reflecting the borrower's complete credit history. A bankruptcy that has been discharged for a minimum of 36 months is acceptable if there are compensating factors, evidence of a good reestablishment of credit and the Debt Ratio is no greater than 40% for loans with greater than 90% LTV/CLTV. Unpaid collections, chargeoffs or judgments up to $500 in the previous 24 months are acceptable under this underwriting program. Mortgage payment history may reflect that there is no more than one 30-day delinquency during the most recent 12-month period. In addition, if the LTV/CLTV is less than or equal to 90%, then (i) no more than five major consumer credit delinquencies of 30 days and some minor consumer credit delinquencies of 30 days may have occurred in the most recent 12-month period or (ii) the borrower must have a Credit Score of at least 635. If the LTV/CLTV is greater than 90%, then (i) no more than two major consumer credit delinquencies of 30 days and some minor consumer credit delinquencies of 30 days may have occurred in the most recent 12-month period or (ii) the borrower must have a Credit Score of at least 650.

  2. LTV/CLTV generally conforms to the following criteria:

                                                           Maximum   Maximum
                                                             LTV       CLTV
                                                          for First for Second
   Underwriting Criteria                                    Liens     Liens
   ---------------------                                  --------- ----------
   Fully Documented......................................    100%      100%
   Non-Income Qualification or Alternate Documentation...     85%       N/A
   Non-Income Verification...............................     75%       N/A
   Non-Owner Occupancy...................................     75%        85%
   Non-Owner Occupancy and Non-Income Qualification or
    Non-Owner Occupancy and Alternate Documentation......     75%       N/A
   Non-Owner Occupancy and Non-Income Verification.......     65%       N/A
   Second Homes..........................................     80%        90%
   Double Wide Mobile Homes..............................     80%        80%

  3. The maximum Debt Ratio is (i) 45% for borrowers with an annual income less than or equal to $100,000 and (ii) 50% for borrowers with an income greater than $100,000.

Grade B

  1. JVMC requires a credit report on the borrower by an independent credit reporting agency reflecting the borrower's complete credit history. A bankruptcy that has been discharged for a minimum of 24 months is acceptable if there are compensating factors and evidence of a good re-establishment of credit. Unpaid collections, chargeoffs or judgments up to $1,000 in the previous 12 months are acceptable under this underwriting program. Mortgage payment history may reflect that there are no more than two 30-day delinquencies during the most recent 12-month period. In addition, (i) no more than (a) five major consumer credit delinquencies of 30 days, (b) two major consumer credit delinquencies of 60 days, and (c) some minor consumer credit delinquencies of 60 days, may have occurred in the most recent 12-month period or (ii) the borrower must have a Credit Score of at least 615.

  2. LTV/CLTV generally conforms to the following criteria:

                                                             Maximum
                                                               LTV    Maximum
                                                               for      LTV
                                                              First  for Second
   Underwriting Criteria                                      Liens    Liens
   ---------------------                                     ------- ----------
   Fully Documented........................................     85%     90%
   Non-Income Qualification or Alternate Documentation.....     75%     N/A
   Non-Income Verification.................................     70%     N/A
   Non-Owner Occupancy.....................................     70%      75%
   Non-Owner Occupancy and Non-Income Qualification or Non-
    Owner Occupancy and Alternate Documentation............     65%     N/A
   Non-Owner Occupancy and Non-Income Verification.........     60%     N/A
   Second Homes............................................     75%      80%
   Double Wide Mobile Homes................................     75%      75%

  3. The maximum Debt Ratio is (i) 45% for borrowers with an annual income less than or equal to $100,000 and (ii) 50% for borrowers with an income greater than $100,000.

Grade B-

  1. JVMC requires a credit report on the borrower by an independent credit reporting agency reflecting the borrower's complete credit history. A bankruptcy that has been discharged for a minimum of 24 months is acceptable if there are compensating factors and evidence of a good re-establishment of credit. Unpaid collections, chargeoffs or judgments up to $1,500 in the previous 12 months are acceptable under this underwriting program. Mortgage payment history may reflect that there are no more than four 30-day delinquencies and one 60-day delinquency during the most recent 12-month period. In addition, (i) (a) no more than three major consumer credit delinquencies of 60 days, (b) no more than one major consumer credit delinquency of 90 days, and (c) some minor consumer credit delinquencies of 90 days, may have occurred in the most recent 12-month period or (ii) the borrower must have a Credit Score of at least 585.

  2. LTV/CLTV generally conforms to the following criteria:

                                                           Maximum   Maximum
                                                             LTV       CLTV
                                                          for First for Second
   Underwriting Criteria                                    Liens      Liens
   ---------------------                                  --------- ----------
   Fully Documented......................................     80%       80%
   Non-Income Qualification or Alternate Documentation...     70%      N/A
   Non-Income Verification...............................     65%      N/A
   Non-Owner Occupancy...................................     65%       65%
   Non-Owner Occupancy and Non-Income Qualification or
    Non-Owner Occupancy and Alternate Documentation......     60%      N/A
   Non-Owner Occupancy and Non-Income Verification.......     55%      N/A
   Second Homes..........................................     70%       70%
   Double Wide Mobile Homes..............................     70%       70%

  3. The maximum Debt Ratio is 50% for all borrowers.

Grade C

  1. JVMC requires a credit report on the borrower by an independent credit reporting agency reflecting the borrower's complete credit history. A bankruptcy that has been discharged for a minimum of 24 months is acceptable if there are compensating factors and evidence of a good re-establishment of credit. Unpaid collections, chargeoffs or judgments up to $2,000 in the previous 12 months are acceptable under this underwriting program. Mortgage payment history may reflect that there are no more than two 60-day delinquencies during the most recent 12-month period. In addition, (i) no more than two major consumer credit delinquencies of 90 days and some minor consumer credit delinquencies of 120 days, may have occurred in the most recent 12-month period or (ii) the borrower must have a Credit Score of at least 570.

  2. LTV/CLTV generally conforms to the following criteria:

                                                           Maximum   Maximum
                                                             LTV       CLTV
                                                          for First for Second
   Underwriting Criteria                                    Liens      Liens
   ---------------------                                  --------- ----------
   Fully Documented......................................     75%      70%
   Non-Income Qualification or Alternate Documentation...     65%      N/A
   Non-Income Verification...............................    N/A       N/A
   Non-Owner Occupancy...................................     60%       55%
   Non-Owner Occupancy and Non-Income Qualification or
    Non-Owner Occupancy and Alternate Documentation......    N/A       N/A
   Non-Owner Occupancy and Non-Income Verification.......    N/A       N/A
   Second Homes..........................................     65%       60%
   Double Wide Mobile Homes..............................     65%       60%

  3. The maximum Debt Ratio is 50% for all borrowers.

Grade C-

  1. JVMC requires a credit report on the borrower by an independent credit reporting agency reflecting the borrower's complete credit history. A bankruptcy that has been discharged for a minimum of 12 months with some or no re-establishment of credit is acceptable. Unpaid collections, chargeoffs or judgments up to $2,500 in the previous 12 months are acceptable under this underwriting program. Mortgage payment history may reflect that there is no more than one 90-day delinquency during the most recent 12-month period. In addition, (i) no major consumer credit delinquencies of 120 days and some minor consumer credit delinquencies of 120 days may have occurred in the most recent 12-month period or (ii) the borrower must have a Credit Score of at least 555.

  2. Loan-to-Value ("LTV") generally conforms to the following criteria:

                                                                       Maximum
                                                                       LTV for
                                                                        First
   Underwriting Criteria                                                Liens
   ---------------------                                               -------
   Fully Documented...................................................    70%
   Non-Income Qualification or Alternate Documentation................    60%
   Non-Income Verification............................................   N/A
   Non-Owner Occupancy................................................    55%
   Non-Owner Occupancy and Non-Income Qualification or Non-Owner
    Occupancy and Alternate Documentation.............................   N/A
   Non-Owner Occupancy and Non-Income Verification....................   N/A
   Second Homes.......................................................    60%
   Double Wide Mobile Homes...........................................    60%

  3. The maximum Debt Ratio is 50% for all borrowers.

Qualifications of Originators

  Unless otherwise specified in the related Prospectus Supplement, each Originator must be an institution experienced in originating Mortgage Loans of the type contained in the related Mortgage Pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate those Mortgage Loans.

Representations and Warranties; Repurchases

  The Depositor will, with respect to each Mortgage Loan, make certain representations and warranties, as of a specified date to the Trustee on behalf of the Certificateholders. Such representations and warranties generally include, among other things, that (i) immediately prior to the transfer and assignment of the Mortgage Loans, the seller had good title to, and was the sole owner of, each Mortgage Loan and there had been no other sale or assignment thereof, (ii) to the best knowledge of the Depositor, as of the date of such transfer, the Mortgage Loans are subject to no offsets, defenses or counterclaims, (iii) each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws, (iv) a lender's policy of title insurance or an attorney's title opinion was issued on the date of the origination of each Mortgage Loan and each such policy is valid and remains in full force and effect, (v) as of the date of such transfer, each Mortgage subject to the Agreement is a valid lien on the related Mortgaged Property (subject only to (a) permitted senior liens on such Mortgaged Property and (b) the exceptions to title set forth in the related title insurance policy or attorney's opinion, which exceptions are generally acceptable to mortgage lending companies, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage), and to the best knowledge of the Depositor, such property is free of material damage and is in good repair, (vi) the payment status of the Mortgage Loan, and (vii) with respect to each Mortgage Loan, if the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards and subject in certain circumstances to the availability of flood insurance under the National Flood Insurance Act of 1968, as amended, such Mortgaged Property is covered by flood insurance.

  The Master Servicer or the Trustee will promptly notify the Depositor of any breach of any representation or warranty made by it in respect of a Mortgage Loan, without regard to any qualification as to the Depositor's knowledge, which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, if the Depositor cannot cure such breach within a specified period following the date it was notified of such breach, then the Depositor will be obligated to repurchase such Mortgage Loan from the Trust Fund at a price (the "Purchase Price") equal to 100% of the principal balance thereof as of the date of the repurchase plus accrued interest thereon at the Mortgage Rate to the first day of the month in which the Purchase Price is to be distributed. If so provided in the Prospectus Supplement for a Series, the Depositor, rather than repurchase a Mortgage Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such Series of Certificates, to cause the removal of such Mortgage Loan from the Trust Fund and substitute in its place one or more other Mortgage Loans, as applicable, in accordance with the standards described in the related Prospectus Supplement. Repurchase or substitution of the Mortgage Loan by the Depositor are the sole remedies available to the Trustee and the Certificateholders upon the breach of a representation or warranty in respect of a Mortgage Loan.

  The Mortgage Loan Purchase Agreement will provide the Depositor with remedies against JVMC for breaches of representations and warranties made by the Depositor with respect to the Mortgage Loans under the Pooling and Servicing Agreement.

  The Master Servicer will not be obligated to purchase a Mortgage Loan if the Depositor defaults on its obligation to do so, and no assurance can be given that the Depositor will carry out its repurchase obligations with respect to the Mortgage Loans. The failure of the Depositor to repurchase a Mortgage Loan as to which a breach of a representation or warranty relates to the status of such Mortgage Loan as a "qualified mortgage" within the meaning of Code Section 860G(a)(3) may cause the related Trust Fund to be disqualified as a REMIC.

                        DESCRIPTION OF THE CERTIFICATES

  Each Series of Certificates will be issued pursuant to a Pooling and Servicing Agreement among the Depositor, the Master Servicer and the Trustee for the benefit of the holders of the Certificates of such Series. The following summaries describe the material provisions that may appear in each Pooling and Servicing Agreement. The Prospectus Supplement for a Series of Certificates will describe any provision of the Pooling and Servicing Agreement relating to such Series that materially differs from the description thereof contained in this Prospectus. The provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of the Pooling and Servicing Agreement is an exhibit to the Registration Statement of which this Prospectus is a part. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each Series of Certificates and the applicable Prospectus Supplement. The Depositor will provide a copy of the Pooling and Servicing Agreement (without exhibits) relating to any Series without charge upon written request of a holder of record of a Certificate of such Series addressed to JV Capital Trust, c/o Wilmington Trust Company, 1100 North Market Street, Rodney Square North, Wilmington, DE 19890.

General

  Unless otherwise specified in the Prospectus Supplement, the Certificates of each Series will be issued in either fully-registered or book-entry form, in the authorized denominations specified in the related Prospectus

Supplement, will evidence specified beneficial ownership interests in the related Trust Fund created pursuant to each Pooling and Servicing Agreement and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Depositor. The Certificates will not represent obligations of the Depositor, Master Servicer, Trustee or any affiliate of any such party. The Mortgage Loans will not be insured or guaranteed by any governmental entity or other person, unless otherwise specified in the related Prospectus Supplement. Each Trust Fund will consist of, to the extent provided in the Pooling and Servicing Agreement, (i) the Mortgage Loans, that from time to time are subject to the related Pooling and Servicing Agreement (exclusive of any amounts specified in the related Prospectus Supplement ("Retained Interest")); (ii) such assets as from time to time are required to be deposited in the related Collection Account, as defined below under "The Pooling and Servicing Agreement--Payments on Mortgage Loans; Deposits to Collection Account"; (iii) property which secured a Mortgage Loan and which is acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure; and (iv) any Primary Mortgage Insurance Policies, FHA Insurance and VA Guarantees, and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the Pooling and Servicing Agreement. If so specified in the related Prospectus Supplement, a Trust Fund may also include one or more of the following: reinvestment income on payments received on the Mortgage Loans, a Reserve Fund, a Mortgage Pool Insurance Policy, a Special Hazard Insurance Policy, a Bankruptcy Bond, one or more Letters of Credit, a Surety Bond, Limited Guarantees or similar instruments or other agreements.

  Each Series of Certificates will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Loans in the related Trust Fund. A Series of Certificates may include one or more classes that are senior or subordinate in right to payment to one or more other classes of Certificates of such Series. Certain Series or classes of Certificates may be covered by insurance policies, Surety Bonds or other forms of credit enhancement, in each case as described herein and in the related Prospectus Supplement. One or more classes of Certificates of a Series may be entitled to receive principal distributions, with disproportionate, nominal or no interest distributions or to interest distributions, with disproportionate, nominal or no principal distributions or any combination thereof. Distributions on one or more classes of a Series of Certificates may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Mortgage Loans in the related Trust Fund, or on a different basis, in each case as specified in the related Prospectus Supplement. The timing, amounts, sequential order and priority of payment of such distributions may vary among classes or over time as specified in the related Prospectus Supplement.

  Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Certificates will be made by the Trustee on each Distribution Date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the Prospectus Supplement) in proportion to the percentages specified in the related Prospectus Supplement or in such other manner as is specified in the related Prospectus Supplement. Distributions will be made to the persons (the "Certificateholders") in whose names the Certificates are registered at the close of business on the dates specified in the related Prospectus Supplement (each, a "Record Date"). Distributions will be made by check or money order mailed to the persons entitled thereto at the address appearing in the register maintained for holders of Certificates (the "Certificate Register") or, if specified in the related Prospectus Supplement, in the case of Certificates that are of a certain minimum denomination, upon written request by the Certificateholder, by wire transfer or by such other means as are described therein; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee or other person specified in the notice to Certificateholders of such final distribution.

  The Certificates will be freely transferable and exchangeable at the corporate trust office of the Trustee as set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Certificates of any Series but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

Distributions on Certificates

 General

  In general, the method of determining the amount of distributions on a particular Series of Certificates will depend on the type of credit support, if any, that is used with respect to such Series. See "Credit Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Certificates of a particular Series. The Prospectus Supplement for each Series of Certificates will describe the method to be used in determining the amount of distributions on the Certificates of such Series. Distributions allocable to principal of and interest on the Certificates will be made by the Trustee out of, and only to the extent of, funds in the related Collection Account, including any funds transferred from any Reserve Fund. As between Certificates of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the related Prospectus Supplement. Distributions to any class of Certificates will be made pro rata to all Certificateholders of that class or such other manner as is described in the related Prospectus Supplement.

 Available Distribution Amount

  All distributions on the Certificates of each Series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement and specified in the Pooling and Servicing Agreement. Generally, the "Available Distribution Amount" for each Distribution Date will equal the sum of the following amounts:

    (i) the aggregate of all previously undistributed payments on account of principal (including Principal Prepayments, if any, and prepayment penalties, if so provided in the related Prospectus Supplement) and interest on the Mortgage Loans in the related Trust Fund (including Liquidation Proceeds and Insurance Proceeds and amounts drawn under Letters of Credit or other credit enhancement instruments as permitted thereunder and as specified in the related Pooling and Servicing Agreement) received by the Master Servicer after the Cut-off Date and on or prior to the day of the month of the related Distribution Date specified in the related Prospectus Supplement (the "Determination Date") except:

      (a) all payments that were due on or before the Cut-off Date;

      (b) all Liquidation Proceeds and all Insurance Proceeds, all Principal Prepayments, all amounts deposited in the Collection Account by the Depositor in connection with a substitution of a Mortgage Loan and all other proceeds of any Mortgage Loan purchased by the Depositor pursuant to the Pooling and Servicing Agreement that were received after the prepayment period specified in the related Prospectus Supplement and all related payments of interest representing interest for any period after such prepayment period;

      (c) all scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

      (d) amounts received on particular Mortgage Loans as late payments of principal or interest or other amounts required to be paid by Mortgagors, but only to the extent of any unreimbursed advance in respect thereof made by the Master Servicer;

      (e) amounts representing reimbursement, to the extent permitted by the Agreement and as described under "--Advances" below, for Advances made by the Master Servicer that were deposited into the Collection Account, and amounts representing reimbursement for certain other losses and expenses incurred by the Master Servicer or the Depositor and described below;

      (f) that portion of each collection of interest on a particular Mortgage Loan in such Trust Fund that represents credit enhancement fees or servicing compensation payable to the Master Servicer or Retained Interest that is to be retained from such collection or is permitted to be retained from related Insurance Proceeds, Liquidation Proceeds or proceeds of Mortgage Loans purchased pursuant to the Agreement;

    (ii) the amount of any Advance made by the Master Servicer as described under "--Advances" below and deposited by it in the Collection Account; and

    (iii) if applicable, amounts withdrawn from a Reserve Fund.

 Distributions of Interest

  Interest will accrue on the aggregate Certificate Balance (or, in the case of Certificates entitled only to distributions allocable to interest, the aggregate notional amount) of each class of Certificates entitled to interest at the Pass-Through Rate (which may be a fixed rate or rate adjustable as specified in such Prospectus Supplement) or as otherwise described in the Prospectus Supplement from the date, and for the periods, specified in such Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of Certificates entitled to interest (other than a class of Certificates that provides for interest that accrues, but is not currently payable, referred to hereafter as "Accrual Certificates") will be distributable on the Distribution Dates specified in the related Prospectus Supplement until the aggregate Certificate Balance of the Certificates of such class has been distributed in full or, in the case of Certificates entitled only to distributions allocable to interest, until the aggregate notional amount of such Certificates is reduced to zero or for the period of time designated in the related Prospectus Supplement. The Certificate Balance of each Certificate outstanding from time to time represents the maximum amount that the holder thereof is entitled to receive in respect of principal from future cash flow on the assets in the related Trust Fund. Distributions allocable to interest on each Certificate that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such Certificate or as otherwise described in the Prospectus Supplement. The notional amount of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

  With respect to any class of Accrual Certificates, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Certificate Balance of such class of Certificates on that Distribution Date. Distributions of interest on each class of Accrual Certificates will commence only at such time or after the occurrence of certain events specified in the related Prospectus Supplement. Prior to such time, the beneficial ownership interest of such class of Accrual Certificates in the Trust Fund, as reflected in the aggregate Certificate Balance of such class of Accrual Certificates, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Certificates during the preceding interest accrual period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Certificates will thereafter accrue interest on its outstanding Certificate Balance as so adjusted.

 Distributions of Principal

  The aggregate "Certificate Balance" of any class of Certificates entitled to distributions of principal will be the aggregate original Certificate Balance of such class of Certificates specified in such Prospectus Supplement, reduced by all distributions reported to the holders of such Certificates as allocable to principal and (i) in the case of Accrual Certificates increased by all interest accrued but not then distributable on such Accrual Certificates and
(ii) in the case of adjustable rate Certificates, if so specified in the related Prospectus Supplement, subject to the effect of negative amortization or such other amount as is specified in the related Prospectus Supplement. The related Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Certificates entitled to distributions of principal. A class of interest-only Certificates will not be entitled to distributions of principal and will have a notional amount on which interest will accrue.

  If so provided in the related Prospectus Supplement, one or more classes of Senior Certificates will be entitled to receive all or a disproportionate percentage of the payments of principal that are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in such Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of Certificateholders will have the effect of accelerating the amortization of such Senior Certificates while increasing the relative interests evidenced by the Subordinated Certificates in the Trust Fund. Increasing the interests of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates. See "Credit Enhancement--Subordination."

 Unscheduled Distributions

  To the extent specified in the related Prospectus Supplement relating to a Series of Certificates which have less frequent than monthly Distribution Dates, the Certificates will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in such Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Mortgage Loans, the Trustee or the Master Servicer determines that the funds available or anticipated to be available from the Collection Account and, if applicable, any Reserve Fund, may be insufficient to make required distributions on the Certificates on such Distribution Date. The amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Certificates on the next Distribution Date except to the extent specified in the related Prospectus Supplement. All unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in such Prospectus Supplement except to the extent specified in the related Prospectus Supplement. See "Yield and Prepayment Considerations."

  All distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the Certificates would have been made on the next Distribution Date, and with respect to Certificates of the same class, unscheduled distributions of principal will be made on a pro rata basis or in such other manner as is specified in the related Prospectus Supplement.

  Notice of any unscheduled distribution will be given by the Trustee prior to the date of such distribution.

Categories of Classes of Certificates

  The Certificates of any Series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a Series of Certificates may identify the classes which comprise such Series by reference to the following categories or another category specified in the applicable Prospectus Supplement.

                                PRINCIPAL TYPES

 Categories Of Classes                               Definition
 ---------------------                               ----------
 Accretion Directed Class..........  A class that receives principal payments from amounts that would otherwise be
                                     distributed as interest on specified
                                     Accrual Classes. Such principal payments
                                     may be in lieu of or in addition to
                                     principal payments from principal receipts
                                     on the Mortgage Loans for the related
                                     Series.
 Companion Class (also sometimes
  referred to as a "Support          A class that is entitled to receive
  Class")..........................  principal payments on any Distribution
                                     Date only if scheduled payments have been
                                     made on specified Planned Amortization
                                     Classes, Targeted Amortization Classes
                                     and/or Scheduled Amortization Classes.

 Categories Of Classes                               Definition
 ---------------------                               ----------
 Component Class...................  A class consisting of two or more specified components (each, a "Component")
                                     as described in the applicable Prospectus
                                     Supplement. The Components of a Component
                                     Class may have different principal and/or
                                     interest payment characteristics but
                                     together constitute a single class and do
                                     not represent severable interests. Each
                                     Component of a Component Class may be
                                     identified as falling into one or more
                                     categories in this chart.
 Lockout Class.....................  A senior class that is designed not to participate in or to participate to a
                                     limited extent in (i.e., to be "locked
                                     out" of), for a specified period, the
                                     receipt of (1) principal prepayments on
                                     the Mortgage Loans that are allocated
                                     disproportionately to the senior classes
                                     of such Series as a group pursuant to a
                                     "shifting interest" structure and/or (2)
                                     scheduled principal payments on the
                                     Mortgage Loans that are allocated to the
                                     senior classes as a group. A Lockout Class
                                     will typically not be entitled to receive,
                                     or will be entitled to receive only a
                                     restricted portion of, distributions of
                                     principal prepayments and/or scheduled
                                     principal payments, as applicable, for a
                                     period of several years, during which time
                                     all or a portion of such principal
                                     payments that it would otherwise be
                                     entitled to receive in the absence of a
                                     "lockout" structure will be distributed in
                                     reduction of the Certificate Balances of
                                     other senior classes. Lockout Classes are
                                     designed to minimize weighted average life
                                     volatility during the lockout period.
 Notional Amount Class.............  A class having no Certificate Balance and bearing interest on the related notional
                                     amount. The notional amount is used for
                                     purposes of the determination of interest
                                     distributions.
 Pass Through......................  A Senior Class that is entitled to receive a specified percentage of the principal
                                     payments that are distributable to the
                                     Senior Classes or applicable group of
                                     Senior Classes (other than any Ratio Strip
                                     Class) in the aggregate on a Distribution
                                     Date and that is not designated as a
                                     Sequential Pay Class.
 Planned Amortization Class (also
  sometimes referred to as a         A class that is designed to receive
  "PAC")...........................  principal payments using a predetermined
                                     Certificate Balance schedule derived by
                                     assuming two constant prepayment rates for
                                     the underlying Mortgage Loans. These two
                                     rates are the endpoints for the
                                     "structuring range" for the Planned
                                     Amortization Class. The Planned
                                     Amortization Classes in any Series of
                                     Certificates may be subdivided into
                                     different categories (e.g., Planned
                                     Amortization Class I ("PAC I") Planned
                                     Amortization Class II ("PAC II") and so
                                     forth) derived using different structuring
                                     ranges. A PAC is designed to provide
                                     protection against volatility of weighted
                                     average life if prepayments occur at a
                                     constant rate within the structuring
                                     range.
 Ratio Strip Class.................  A class that is entitled to receive a constant proportion, or "ratio strip," of
                                     the principal payments on the underlying
                                     Mortgage Loans.

 Scheduled Amortization Class (also
  sometimes referred to as a
  "Scheduled Class")...............  A class that is designed to receive principal payments using a predetermined
                                     Certificate Balance schedule but is not
                                     designated

 Categories Of Classes                               Definition
 ---------------------                               ----------
                                     as a Planned Amortization Class or
                                     Targeted Amortization Class. The schedule
                                     is generally derived by assuming either
                                     two constant prepayment rates or a single
                                     constant prepayment rate for the
                                     underlying Mortgage Loans but may be
                                     derived using a different methodology. In
                                     the case of two constant rates, the two
                                     rates are the endpoints for the
                                     "structuring range" for the Scheduled
                                     Amortization Class and such range
                                     generally is narrower than that for a
                                     Planned Amortization Class. Typically, the
                                     Support Class(es) for the applicable
                                     Series of Certificates generally will
                                     represent a smaller percentage of the
                                     Scheduled Amortization Class than a
                                     Support Class generally would represent in
                                     relation to a Planned Amortization Class
                                     or a Targeted Amortization Class. A
                                     Scheduled Amortization Class is generally
                                     less sensitive to weighted average life
                                     volatility as a result of prepayments than
                                     a Support Class but more sensitive than a
                                     Planned Amortization Class or a Targeted
                                     Amortization Class.
 Senior Class......................  A class that is entitled to receive payments of principal and interest on each
                                     Distribution Date prior to the classes of
                                     Subordinated Certificates.
 Sequential Pay Class..............  A class that is entitled to receive principal payments in a prescribed
                                     sequence, that does not have a
                                     predetermined Certificate Balance schedule
                                     and that, in most cases, is entitled to
                                     receive payments of principal continuously
                                     from the first Distribution Date on which
                                     it receives principal until it is retired.
                                     Sequential Pay Classes may receive
                                     principal payments concurrently with one
                                     or more other Sequential Pay Classes. A
                                     single class that is entitled to receive
                                     principal payments before or after other
                                     classes in the same Series of Certificates
                                     may be identified as a Sequential Pay
                                     Class.
 Subordinated Class................  A class that is entitled to receive payments of principal and interest on each
                                     Distribution Date only after the Senior
                                     Certificates and certain classes of
                                     Subordination Certificates with higher
                                     priority of distributions have received
                                     their full principal and interest
                                     entitlements.
 Super Senior Class................  A Senior Class that will not bear its share of certain losses after the classes
                                     of Subordinated Certificates are no longer
                                     outstanding for so long as one or more
                                     specified classes of Senior Certificates
                                     are outstanding.
 Super Senior Support Class........  A Senior Class that bears certain losses allocated to one or more Super Senior
                                     Classes.
 Targeted Amortization Class (also
  sometimes referred to as a         A class that is designed to receive
  "TAC")...........................  principal payments using a predetermined
                                     Certificate Balance schedule derived by
                                     assuming a single constant prepayment rate
                                     for the underlying Mortgage Loans. A TAC
                                     is designed to provide some protection
                                     against shortening of weighted average
                                     life if prepayments occur at a rate
                                     exceeding the assumed constant prepayment
                                     rate used to derive the Certificate
                                     Balance schedule of such class.

                                 INTEREST TYPES

 Accrual Class.....................  A class that accretes the amount of accrued interest otherwise distributable
                                     on such class, which amount will be added
                                     as principal to the Certificate Balance of
                                     such class on each applicable Distribution
                                     Date. Such accretion may continue until
                                     some specified event has occurred or until
                                     such Accrual Class is retired.
 Fixed Rate Class..................  A class with an interest rate that is fixed throughout the life of the classes.
 Floating Rate Class...............  A class with an interest rate that resets periodically based upon a designated index
                                     and that varies directly with changes in
                                     such index.
 Interest Only Class...............  A class that is entitled to receive some or all of the interest payments made on
                                     the Mortgage Loans and little or no
                                     principal. Interest Only Classes have
                                     either a nominal principal balance or a
                                     notional amount. A nominal principal
                                     balance represents actual principal that
                                     will be paid on the class. It is referred
                                     to as nominal since it is extremely small
                                     compared to other classes. A notional
                                     amount is the amount used as a reference
                                     to calculate the amount of interest due on
                                     an Interest Only Class that is not
                                     entitled to any distributions in respect
                                     to principal.
 Inverse Floating Rate Class.......  A class with an interest rate that resets periodically based upon a designated index
                                     and that varies inversely with changes in
                                     such index and with changes in the
                                     interest rate payable on the related
                                     Floating Rate Class.
 Principal Only Class..............  A class that does not bear interest and is entitled to receive only distributions in
                                     respect of principal.
 Step Coupon Class.................  A class with a fixed interest rate that is reduced to a lower fixed rate after a
                                     specified period of time. The difference
                                     between the initial interest rate and the
                                     lower interest rate will be supported by a
                                     reserve fund established on the Closing
                                     Date.
 Variable Rate Class...............  A class with an interest rate that resets periodically and is calculated by
                                     reference to the rate or rates of interest
                                     applicable to the Mortgage Loans.

Advances

  Generally, the Master Servicer, will be required to advance on or before each Distribution Date (from its own funds or funds held in the Collection Account for future distributions to the holders of such Certificates), an amount (each, an "Advance") equal to the aggregate of payments of principal and interest (or, in the case of Home Equity Loans, payments of interest only) that were delinquent on the related Determination Date, subject to the Master Servicer's determination that such Advances will be recoverable out of late payments by Mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise, and net of applicable servicing compensation. In the case of Cooperative Loans, the Master Servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, the Trustee or another entity so specified will be required to make such Advances to the extent the Master Servicer fails to do so. The Prospectus Supplement for a Series of Certificates will specify the nature and timing of amounts to be advanced to the holders of such Certificates and the manner in which Advances may be recovered. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the related Agreement. The Master Servicer's or other entity's obligation to make Advances will not guarantee or insure against losses to holders of the Certificates.

Reports to Certificateholders

  Prior to or concurrently with each distribution on a Distribution Date and except as otherwise set forth in an applicable Prospectus Supplement, the Master Servicer or the Trustee will furnish to each Certificateholder of record of the related Series a statement setting forth, to the extent applicable to such Series of Certificates, among other things:

    (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related Prospectus Supplement, prepayment penalties included therein;

    (ii) the amount of such distribution allocable to interest;

    (iii) the amount of any Advance;

    (iv) the outstanding Certificate Balance or notional amount of each class of the related Series after giving effect to the distribution of principal on such Distribution Date;

    (v) the related amount of the servicing compensation retained or withdrawn from the Collection Account by the Master Servicer;

    (vi) the number and aggregate principal balances of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) and (B) in foreclosure as of the close of business on the last day of the calendar month preceding such Distribution Date;

    (vii) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

    (viii) if applicable, the amount remaining in any Reserve Fund at the close of business on the Distribution Date;

    (ix) the Pass-Through Rate as of the day prior to the immediately preceding Distribution Date; and

    (x) any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

  Where applicable, any amount set forth above may be expressed as a dollar amount per single Certificate of the relevant class having the Percentage Interest specified in the related Prospectus Supplement. The report to Certificateholders for any Series of Certificates may include additional or other information of a similar nature to that specified above.

  In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Certificateholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Certificateholders to prepare their tax returns.

Book-Entry Registration

  If so specified in the related Prospectus Supplement, a class of Certificates may be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in such Certificates ("Certificate Owners") will hold their Certificates through the Depository Trust Company ("DTC") in the United States, or Cedel Bank, societe anonyme ("CEDEL") or the Euroclear System ("Euroclear") in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems (each, a "Participant"). The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of such class of Certificates and will initially be registered in the name of Cede & Co. ("Cede"), the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries, which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for CEDEL, and Morgan

Guaranty Trust Company of New York ("Morgan") will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively, the "European Depositaries"). Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of such Certificates will be Cede, as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

  The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary" ) that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant, and on the records of CEDEL or Euroclear, as appropriate).

  Certificate Owners of a class of Book-Entry Certificates will receive all distributions of principal of, and interest on, such Certificates from the Trustee through DTC and DTC participants. While such Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to such class of Certificates and is required to receive and transmit distributions of principal of, and interest on, such Certificates. Participants and indirect participants with whom Certificate Owners have accounts with respect to such Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

  Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in such Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of such Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer such Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of a class of Book-Entry Certificates will be executed through DTC, and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

  Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Federal Income Tax Consequences--REMICs--Taxation of Certain Foreign Investors" herein and "Global Clearance, Settlement and Tax Documentation Procedures" and "Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

  Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in

DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).

  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

  DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book--Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

  CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL participant, either directly or indirectly.

  Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium, office of Morgan (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Belgium Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Belgium Cooperative. The Belgium Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

  Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

  Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences--REMICs--Taxation of Certain Foreign Investors," "--Backup Withholding" and "--Reporting Requirements." Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

  Monthly and annual reports on the Trust Fund will be provided to Cede, as nominee of DTC, and may be made available by Cede to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

  With respect to each class of Book-Entry Certificates, DTC will advise the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of such Book-Entry Certificates under the related Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under such Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Certificates of a class of Book-Entry Certificates which conflict with actions taken with respect to other Certificates of such class.

  Definitive Certificates will be issued to beneficial owners of Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the related Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to such Book-Entry Certificates and the Depositor or such Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, with the consent of such Trustee, elects to terminate a book-entry system through DTC, or (c) in accordance with such other provisions described in the related Prospectus Supplement.

  Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee for such a Series will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders of such Series under the related Agreement.

  Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

  Neither the Depositor, the Master Servicer nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of any class of Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                               CREDIT ENHANCEMENT

General

  Credit enhancement may be provided with respect to one or more classes of a Series of Certificates or with respect to the Mortgage Loans in the related Trust Fund. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related Prospectus Supplement, the subordination of one or more classes of the Certificates of such Series, the establishment of one or more reserve funds, the use of a cross-support feature, use of a Mortgage Pool Insurance Policy, Bankruptcy Bond, Special Hazard Insurance Policy, Surety Bond or Letters of Credit described herein and in the related Prospectus Supplement, overcollateralization of one or more classes of the Certificates of such Series, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of credit enhancement may be structured so as to be drawn upon by more than one Series to the extent described therein. The coverage provided by any credit enhancement will be described in the related Prospectus Supplement. Generally, any credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit enhancement covers more than one Series of Certificates (each, a "Covered Trust"), Certificateholders evidencing interests in any of such Covered Trusts will be subject to the risk that such credit enhancement will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

  If credit enhancement is provided with respect to one or more classes of Certificates of a Series, or the related Mortgage Loans, the related Prospectus Supplement will include a description of (a) the nature and amount of coverage under such credit enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such credit enhancement may be reduced and under which such credit enhancement may be terminated or replaced and (d) the material provisions relating to such credit enhancement. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of credit enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement. See "Risk Factors--Limitations, Reduction and Substitution of Credit Enhancement."

Subordination

  If so specified in the related Prospectus Supplement, protection afforded to holders of one or more classes of Certificates of a Series (the "Subordinated Certificates") by means of the subordination feature will be accomplished by the preferential right of holders of one or more other classes of such Series (the "Senior Certificates") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of Subordinated Certificates under the circumstances and to the extent specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Loans and losses on defaulted Mortgage Loans will be borne first by the various classes of Subordinated Certificates and thereafter by the various classes of Senior Certificates, in each case under the circumstances and subject to the limitations specified in such related Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Loans over the lives of the Certificates or at any time, the aggregate losses in respect of defaulted Mortgage Loans which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Certificateholders that will be distributable to Senior Certificateholders on any Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Loans or aggregate losses in respect of such Mortgage Loans were to exceed an amount specified in the related Prospectus Supplement, holders of Senior Certificates would experience losses on the Certificates.

  In addition to or in lieu of the foregoing, if so specified in the related Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Certificates on any Distribution Date may instead be deposited into one or more Reserve Funds established with the Trustee. If so specified in the related Prospectus Supplement, such deposits may be made on each Distribution Date, for specified periods or until the balance in the Reserve Funds has reached a specified amount and, following payments from the Reserve Fund to holders of Senior Certificates or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Fund to required levels, in each case as specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, amounts on deposit in the Reserve Fund may be released to the holders of the class of Certificates specified in such Prospectus Supplement at the times and under the circumstances specified in such Prospectus Supplement.

  If specified in the related Prospectus Supplement, various classes of Senior Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Certificates, respectively, through a cross support mechanism or otherwise.

  As between classes of Senior Certificates and as between classes of Subordinated Certificates, distributions may be allocated among such classes
(i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the related Prospectus Supplement. As between classes of Subordinated Certificates, payments to holders of Senior Certificates on account of delinquencies or losses and payments to any Reserve Fund will be allocated as specified in the related Prospectus Supplement.

Mortgage Pool Insurance Policies

  If specified in the related Prospectus Supplement relating to a Mortgage Pool, a separate mortgage pool insurance policy (a "Mortgage Pool Insurance Policy") will be obtained for the Mortgage Pool and issued by the insurer (the "Pool Insurer") named in such Prospectus Supplement. Each Mortgage Pool Insurance Policy will, subject to the limitations described in the related Prospectus Supplement, cover loss by reason of default in payment on Mortgage Loans in the Mortgage Pool in an amount specified in such Prospectus Supplement which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. The amount and principal terms of any such coverage will be set forth in the related Prospectus Supplement.

Special Hazard Insurance Policies

  If specified in the related Prospectus Supplement, a separate special hazard insurance policy (the "Special Hazard Insurance Policy") will be obtained for the Mortgage Pool and will be issued by the insurer (the

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"Special Hazard Insurer") named in such Prospectus Supplement. Each Special
Hazard Insurance Policy will, subject to limitations described in the related Prospectus Supplement, protect holders of the related Certificates from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related Prospectus Supplement) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under a flood insurance policy if the Mortgaged Property is located in a federally designated flood area, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "The Pooling and Servicing Agreement--Hazard Insurance." Each Special Hazard Insurance Policy will not cover losses occasioned by fraud or conversion by the Trustee or the Master Servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the Mortgaged Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount and principal terms of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Mortgage Loan have been kept in force and other protection and preservation expenses have been paid.

Bankruptcy Bonds

  If specified in the related Prospectus Supplement, a bankruptcy bond ("Bankruptcy Bond") for proceedings under the federal Bankruptcy Code will be issued by an insurer named in such Prospectus Supplement. Each Bankruptcy Bond will cover, to the extent specified in the related Prospectus Supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each Bankruptcy Bond will be set forth in the related Prospectus Supplement. Coverage under a Bankruptcy Bond may be canceled or reduced if such cancellation or reduction would not adversely affect the then current rating or ratings of the related Certificates. See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders." The amount and principal terms of any such coverage will be set forth in the Prospectus Supplement.

Reserve Funds

  If so specified in the related Prospectus Supplement, credit support with respect to a Series of Certificates may be provided by the establishment and maintenance with the Trustee for such Series of Certificates, in trust, of one or more reserve funds for such Series (each, a "Reserve Fund"). The related Prospectus Supplement will specify whether or not such Reserve Funds will be included in the Trust Fund for such Series.

  The Reserve Fund for a Series will be funded (i) by the deposit therein of cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related Prospectus Supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related Prospectus Supplement to which the Subordinated Certificateholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related Prospectus Supplement.

  Any amounts on deposit in the Reserve Fund and the proceeds of any other instrument upon maturity will be held in cash or will be invested in Permitted Investments which, unless otherwise specified in the related Prospectus Supplement, will include obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and certain repurchase agreements of United States government securities with eligible commercial banks. If a

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letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Unless otherwise specified in the related Prospectus Supplement, any instrument deposited therein will name the Trustee, in its capacity as trustee for the holders of the Certificates, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the Certificates. Additional information with respect to such instruments deposited in the Reserve Funds will be set forth in the related Prospectus Supplement.

  Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Certificates for the purposes, in the manner and at the times specified in the related Prospectus Supplement.

Cross Support

  If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Certificates. In such case, credit support may be provided by a cross support feature which requires that distributions be made with respect to Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust Fund. The related Prospectus Supplement for a Series which includes a cross support feature will describe the manner and conditions for applying such cross support feature.

  If specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

Limited Guarantee

  If specified in the Prospectus Supplement with respect to a Series of Certificates, credit enhancement may be provided in the form of a limited financial guarantee (a "Limited Guarantee") issued by a guarantor named therein. If specified in the related Prospectus Supplement, a Limited Guarantee may be provided by an affiliate or affiliates of the Depositor.

Letter of Credit

  Alternative credit support with respect to a Series of Certificates may be provided by the issuance of a letter of credit (a "Letter of Credit") by the bank or financial institution specified in the applicable Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a Letter of Credit issued with respect to a Series of Certificates will be set forth in the related Prospectus Supplement.

Surety Bonds

  If specified in the Prospectus Supplement relating to a Series of Certificates, credit support with respect to one or more Classes of Certificates of a Series may be provided by the issuance of a financial guaranty insurance policy or surety bond (a "Surety Bond") issued by a financial guarantee insurance company specified in the applicable Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a Surety Bond will be set forth in the related Prospectus Supplement.

Overcollateralization

  If specified in the related Prospectus Supplement, credit support may consist of overcollateralization whereby the aggregate principal amount of the Mortgage Loans, including any Subsequent Mortgage Loans, exceeds the aggregate Certificate Balance of the Certificates. Such overcollateralization may exist at the time

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

the Certficates are issued or develop thereafter as a result of the application of certain interest collections, in excess of amounts necessary to pay the Pass-Through Rate on the Certificates, received in connection with the Mortgage Loans, including any Subsequent Mortgage Loans. The existence of any overcollateralization and the manner, if any, by which it increases or decreases, will be set forth in the related Prospectus Supplement.

                      YIELD AND PREPAYMENT CONSIDERATIONS

  The yields to maturity and weighted average lives of the Certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the Mortgage Loans included in the related Trust Fund. The original terms to maturity of the Mortgage Loans in a given Mortgage Pool will vary depending upon the type of Mortgage Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Mortgage Loans in the related Mortgage Pool. Mortgage Loans may be prepaid without penalty in full or in part at any time except as specified in the Prospectus Supplement. The prepayment experience on the Mortgage Loans in a Mortgage Pool will affect the life of the related Series of Certificates.

  A number of factors, including, but not limited to, homeowner mobility, economic conditions, the presence and enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds, may affect prepayment experience of Mortgage Loans.

  Unless otherwise provided in the related Prospectus Supplement, all conventional Mortgage Loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the mortgagor of the underlying Mortgaged Property. Mortgage Loans insured by the FHA, and Mortgage Loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such Mortgage Loans may be lower than that of conventional Mortgage Loans bearing comparable interest rates. The Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Pooling and Servicing Agreements--Collection Procedures" and "Certain Legal Aspects of the Mortgage Loans" for a description of certain provisions of each Pooling and Servicing Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

  The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Mortgage Rates. Conversely, if prevailing interest rates rise appreciably above the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below such Mortgage Rates. However, there can be no assurance that such will be the case.

  When a full prepayment is made on a Mortgage Loan, the Mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. If so specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest passed through in the following month to holders of Certificates because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the Mortgage Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Both full and partial prepayments will not be passed through until the month following receipt or at such other time as is specified in the related Prospectus Supplement.

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

  The effective yield to Certificateholders will be slightly lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price because while interest will accrue on each Mortgage Loan from the first day of the month (or such other date provided in the related Prospectus Supplement), the distribution of such interest will not be made earlier than the Distribution Date in the month following the month of accrual.

  Under certain circumstances, the Master Servicer, the Depositor or such other party specified in the related Prospectus Supplement may have the option to purchase the assets of a Trust Fund thereby effecting earlier retirement of the related Series of Certificates. See "The Pooling and Servicing Agreement-- Termination; Optional Termination."

  If so specified in the related Prospectus Supplement, upon notification from a Mortgagor of such Mortgagor's intent to convert from an adjustable interest rate to a fixed interest rate, and prior to the conversion of such Mortgage Loan, the Master Servicer or other entity specified in the related Prospectus Supplement will be obligated to purchase such related Mortgage Loan. Any such purchase of a Mortgage Loan would have the effect of a prepayment in full of the Mortgage Loan.

  From time to time, the Master Servicer or its affiliates may solicit the refinancing of loans (including the Mortgage Loans) by offering a new loan to the borrower. Any such refinancing of a Mortgage Loan would have the effect of a prepayment in full of the Mortgage Loan.

  Factors other than those identified herein and in the related Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Loans at any time or over the lives of the Certificates.

  The Prospectus Supplement relating to a Series of Certificates will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Certificates.

                      THE POOLING AND SERVICING AGREEMENT

  Set forth below is a summary of certain provisions of each Pooling and Servicing Agreement which are not described elsewhere in this Prospectus. Where particular provisions or terms used in the Pooling and Servicing Agreements are referred to, such provisions or terms are as specified in the Pooling and Servicing Agreements.

Assignment of Mortgage Loans

  At the time of issuance of the Certificates of a Series, the Depositor will cause the Mortgage Loans comprising the related Trust Fund to be assigned to the Trustee, together with all principal and interest received by or on behalf of the Depositor on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. Such schedule will include information as to the outstanding principal balance of each Mortgage Loan after application of payments due on the Cut-off Date, as well as information regarding the Mortgage Rate, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratio (or, in the case of Home Equity Loans, the Combined Loan-to-Value Ratio) at origination and certain other information. If specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee loans at a predetermined price for inclusion in the Trust Fund within three months after the issuance of the Certificates. The related Prospectus Supplement for the Trust Fund will specify whether, and the terms, conditions and manner under which, Subsequent Mortgage Assets will be sold to the Trust Fund within such three month period.

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

  In addition, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) as to each Mortgage Loan, among other things, (i) the mortgage note (the "Mortgage Note") endorsed without recourse in blank or to the order of the Trustee, (ii) the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will unless otherwise specified in the related Prospectus Supplement, deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was delivered to such recording office), (iii) an assignment of the Mortgage to the Trustee, which assignment will be in recordable form, and (iv) such other security documents as may be specified in the related Prospectus Supplement or the related Pooling and Servicing Agreement. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. The Depositor will be required to agree to repurchase, or substitute for, each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. The related Pooling and Servicing Agreement will generally require the Depositor or another party specified in the related Prospectus Supplement to promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such loans.

  Notwithstanding the preceding paragraph, with respect to any Mortgage which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, the Master Servicer will be required to take all actions as are necessary to cause the applicable Trust Fund to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

  With respect to any Mortgage Loans which are Cooperative Loans, the Depositor will cause to be delivered to the Trustee, the related original cooperative note endorsed without recourse in blank or to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related Prospectus Supplement. The Depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

  The Trustee (or the custodian hereinafter referred to) will review such Mortgage Loan documents within a specified period of days after receipt thereof, and the Trustee will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will notify the Master Servicer and the Depositor. If the Depositor cannot cure the omission or defect within a specified period of days after receipt of such notice, the Depositor will be obligated to purchase the related Mortgage Loan from the Trustee at the Purchase Price or, if so specified in the related Prospectus Supplement, replace such Mortgage Loan with another mortgage loan that meets certain requirements set forth therein. There can be no assurance that the Depositor will fulfill this purchase obligation. Although the Master Servicer may be obligated to enforce such obligation to the extent described above under "Mortgage Loan Program--Representations and Warranties; Repurchases," the Master Servicer will not be obligated to purchase such Mortgage Loan if the Depositor defaults on its purchase obligation. Unless otherwise specified in the related Prospectus Supplement, this purchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document.

  The Mortgage Loan Purchase Agreement will provide the Depositor with remedies against JVMC for the failure to deliver documentation with respect to the Mortgage Loans required under the Pooling and Servicing Agreement.

  A custodian may maintain possession of, and, if applicable, review the documents relating to, the Mortgage Loans as agent of the Trustee pursuant either to the terms of the Pooling and Servicing Agreement or a separate custodial agreement.

  Notwithstanding the foregoing provisions, with respect to a Trust Fund for which a REMIC election is to be made, unless the related Prospectus Supplement otherwise provides, no purchase of a Mortgage Loan will be made if such purchase would result in a prohibited transaction tax under the Code.

Payments on Mortgage Loans; Deposits to Collection Account

  The Master Servicer will establish and maintain or cause to be established and maintained with respect to the related Trust Fund a separate account or accounts for the collection of payments on the related Mortgage Assets in the Trust Fund (the "Collection Account"), which unless otherwise specified in the related Prospectus Supplement, must be either (i) maintained with a depository institution the short-term debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of which) are rated in the highest short-term rating category by the nationally recognized statistical rating organization(s) that rated one or more classes of the related Series of Certificates (each, a "Rating Agency"), (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund (to the limits established by the Federal Deposit Insurance Corporation), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Certificateholders have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Collection Account is maintained, (iv) a trust account or accounts maintained with the trust department of a federal or a state chartered depository institution or trust company, acting in a fiduciary capacity or (v) an account or accounts otherwise acceptable to each Rating Agency. The Collection Account may be maintained at First Union National Bank, an affiliate of the Depositor, so long as it maintains a long-term unsecured rating of at least A by Standard & Poor's Ratings Services ("S&P") and A2 by Moody's Investors Service, Inc. ("Moody's"), and a short-term rating of at least A-1 by S&P and P-1 by Moody's. Investments in which amounts in the Collection Account may be invested are limited to United States government securities, other high-quality investments or such other investments that are acceptable to each Rating Agency ("Eligible Investments"). A Collection Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Eligible Investments. The Master Servicer or its designee or such other entity set forth in the related Prospectus Supplement will be entitled to receive any such interest or other income earned on funds in the Collection Account as additional compensation and will be obligated to deposit in the Collection Account the amount of any loss immediately as realized. The Collection Account may be maintained with the Master Servicer or with a depository institution that is an affiliate of the Master Servicer, provided it meets the standards set forth above.

  The Master Servicer will deposit or cause to be deposited in the Collection Account for each Trust Fund on a daily basis or such other period provided in the related Pooling and Servicing Agreement, to the extent applicable, the following payments and collections received or advances made by or on behalf of it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date and exclusive of any amounts representing Retained Interest) or such other amounts at such times as are specified in the related Prospectus Supplement and provided in the Pooling and Servicing Agreement:

    (i) all payments on account of principal, including Principal Prepayments and, if specified in the related Prospectus Supplement, prepayment penalties, on the Mortgage Loans;

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

    (ii) all payments on account of interest on the Mortgage Loans, net of applicable servicing compensation;

    (iii) (a) all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, if any, by the Master Servicer) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and (b) "Net Liquidation Proceeds" consisting of all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds") net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed advances made, if any, by the Master Servicer, and (c) any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure;

    (iv) all proceeds of any Mortgage Loan or property in respect thereof purchased by the Depositor as described under "Mortgage Loan Program-- Representations and Warranties; Repurchases" or "--Assignment of Mortgage Loans" above and all proceeds of any Mortgage Loan repurchased as described under "--Termination; Optional Termination" below;

    (v) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance" below;

    (vi) any amount required to be deposited by the Master Servicer in connection with losses realized on investments for the benefit of the Master Servicer of funds held in the Collection Account and, to the extent specified in the related Prospectus Supplement, any payments required to be made by the Master Servicer in connection with prepayment interest shortfalls; and

    (vii) all other amounts required to be deposited in the Collection Account pursuant to the Pooling and Servicing Agreement.

  The Master Servicer may from time to time direct the institution which maintains the Collection Account, to withdraw funds from the Collection Account for the following purposes or such other purposes set forth in the related Prospectus Supplement:

    (i) to pay to the Master Servicer the servicing fees described in the related Prospectus Supplement, the Master Servicing Fee and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Collection Account credited thereto;

    (ii) to reimburse the Master Servicer for Advances;

    (iii) to reimburse the Master Servicer for any Advances previously made which the Master Servicer has determined to be nonrecoverable;

    (iv) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policies;

    (v) to reimburse the Master Servicer for unpaid Master Servicing Fees and unreimbursed out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its servicing obligations, such right of reimbursement being limited to amounts received representing late recoveries of the payments for which such advances were made;

    (vi) to pay to the Master Servicer, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased by the Master Servicer pursuant to the Pooling and Servicing Agreement, all amounts received thereon and not taken into account in determining the related Principal Balance of such repurchased Mortgage Loan;

    (vii) to reimburse the Master Servicer or the Depositor for expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement;

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

    (viii) to withdraw any amount deposited in the Collection Account and not required to be deposited therein; and

    (ix) to clear and terminate the Collection Account upon termination of the Pooling and Servicing Agreement.

  In addition, on or prior to the Business Day immediately preceding each Distribution Date or such other date specified in the related Prospectus Supplement, the Master Servicer shall withdraw from the Collection Account the amount of Available Distribution Amount, to the extent on deposit, for deposit in an account maintained by the Trustee for the related Series of Certificates.

  Notwithstanding the foregoing, for as long as HFC remains the Master Servicer under the Pooling and Servicing Agreement and maintains a rating of P-1 from Moody's and A-1 from S&P, which is currently the case, the Master Servicer need not deposit collections into the Collection Account on the day indicated above but may use for its own benefit all such collections until the related Distribution Date at which time the Master Servicer will make such deposits in an amount equal to the net amount of such deposits and withdrawals which would have been made had the conditions of this sentence not applied.

Pre-Funding Account

  If so specified in the Prospectus Supplement, the related Pooling and Servicing Agreement may provide for the transfer by the Depositor of additional Mortgage Loans (the "Subsequent Mortgage Loans") to the related Trust Fund after the Closing Date for the related Certificates. Such Subsequent Mortgage Loans will be required to conform to the requirements set forth in the related Agreement providing for such transfer. As specified in the related Prospectus Supplement, such transfer may be funded by the establishment of a Pre-Funding Account (a "Pre-Funding Account"). If a Pre-Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of Certificates of the related Series will be deposited in such account (the "Pre-Funded Amount") to be released as additional Mortgage Loans are transferred to the Trust Fund. The related Pooling and Servicing Agreement will establish a period of time (which will be no longer than three months following the related Closing Date) within which such transfers must be made (the "Funding Period"). Unless otherwise specified in the related Prospectus Supplement, amounts set aside to fund such transfers (whether in a Pre-Funding Account or otherwise) and not so applied within the Funding Period will be deemed to be principal prepayments and applied in the manner set forth in the Prospectus Supplement.

Collection Procedures

  The Master Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with each Agreement and any Mortgage Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guarantee and Bankruptcy Bond or alternative arrangements, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the Mortgage Loans. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a Mortgage Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty or Bankruptcy Bond or alternative arrangements, if applicable, arrange with a Mortgagor a schedule for the liquidation of delinquencies in a manner that is determined by the Master Servicer to be customary with respect to comparable mortgage loans. To the extent the Master Servicer is obligated to make or to cause to be made Advances, such obligation will remain during the period of any such arrangement.

  Unless otherwise specified in the related Prospectus Supplement, in any case in which property securing a Mortgage Loan has been, or is about to be, conveyed by the mortgagor or obligor, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such Mortgage Loan under any due-on-sale clause applicable thereto, but

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only if the exercise of such rights is permitted by applicable law; provided, however, the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. If these conditions are not met or if the Master Servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause, or if such Mortgage Loan is insured by the FHA or partially guaranteed by the VA, the Master Servicer will enter into or cause to be entered into an assumption agreement or a substitution agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Mortgage Loan.

  Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans--Due-on-Sale Clauses." In connection with any such assumption, the terms of the related Mortgage Loan may not be changed.

Hazard Insurance

  The Master Servicer will require the mortgagor or obligor on each Mortgage Loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Mortgaged Property in the state in which such Mortgaged Property is located. Such coverage will be in an amount not less than the replacement value of the improvements securing such Mortgage Loan or the principal balance owing on such Mortgage Loan, whichever is less. All amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Collection Account. In the event that, at its option, the Master Servicer maintains a blanket policy insuring against hazard losses on all the Mortgage Loans comprising part of a Trust Fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Collection Account the amounts which would have been deposited therein but for such clause.

  In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a Mortgage Loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Mortgaged Property securing a Mortgage Loan is located in a federally designated special flood area, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance, to the extent such insurance is available.

  The hazard insurance policies covering properties securing the Mortgage Loans typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the Master Servicer may cause to be maintained on the improvements securing the Mortgage Loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the

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

effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related Prospectus Supplement, a Special Hazard Insurance Policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement--Special Hazard Insurance Policies."

  The Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

Realization Upon Defaulted Mortgage Loans

 Primary Mortgage Insurance Policies

  Generally, the Master Servicer will not maintain or cause to be maintained a Primary Mortgage Insurance Policy with regard to any Mortgage Loan. However, to the extent specified in the related Prospectus Supplement, the Master Servicer will be required to maintain or cause to be maintained, as the case may be, in full force and effect, Primary Mortgage Insurance Policies with regard to specified Mortgage Loans in the related Trust Fund. Primary Mortgage Insurance Policies are not required for Home Equity Loans. The Master Servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a Series of Certificates that is required to be kept in force under the applicable Pooling and Servicing Agreement unless the replacement Primary Mortgage Insurance Policy for such canceled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of Certificates of such Series that have been rated.

  Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Mortgage Loan will consist of the insured percentage of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (iii) amounts expended but not approved by the issuer of the related Primary Mortgage Insurance Policy (the "Primary Insurer"), (iv) claim payments previously made by the Primary Insurer and (v) unpaid premiums.

  Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Mortgage Loan; (ii) failure to construct the Mortgaged Property subject to the Mortgage Loan in accordance with specified plans; (iii) physical damage to the Mortgaged Property; and (iv) the related Master Servicer not being approved as a servicer by the Primary Insurer.

  Recoveries Under a Primary Mortgage Insurance Policy. As conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a Mortgage Loan, the insured will be required to (i) advance or discharge (a) all hazard insurance policy premiums and (b) as necessary and approved in advance by the Primary Insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Mortgaged Property in at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted, (3) Mortgaged Property sales expenses, (4) any outstanding liens (as defined in such Primary Mortgage Insurance Policy) on the Mortgaged Property and

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

(5) foreclosure costs, including court costs and reasonable attorneys' fees;
(ii) in the event of any physical loss or damage to the Mortgaged Property, have the Mortgaged Property restored and repaired to at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and (iii) tender to the Primary Insurer good and merchantable title to and possession of the Mortgaged Property.

  The Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the insurer under each Primary Mortgage Insurance Policy, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans. As set forth above, all collections by or on behalf of the Master Servicer under any Primary Mortgage Insurance Policy and, when the Mortgaged Property has not been restored, the hazard insurance policy, are to be deposited in the Collection Account, subject to withdrawal as heretofore described.

  If the Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the related Primary Mortgage Insurance Policy, if any, the Master Servicer is not required to expend its own funds to restore the damaged Mortgaged Property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

  If recovery on a defaulted Mortgage Loan under any related Primary Mortgage Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Mortgage Loan is not covered by a Primary Mortgage Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the Mortgaged Property securing the defaulted Mortgage Loan are less than the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of any unpaid servicing compensation and expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Pooling and Servicing Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the Master Servicer of its expenses and any unpaid servicing compensation, in excess of the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Master Servicer will be entitled to withdraw or retain from the Collection Account, unless otherwise specified in the related Prospectus Supplement, amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related Mortgagor, as additional servicing compensation.

  If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Master Servicer will be entitled to withdraw or retain from the Collection Account amounts representing its normal servicing compensation with respect to such Mortgage Loan. In the event that the Master Servicer has expended its own funds to restore the damaged Mortgaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Collection Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Master Servicer, no such payment or recovery will result in a recovery to the Trust Fund which exceeds the principal balance of the defaulted Mortgage Loan together with accrued interest thereon. See "Credit Enhancement."

 Junior Mortgages

  The Mortgage Loans underlying the Certificates of a Series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional

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investors. The rights of the Trust Fund (and therefore the holders of the related Certificates), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor. If the property is sold, the junior mortgagee's lien will be extinguished unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

  The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

 FHA Insurance; VA Guarantees

  Mortgage Loans designated in the related Prospectus Supplement as insured by the Federal Housing Administration ("FHA") will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended ("FHA Insurance"). Such Mortgage Loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Mortgage Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Mortgage Loans relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

  The insurance premiums for Mortgage Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development ("HUD") or by the Master Servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted Mortgage Loan to HUD. With respect to a defaulted FHA-insured Mortgage Loan, the Master Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Master Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Master Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Master Servicer in partial or full satisfaction of amounts due under the Mortgage Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Master Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Mortgage Loan, and HUD must have rejected any request for relief from the mortgagor before the Master Servicer may initiate foreclosure proceedings.


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

  HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate.

  The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Mortgage Loan adjusted to reimburse the Master Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Mortgage Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Mortgage Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the Mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

  Mortgage Loans designated in the related Prospectus Supplement as guaranteed by the Veterans Administration ("VA") will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a "VA Guarantee"). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration.

  The maximum guarantee that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 3703(a), as amended. As of January 1, 1996, the maximum guarantee that may be issued by the VA under a VA guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $50,750. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

  With respect to a defaulted VA guaranteed Mortgage Loan, the Master Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

  The amount payable under the guarantee will be the percentage of the VA-insured Mortgage Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

Servicing and Other Compensation and Payment of Expenses

  The principal servicing compensation to be paid to the Master Servicer in respect of its activities for each Series of Certificates will be equal to the percentage per annum described in the related Prospectus Supplement (which may vary under certain circumstances) of the outstanding principal balance of each Mortgage Loan, and such compensation will be retained by it from collections of interest on such Mortgage Loan in the related

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

Trust Fund (the "Master Servicing Fee"). In addition, the Master Servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from Mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Collection Account (unless otherwise specified in the related Prospectus Supplement).

  The Master Servicer will pay or cause to be paid certain ongoing expenses associated with each Trust Fund and incurred by it in connection with its responsibilities under the related Pooling and Servicing Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, the Certificate Registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of the Master Servicer. The Master Servicer will be entitled to reimbursement of certain of these expenses. In addition, as indicated in the preceding section, the Master Servicer will be entitled to reimbursements for certain expenses incurred by it in connection with Liquidated Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Certificateholders to receive any related Liquidation Proceeds (including Insurance Proceeds).

Evidence as to Compliance

  Each Pooling and Servicing Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the audit program applicable to the Master Servicer, the servicing by or on behalf of the Master Servicer of mortgage loans, private mortgage-backed securities or agency securities, under pooling and servicing agreements substantially similar to each other (including the related Pooling and Servicing Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, such audit program requires it to report.

  Each Pooling and Servicing Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by an officer or officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects throughout the preceding year or specifying any known failure to do so.

  Copies of the annual accountants' statement and the statement of officers of the Master Servicer may be obtained by Certificateholders of the related Series without charge upon written request to the Master Servicer or the Trustee at the address set forth in the related Prospectus Supplement.

Certain Matters Regarding the Master Servicer and the Depositor

  Each Pooling and Servicing Agreement will provide that, subject to the Master Servicer's right to assign its rights and delegate its duties as described below, the Master Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement unless its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it, except in connection with a permitted transfer of servicing. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Pooling and Servicing Agreement.

  Each Pooling and Servicing Agreement will further provide that neither the Master Servicer, the Depositor nor any director, officer, employee, or agent of the Master Servicer or the Depositor will be under any liability to the related Trust Fund or Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, neither the Master Servicer, the Depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of any such breach of the terms and conditions of the Pooling and Servicing Agreement. Each Pooling and Servicing Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of the Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Pooling and Servicing Agreement) and any loss, liability or expense incurred by reason of any willful breach of the terms and conditions of the Pooling and Servicing Agreement. In addition, each Pooling and Servicing Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Certificateholders. The right of reimbursement will survive termination of the Pooling and Servicing Agreement or resignation of the Master Servicer or the Depositor.

  Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Pooling and Servicing Agreement. In addition, the Master Servicer may assign its rights, and delegate its duties, pursuant to the terms of the Pooling and Servicing Agreement; provided, however that the Master Servicer will remain liable for any such delegated duties.

Special Servicers

  If and to the extent specified in the related Prospectus Supplement, a special servicer (a "Special Servicer") may be a party to the related Pooling and Servicing Agreement or may be appointed by the Master Servicer or another specified party to perform certain specified duties in respect of servicing the related Mortgage Loans that would otherwise be performed by the Master Servicer (for example, the workout and/or foreclosure of defaulted Mortgage Loans). The rights and obligations of any Special Servicer will be specified in the related Prospectus Supplement, and the Master Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in such Prospectus Supplement.

Events of Default

  Events of Default under each Pooling and Servicing Agreement will generally consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders of any class any required payment (other than an Advance) which continues unremedied for five business days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates of such class evidencing not less than 25% of such class (based on the outstanding principal balances of the Certificates); (ii) any failure by the Master Servicer to make an Advance as required under the Agreement, unless cured as specified therein; (iii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for sixty days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 50% of the related Trust Fund (based on the outstanding principal balances of the Certificates); and (iv) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations. Material variations to the foregoing events of

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default (other than to shorter cure periods or eliminate notice requirements)
will be specified in the related Prospectus Supplement.

  If specified in the related Prospectus Supplement, the Pooling and Servicing Agreement will permit the Trustee to sell the Mortgage Loans and the other assets of the Trust Fund in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the Trust Fund will be sold only under the circumstances and in the manner specified in the related Prospectus Supplement.

Rights upon Event of Default

  So long as an Event of Default under the related Pooling and Servicing Agreement remains unremedied, the Trustee may, and at the direction of holders of Certificates having not less than 50% of the related Trust Fund (based on the outstanding principal balances of the Certificates) and under such other circumstances as may be specified in such Pooling and Servicing Agreement, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement relating to such Trust Fund and in and to the Mortgage Loans, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Pooling and Servicing Agreement, including, if specified in the related Prospectus Supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a Mortgage Loan servicing institution with a net worth of at least $50,000,000 to act as successor to the Master Servicer under the Pooling and Servicing Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Pooling and Servicing Agreement.

  No Certificateholder, solely by virtue of such holder's status as a Certificateholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates of any class of such Series evidencing not less than 50% of the related Trust Fund (based on the outstanding principal balances of the Certificates) have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

Amendment

  Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake; (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein or with the related Prospectus Supplement or Prospectus or to correct any error or mistake; (iii) to obtain, maintain or improve the rating of any class of Certificates (it being understood that after obtaining any rating required at the initial issuance of the related Series, none of the Depositor, Master Servicer or Trustee is obligated to obtain, maintain or improve the rating of any class of Certificates of such Series); or (iv) to make any other revisions with respect to matters or questions arising under the Pooling and Servicing Agreement which are not materially inconsistent with the provisions thereof, provided that, in the case of clause (iv), such action will not adversely affect in any material respect the interests of any Certificateholder. An amendment will be deemed not to adversely affect in any material respect the interests of the Certificateholders if the person requesting such amendment obtains a letter from each rating agency requested to rate the class or classes of Certificates of such Series stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to such Certificates. In addition, to the extent provided in the related Pooling and Servicing Agreement, the Pooling and Servicing Agreement may be amended without the consent of any of the Certificateholders, to change the manner in which the Collection Account is maintained, provided that any such change does not adversely affect

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the then current rating on the class or classes of Certificates of such Series that have been rated. In addition, if a REMIC election or FASIT election is made with respect to a Trust Fund, the related Pooling and Servicing Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related Trust Fund as a REMIC or FASIT, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification.

  Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement may also be amended by the Depositor, the Master Servicer and the Trustee with consent of holders of Certificates of such Series evidencing not less than 51% of the aggregate percentage interests of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the related Certificates; provided, however, no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate, or (ii) reduce the aforesaid percentage of Certificates of any class of holders which are required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by such Pooling and Servicing Agreement then outstanding. If a REMIC election or FASIT election is made with respect to a Trust Fund, the Trustee will not be entitled to consent to an amendment to the related Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such Trust Fund to fail to qualify as a REMIC or FASIT, as the case may be, at any time the related Certificates are outstanding.

Termination; Optional Termination

  The obligations created by each Pooling and Servicing Agreement for each Series of Certificates will terminate upon the payment to the related Certificateholders of all amounts held in the Collection Account or by the Master Servicer or the Trustee and required to be paid to them pursuant to such Pooling and Servicing Agreement following the later of (i) the final payment or other liquidation of the last of the Mortgage Loans subject thereto or the disposition of all property acquired upon foreclosure of any such Mortgage Loans remaining in the Trust Fund and (ii) the purchase from the related Trust Fund of all of the remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans by the party named in the applicable Prospectus Supplement.

  Subject to the provisions of the applicable Pooling and Servicing Agreement, the Depositor, the Master Servicer or such other party specified in the related Prospectus Supplement may, at such party's option, repurchase (i) any Mortgage Loan which is in default or as to which default is reasonably foreseeable if, in the Depositor's, the Master Servicer's or such other party's judgment, the related default is not likely to be cured by the borrower or default is not likely to be averted, and (ii) any Mortgage Loan as to which the Originator of such Mortgage Loan breached a representation or warranty to JVMC as to the characteristics of the Mortgage Loans, at a price equal to the unpaid principal balance thereof plus accrued interest thereon and under the conditions set forth in the applicable Prospectus Supplement.

The Trustee

  The Trustee under each Pooling and Servicing Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer and any of their respective affiliates.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

  The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Mortgage Loans. Because such legal aspects are governed primarily by applicable state law (which laws

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may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which Mortgage Loans may be originated.

General

  The Mortgage Loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the grantor/trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee) and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

Home Ownership and Equity Protection Act of 1994

  The Mortgage Loans may be subject to the Home Ownership and Equity Protection Act of 1994 ("Act") which amended the Truth-in-Lending Act as it applies to mortgages subject to the Act. The Act requires certain additional disclosures, specifies the timing of such disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Act. In addition, it is possible that some of the Mortgage Loans will be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act") which incorporates the Act. The Riegle Act adds certain additional provisions to Regulation Z, the implementing regulation of the Truth-In-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high upfront fees and charges. In general, mortgage loans within the purview of the Riegle Act have annual percentage rates over 10% greater than the yield on Treasury Securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $400. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. The Act and the Riegle Act also provide that any purchaser or assignee of a mortgage covered by the such laws is subject to all of the claims and defenses which the borrower could assert against the original lender. If the Trust Fund includes Mortgage Loans subject to the Act or the Riegle Act, it will be subject to all of the claims and defenses which the borrower could assert against an Originator. Any violation of the Act or the Riegle Act which would result in such liability would be a breach of the Depositor's representations and warranties, and the Depositor would be obligated to cure, repurchase or, if permitted by the Pooling and Servicing Agreement, substitute for the Mortgage Loan in question.

Prepayment Charges

  Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of Mortgage Loans with respect to prepayments on certain loans. It is anticipated that

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prepayment charges may not be imposed with respect to many of the Mortgage
Loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate Mortgage Loans having higher Mortgage Rates or APRs, may increase the likelihood of refinancing or other early retirement of such loans or contracts.

Cooperatives

  Certain of the Mortgage Loans may be Cooperative Loans. The Cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the Cooperative and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the Cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the Cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of a Trust Fund including Cooperative Loans, the collateral securing the Cooperative Loans.

  The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.

  With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

  In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the

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corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code
Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

Foreclosure/Repossession

 Deed of Trust

  Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholder. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specified period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

  In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recoverable by a lender.

 Mortgages

  Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings sometimes are not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

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  Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the absence of equity in the property, the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay to bid for the property. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

  Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing adequately to maintain the property or the borrower executing a second security instrument affecting the property. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

 Junior Mortgages

  Some of the Mortgages may be junior liens subordinate to the rights of the mortgagee under the related senior mortgage or mortgages, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such junior mortgage only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the senior mortgages to make payments due to the senior mortgagees.

 Cooperative Loans

  The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and Bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.


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  The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

  Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

  In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code ("UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

  Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders" below.

  In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the Cooperative when the building was so converted.

Rights of Redemption

  In some states after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.


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Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on
Lenders

  Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

  Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement and foreclosure on the beneficial interest in a land trust. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Mortgage Loan secured by shares of a cooperative, would be such shares and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

  In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code"), and state laws affording relief to debtors may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay, an action, the court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lien holder (a subordinate lender secured by a mortgage on the property) may stay a senior lender from taking action to foreclose.

  A homeowner may file for relief under the Bankruptcy Code under any of three different chapters of the Bankruptcy Code. Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may "bid in" (i.e., bid up to the amount of the debt) at the sale of the asset. See "-- Foreclosure/Repossession." A homeowner may also file for relief under Chapter 11 of the Bankruptcy Code and reorganize his or her debts through his or her reorganization plan. Alternatively, a homeowner may file for relief under Chapter 13 of the Bankruptcy Code and address his or her debts in a rehabilitation plan. (Chapter 13 is often referred to as the "wage earner chapter" or "consumer chapter" because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than Chapter 11).

  The Bankruptcy Code permits a mortgage loan that is secured by property that does not consist solely of the debtor's principal residence to be modified without the consent of the lender provided certain substantive and procedural safeguards are met. Under the Bankruptcy Code, the lender's security interest may be reduced to the then-current value of the property as determined by the court if the value is less than the amount due on the loan, thereby leaving the lender as a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the mortgage loan. A borrower's unsecured indebtedness will typically be discharged in full upon payment of a substantially reduced amount. Other modifications to a mortgage loan may include a reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest, an alteration of the repayment schedule, an extension of the final maturity date,

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and/or a reduction in the outstanding balance of the secured portion of the loan. In certain circumstances, subject to the court's approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage.

  A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default with respect to a mortgage loan on such debtor's residence by paying arrearages over a period of time and to deaccelerate and reinstate the original mortgage loan payment schedule, even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition under the Bankruptcy Code. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans, such term commencing when repayment plan becomes effective, while defaults may be cured over a longer period of time under a Chapter 11 plan of reorganization.

  Generally, a repayment plan in a case under Chapter 13 and a plan of reorganization under Chapter 11 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower's principal residence and the property is the lender's only collateral. Certain courts have allowed modifications when the mortgage loan is secured both by the debtor's principal residence and by collateral that is not "inextricably bound" to the real property, such as appliances, machinery, or furniture.

  The general protection for mortgages secured only by the debtor's principal residence is not applicable in a case under Chapter 13 if the last payment on the original payment schedule is due before the final date for payment under the debtor's Chapter 13 plan (which date could be up to five years after the debtor emerges from bankruptcy). Under several recently decided cases, the terms of such a loan can be modified in the manner described above. While these decisions are contrary to the holding in a prior case by a senior appellate court, it is possible that the later decisions will become the accepted interpretation in view of the language of the applicable statutory provision. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a Mortgage Loan, it is possible that the Mortgage Loan could be modified.

  State statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.

  In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor under the related mortgage loan prior to the bankruptcy or similar proceeding. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt at the time of payment. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

  A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of a payment to the lender. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

  Bankruptcy reform legislation being considered by the Senate would amend the Bankruptcy Code (such amendment, the "TILA Amendment") to authorize bankruptcy court judges to disallow claims based on secured debt if the creditor failed to comply with certain provisions of the federal Truth in Lending Act. As most recently proposed, such provision would apply retroactively to secured debt incurred by a debtor prior to the date of effectiveness of such legislation, including the Mortgage Loans. The House bill does not include a comparable provision as of the date hereof. If the TILA Amendment were to become law, a violation of the Truth in Lending Act with respect to a Mortgage Loan could result in a total loss with respect to such loan in a

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

bankruptcy proceeding. Any such violation would be a breach of representation and warranty of the Depositor, and the Depositor would be obligated to repurchase such Mortgage Loan as described herein.

  Various proposals to amend the Bankruptcy Code in ways that could adversely affect the value of the Mortgage Loans in a trust have been considered by Congress, and more such proposed legislation may be considered in the future. No assurance can be given that any particular proposal will or will not be enacted into law, or that any provision so enacted will not differ materially from the proposals described above.

  The Mortgage Loans are also subject to federal laws, including:

    (i) the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans;

    (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

    (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

    (iv) the Home Ownership and Equity Protection Act of 1994.

  These and other federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of Mortgage Loans. Violations of certain provisions of these laws may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may subject the Master Servicer to damages and administrative enforcement and in addition could be raised by borrowers as a recoupment or setoff in a collection or foreclosure action. The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

Texas Home Equity Loans

  Generally, any "cash-out" refinance or other non-purchase money transaction (except for rate/term refinance loans and certain other narrow exceptions) secured by a Texas resident's principal residence is subject to the provisions set forth in Section 50(a)(6) of Article XVI of the Constitution of Texas (the "Texas Home Equity Laws"). The Texas Home Equity Laws provide for certain disclosure requirements, caps on allowable fees, required loan closing procedures and other restrictions. Failure, inadvertent or otherwise, to comply with any requirement may render the Mortgage Loan unenforceable and/or the lien on the Mortgaged Property invalid. Because mortgage loans which are subject to the Texas Home Equity Laws can be foreclosed only pursuant to court order, rather than non-judicial foreclosure as is available for other types of mortgage loans in Texas, delays and increased losses may result in connection with foreclosures of such loans. If a court were to find that any requirement of the Texas Home Equity Laws was not complied with, the court could refuse to allow foreclosure to proceed, declare the lien on the Mortgaged Property to be invalid, and/or require the originating lender or the holder of the note to forfeit some or all principal and interest of the related Mortgage Loan. Title insurance generally available on such Mortgage Loans may exclude coverage for some of the risks described in this paragraph.

Environmental Risks

  A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to such a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection. Such laws may regulate, among other things: emissions of air pollutants; discharges of wastewater or storm water; generation, transport, storage or disposal of hazardous waste or hazardous substances; operation, closure and removal of underground storage tanks; removal and

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

disposal of asbestos-containing materials; management of electrical or other equipment containing polychlorinated biphenyls ("PCBs"). Failure to comply with such laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of certain states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally all subsequent liens on such property are subordinated to such a lien and, in some states, even prior recorded liens are subordinated to such liens ("Superliens"). In the latter states, the security interest of the Trustee in a property that is subject to such Superlien could be adversely affected.

  Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes certain types of activities that may constitute management of the mortgaged property may become liable in certain circumstances for the costs of remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. CERCLA imposes strict, as well as joint and several liability for environmental remediation and/or damage costs on several classes of "potentially responsible parties," including current "owners and/or operators" of property, irrespective of whether those owners or operators caused or contributed to the contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other "off-site" locations may be held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the aggregate assets of the property owner.

  The law is unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have "participated in the management" of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA's definition of "owner or operator" is a person "who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only to the extent that a lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

  The Resource Conservation and Recovery Act, as amended ("RCRA"), contains a similar secured-creditor exemption for those lenders who hold a security interest in a petroleum underground storage tank ("UST") or in real estate containing a UST, or that acquire title to a petroleum UST or facility or property on which such a UST is located. As under CERCLA, a lender may lose its secured-creditor exemption and be held liable under RCRA as a UST owner or operator if such lender or its employees or agents participate in the management of the UST. In addition, if the lender takes title to or possession of the UST or the real estate containing the UST, under certain circumstances the secured-creditor exemption may be deemed to be unavailable.

  A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA's secured-creditor exemption. The court's opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if

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

its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence such decisions could be inferred from the extent of its involvement in the facility's financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in In re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent "some actual management of the facility" on the part of the lender.

  Court decisions have taken varying views of the scope of the secured-creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability. Until recently, these efforts have failed to provide substantial guidance.

  However, the Asset Conservation Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"), which was adopted in 1996, was intended to clarify the scope of the secured creditor exemption under both CERCLA and RCRA. The Asset Conservation Act more explicitly defined the kinds of "participation in management" that would trigger liability under CERCLA and specified certain activities that would not constitute "participation in management" or otherwise result in a forfeiture of the secured-creditor exemption prior to foreclosure or during a workout period. The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized certain regulatory clarifications of the scope of the secured-creditor exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

  If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the Trust Fund and occasion a loss to the Trust Fund and to Certificateholders in certain circumstances. The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption.

  Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the Depositor, any Originator or the Master Servicer makes any representations or warranties or assumes any liability with respect to: environmental conditions of such Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on, near or emanating from such Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any substance on or near such Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws. In addition, no agent, person or entity otherwise affiliated with the Depositor is authorized or able to make any such representation, warranty or assumption of liability relative to any such Mortgaged Property.

Due-On-Sale Clauses

  Unless otherwise provided in the related Prospectus Supplement, each conventional Mortgage Loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Mortgaged Property, the loan may be accelerated by the mortgagee. In recent years, court decisions and legislative actions placed substantial restriction on the right of lenders to enforce such clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain

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

Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Mortgaged Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

Prepayment Charges

  Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of Mortgage Loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. The absence of such a restraint on prepayment, particularly with respect to fixed-rate Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts.

Subordinate Financing

  Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

  Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

  The Depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

  In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be

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

eligible for inclusion in a Trust Fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

  Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Soldiers' and Sailors' Civil Relief Act

  Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

                        FEDERAL INCOME TAX CONSEQUENCES

General

  The following discussion represents the opinion of Cadwalader, Wickersham & Taft as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates offered hereunder. This discussion is directed solely to Certificateholders that hold the Certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Certificates. See "State, Local and Other Tax Considerations." Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder.

  The following discussion addresses securities of two general types: (i) securities ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that the Trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code and (ii) securities ("Grantor Trust Certificates") representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made. The Prospectus Supplement for

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each series of Certificates will indicate which of the foregoing treatments will apply to such Series and, if a REMIC election (or elections) will be made for the related Trust Fund, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, (i) references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate and (ii) references to "REMIC Pool" are to an entity or portion thereof as to which a REMIC election will be made. The discussion below assumes that no election will be made to treat the Trust Fund, or any portion thereof, as a financial asset securitization investment trust (a "FASIT") under Sections 860H through 860L of the Code. If a FASIT election is made for a particular series, the Prospectus Supplement for that series will address the material federal income tax consequences of such election.

  The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

 Taxable Mortgage Pools

  Corporate income tax can be imposed on the net income of certain entities issuing non-REMIC debt obligations secured by real estate mortgages ("Taxable Mortgage Pools"). Any entity other than a REMIC or a FASIT will be considered a Taxable Mortgage Pool if (i) substantially all of the assets of the entity consist of debt obligations and more than 50% of such obligations consist of "real estate mortgages," (ii) such entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the debt obligations on which the entity is the obligor, payments on such obligations bear a relationship to payments on the obligations held by the entity. Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligations. The Depositor generally will structure offerings of non-REMIC Certificates to avoid the application of the Taxable Mortgage Pool rules.

REMICs

 Classification of REMICs

  With respect to each Series of REMIC Certificates, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" ("Regular Certificates") or "residual interests" ("Residual Certificates") in that REMIC within the meaning of the REMIC Provisions.

  In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or agents thereof and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling and Servicing Agreement with respect to each Series of REMIC Certificates will contain provisions meeting these requirements. See "--Taxation of Owners of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates."

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

  A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests, shares held by a tenant stockholder in a cooperative housing corporation, and manufactured housing that qualifies as a "single family residence" under Code Section 25(e)(10) can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

  Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally may not be held beyond the third calendar year following the year of acquisition unless extensions are granted by the Secretary of the Treasury.

  In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the

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REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular
Certificates of a Series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that Series will constitute a single class of residual interests with respect to each REMIC Pool.

  If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC Pool will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

 Characterization of Investments in REMIC Certificates

  In general, the REMIC Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in
Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying such Certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. If the assets of the REMIC Pool include Buydown Loans, it is possible that the percentage of such assets constituting "loans . . . secured by an interest in real property which is . . . residential real property" for purposes of Code
Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related Buydown Funds. Interest (including original issue discount) on the Regular Certificates and income allocated to the class of Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, the Regular Certificates generally will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests therein. Regular Certificates held by a FASIT will qualify for treatment as "permitted assets" within the meaning of Section 860L(c)(1)(G) of the Code. The determination as to the percentage of the REMIC Pool's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC Pool during such calendar quarter. The REMIC will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method of bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that such institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if such loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the Mortgage Loans of any Series meeting this requirement, and no representation is made in this regard.

  The assets of the REMIC Pool will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. The REMIC

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Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property generally will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

 Tiered REMIC Structures

  For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, Cadwalader, Wickersham & Taft will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

  Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

 Taxation of Owners of Regular Certificates

  General. In general, interest, original issue discount, and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder"), and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholder.

  Original Issue Discount. Accrual Certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996, (the "OID Regulations") under Code Section 1271 through 1273 and 1275 and in part on the provisions of the Tax Reform Act of 1986 ("1986 Act"). Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

  Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed in a single installment or by lots of specified principal amounts upon the request of a Certificateholder or by random lot (a "Non-Pro Rata Security")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a class of

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Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of such class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the Trustee will treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of the class as of the issue date. The issue price of a Regular Certificate also includes any amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Under the OID
Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable Prospectus Supplement, because the underlying Mortgage Loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, it is anticipated that the Trustee will treat an interest-only class or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

  Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the applicable Prospectus Supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. Under the OID Regulations, however, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method."

  A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The

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Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period, and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

  Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

  In the case of a Non-Pro Rata Certificate, it is anticipated that the Trustee will determine the yield to maturity of such Certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Non-Pro Rata Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Certificate (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Certificate (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Certificate of such class will be adjusted by reducing the present value of the remaining payments on such class and the adjusted issue price of such class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. Investors are advised to consult their tax advisors as to this treatment.

  Acquisition Premium. A purchaser of a Regular Certificate having original issue discount at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method."


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

  Variable Rate Regular Certificates. Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and
(ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates," (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater that 0.65 but not more than 1.35, increased or decreased by a fixed rate. Such rate may also be subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this Prospectus that does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

  Under the REMIC Regulations, a Regular Certificate (i) bearing interest at a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable Prospectus Supplement, it is anticipated that the Trustee will treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

  The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount," with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless required otherwise by applicable final regulations or as specified in the applicable Prospectus Supplement, it is anticipated that the Trustee will treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

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  Market Discount. A subsequent purchaser of a Regular Certificate also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the remaining outstanding principal payments and interest payments other than qualified stated interest payments due on a Regular Certificate, or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate, or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made. A person who purchases a Regular Certificate at a price lower than the remaining amounts includible in the stated redemption price at maturity of the security, but higher than its adjusted issue price, does not acquire the Regular Certificate with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price.

  Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate (or, in the case of a Regular Certificate having original issue discount, the adjusted issue price of such Regular Certificate) multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above.

  Under provisions of the OID Regulations relating to contingent payment obligations, a secondary purchaser of a Regular Certificate that has "contingent interest" at a discount generally would continue to accrue interest and determine adjustments on the Regular Certificate based on the original projected payment schedule devised by the issuer of the Security. The holder of such a Regular Certificate would be required, however, to allocate the difference between the adjusted issue price of the Regular Certificate and its basis in the Regular Certificate as positive adjustments to the accruals or projected payments on the Regular Certificate over the remaining term of the Regular Certificate in a manner that is reasonable (e.g., based on a constant yield to maturity).


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  Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a given class of Regular Certificates. Prospective investors in Regular Certificates should consult their own tax advisors regarding the application of the market discount rules to the Regular Certificates. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

  Amortizable Premium. A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the Regular Certificate. Such election will apply to all taxable debt obligations (including REMIC regular interests) acquired by the Regular Certificateholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the Internal Revenue Service. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code
Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant interest method described above under "--Market Discount" are available. Amortizable bond premium generally will be treated as an offset to interest income on a Regular Certificate, rather than as a separate deductible item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

  Amortizable premium on a Regular Certificate that is subject to redemption at the option of the issuer generally must be amortized as if the optional redemption price and date were the Certificate's principal amount and maturity date if doing so would result in a smaller amount of premium amortization during the period ending with the optional redemption date. Thus, a holder of a Regular Certificate would not be able to amortize any premium on a Regular Certificate that is subject to optional redemption at a price equal to or greater than the Certificateholder's acquisition price unless and until the redemption option expires. A Regular Certificate subject to redemption at the option of the issuer described in the preceding sentence will be treated as having matured on the redemption date for the redemption price and then as having been reissued on that date for that price. Any premium remaining on the Regular Certificate at the time of the deemed reissuance will be amortized on the basis of (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.

  Election to Treat All Interest Under the Constant Yield Method. A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt

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instrument is acquired and is irrevocable except with the approval of the
Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

  Treatment of Losses. Regular Certificateholders will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate, particularly a Subordinate Certificate, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. Under Code Section 166, it appears that Regular Certificateholders that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss such loss with respect to principal sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, Regular Certificateholders that are not corporations and do not hold the Regular Certificates in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any such Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, such non-corporate Regular Certificateholders should be allowed a bad debt deduction at such time as the principal balance of such Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all the Mortgage Loans remaining in the Trust Fund have been liquidated or the applicable class of Regular Certificates has been otherwise retired. The Internal Revenue Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Regular Certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Certificates in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

  Sale or Exchange of Regular Certificates. If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the original cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses.

  Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (currently, more than one year). Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a

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"conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to such Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c). Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate (20%) than ordinary income or short-term capital gains of such taxpayers (39.6%). Currently, the maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

 Taxation of Owners of Residual Certificates

  Taxation of REMIC Income. Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Holders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related Series outstanding.

  The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates, and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to such a mismatching is realized, in

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general, losses would be allowed in later years as distributions on the later maturing classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a Series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas, to the extent the REMIC Pool consists of fixed rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a Series of Certificates, may have a significant adverse effect upon a Residual Holder's after-tax rate of return.

  A portion of the income of a Residual Certificateholder may be treated unfavorably in three contexts: (i) it may not be offset by current or net operating loss deductions; (ii) it will be considered unrelated business taxable income to tax-exempt entities; and (iii) it is ineligible for any statutory or treaty reduction in the 30% withholding tax otherwise available to a foreign Residual Certificateholder. See "--Limitations on Offset or Exemption of REMIC Income" below. In addition, a Residual Holder's taxable income during certain periods may exceed the income reflected by such Residual Holders for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

  Basis and Losses. The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom such loss was disallowed and may be used by such Residual Holder only to offset any income generated by the same REMIC Pool.

  A Residual Holder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, the taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Although the law is unclear in certain respects, such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Holders described above under "-- Taxation of REMIC Income," the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

  A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Internal Revenue Service may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Holders should consult their own tax advisors in this regard.

  Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Certificate is greater than the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Holder will not recover a portion of such basis until termination of the REMIC Pool unless

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future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

  Treatment of Certain Items of REMIC Income and Expense. Although it is anticipated that the Trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that will be used for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Certificates, and different methods could result in different timing or reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

  Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of premium will be determined in the same manner as original issue discount income on Regular Certificates as described above under "--Taxation of Owners of Regular Certificates--Original Issue Discount" and "--Taxation of Owners of Regular Certificates--Variable Rate Regular Certificates," without regard to the de minimis rule described therein, and "--Taxation of Owners of Regular Certificates--Amortizable Premium."

  Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool in such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "--Taxation of Owners of Regular Certificates--Market Discount."

  Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Owners of Regular Certificates-- Amortizable Premium," a person that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on Mortgage Loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. Because substantially all of the mortgagors on the Mortgage Loans are expected to be individuals, Code Section 171 will not be available for premium on Mortgage Loans originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

  Limitations on Offset or Exemption of REMIC Income. A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of

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such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

  The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Holder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of such Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "--Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by a thrift institution since November 1, 1995.

  In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a Residual Holder elects to have such rules apply only to taxable years beginning after August 20, 1996.

  Tax-Related Restrictions on Transfer of Residual Certificates. Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Internal Revenue Service if the Disqualified Organization

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promptly disposes of the Residual Certificate and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Certificate is actually held by the Disqualified Organization.

  In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

  For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

  For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors in not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service or persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 531) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, and (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

  The Pooling and Servicing Agreement with respect to a Series will provide that no legal or beneficial interest in a Residual Certificate may be transferred or registered unless (i) the proposed transferee furnished to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate and is not a Disqualified Organization and is not purchasing such Residual Certificate on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and (ii) the transferor provides a statement in writing to the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a Series will bear a legend referring to such restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling and Servicing Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Master Servicer or the Trustee may charge a fee for computing and providing such information.

  Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool.

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Under the REMIC Regulations, a transfer of a "noneconomic residual interest"
(as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person as defined below under "--Foreign Investors") is disregarded to all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Pooling and Servicing Agreement with respect to each Series of Certificates will require the transferee of a Residual Certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "--Disqualified Organizations."

  Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

  The Prospectus Supplement relating to the Certificates of a Series may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizens or resident of the United States, a corporation, partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

  Sale or Exchange of a Residual Certificate. Upon the sale or exchange of a Residual Certificate, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "--Basis and Losses") of such Residual Holder in such Residual Certificate at

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the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Holder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Holder's Residual Certificate, in which case, if the Residual Holder has an adjusted basis in its Residual Certificate remaining when its interest in the REMIC Pool terminates, and if it holds such Residual Certificate as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of such remaining adjusted basis.

  Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Holder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

  The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

  Mark to Market Regulations. On December 24, 1996, the Internal Revenue Service issued final regulations (the "Mark to Market Regulations") under Code
Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark to market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.

 Taxes That May Be Imposed on the REMIC Pool

  Prohibited Transactions. Income from certain transaction by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgages other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default, or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services, or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell a qualified mortgage or cash flow investment held by a REMIC Pool to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage

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Loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

  Contributions to the REMIC Pool After the Startup Day. In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Holder,
(iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

  Net Income from Foreclosure Property. The REMIC Pool will be subject of federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" until the close of the third calender year after the year in which the REMIC Pool acquired such property, with possible extensions. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

  Liquidation of the REMIC Pool. If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Holders within the 90-day period.

  Administrative Matters. The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The Master Servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool as agent of the Residual Holder holding the largest percentage interest in the Residual Certificates. If the Code or applicable Treasury regulations do not permit the Master Servicer to act as tax matters person in its capacity as agent of such Residual Holder, such Residual Holder or such other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Holders of certain administrative and judicial proceedings regarding the REMIC Pool's tax affairs, although other holders of the Residual Certificates of the same series would be able to participate in such proceedings in appropriate circumstances.

  Treasury regulations provide that a Residual Holder is not required to treat items on its return consistently with their treatment on the REMIC Pool's return if the holder owns 100% of the Residual Certificates for the entire calendar year. Otherwise, each Residual Holder is required to treat items on its returns consistently with their treatment on the REMIC Pool's return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The Internal Revenue Service may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Pool level. A REMIC Pool typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as

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a nominee for another person may be required to furnish the related REMIC Pool, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.

  Limitations on Deduction of Certain Expenses. An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser or (i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (subject to annual adjustments for inflation after 1991), or
(ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. With respect to a REMIC Pool that would be classified as an investment trust in the absence of a REMIC election or that is substantially similar to an investment trust, any holder of a Regular Certificate that is an individual, trust, estate, or pass-through entity also will be allocated its pro rata share of such expenses and a corresponding amount of income and will be subject to the limitations or deductions imposed by Code Sections 67 and 68, as described above. Unless indicated otherwise in the applicable Prospectus Supplement, all such expenses will be allocable to the Residual Certificates. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates.

 Taxation of Certain Foreign Investors

  Regular Certificates. Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), generally will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that (i) such interest is not effectively connected with the conduct of a trade or business in the United States of the Securityholder, (ii) such Non-U.S. Person is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (iii) such Non-U.S. Person provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

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  The Internal Revenue Service recently issued final regulations (the "New
Regulations") which would provide alternative methods of satisfying the beneficial ownership certification requirement described above. The New Regulations will be effective January 1, 2001. Current withholding certificates will remain valid until the earlier of December 31, 2000 or the date of expiration of the certificate under the rules as currently in effect. The New Regulations would require, in the case of Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.

  Residual Certificates. The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amount distributed to Residual Holders may qualify as "portfolio interest," subject to the conditions described in "--Regular Certificates" above, but only to the extent that (i) the Mortgage Loans were issued after July 18, 1984 and
(ii) the Trust Fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, Mortgage Loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, Residual Holders will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Owners of Residual Certificates--Limitations on Offset or Exemption of REMIC Income." If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Taxation of Owners of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates-- Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

  Backup Withholding. Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Holder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or such holder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Holder's federal income tax liability. The New Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

  Reporting Requirements. Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts,

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investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular Series of Regular Certificates. Holders through nominees must request such information from the nominee.

  The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence). Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses (see "-- Taxes That May Be Imposed on the REMIC Pool--Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of Regular Certificates, and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "-- Characterization of Investments in REMIC Certificates."

Grantor Trust Funds

 Classification of Grantor Trust Funds

  With respect to each series of Grantor Trust Certificates, assuming compliance with all provisions of the related Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership, an association taxable as a corporation, or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Accordingly, each holder of a Grantor Trust Certificate generally will be treated as the beneficial owner of an undivided interest in the Mortgage Loans included in the Grantor Trust Fund.

 Standard Certificates

  General. Where there is no Retained Interest or "excess" servicing with respect to the Mortgage Loans underlying the Certificates of a Series, and where such Certificates are not designated as "Stripped Certificates," the holder of each such Certificate in such Series (referred to herein as "Standard Certificates") will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Grantor Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "--Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Security of a particular Series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Standard Certificate, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Master Servicer, in accordance with such Certificateholder's method of accounting. A Certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Grantor Trust Fund. However, investors who are individuals, estates or trusts who own Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all such administrative and other expenses of the Grantor Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (in each case, as adjusted annually for inflation after 1991), or (ii) 80% of the amount of itemized deductions otherwise

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allowable for such year. As a result, such investors holding Standard
Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate or as discount income on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is Retained Interest with respect to the Mortgage Loans underlying a Series of Certificates or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "--Stripped Certificates" and "-- Recharacterization of Servicing Fees," respectively.

  Holders of Standard Certificates, particularly any class of a Series which is a Subordinate Certificate, may incur losses of interest or principal with respect to the Mortgage Loans. Such losses would be deductible generally only as described above under "--REMICs--Taxation of Owners of Regular Certificates--Treatment of Losses," except that Certificateholders on the cash method of accounting would not be required to report qualified stated interest as income until actual receipt.

  Tax Status. With respect to a series, Cadwalader, Wickersham & Taft has advised the Depositor that:

    1. A Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans. . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Standard Certificate is of the type described in such section of the Code.

    2. A Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
  Section 856(c)(4)(A) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

    3. A Standard Certificate owned by a REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

  An issue arises as to whether Buydown Loans may be characterized in their entirety under the Code provisions cited in clauses 1 and 2 of the immediately preceding paragraph or whether the amount qualifying for such treatment must be reduced by the amount of the Buydown Funds. There is indirect authority supporting treatment of an investment in a Buydown Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper. Accordingly, Certificateholders are urged to consult their own tax advisors concerning the effects of such arrangements on the characterization of such Certificateholder's investment for federal income tax purposes.

  Premium and Discount. Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

  Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under "--REMICs-- Taxation of Owners of Residual Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium."

  Original Issue Discount. The original issue discount rules of Code Section 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Loans as to which the conditions for the

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application of those sections are met. Rules regarding periodic inclusion of original issue discount income generally are applicable to mortgages originated after March 2, 1984. The rules allowing for the amortization of premium are available with respect to mortgage loans originated after September 27, 1985. Under the OID Regulations, original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser" rates on the Mortgage Loans. See "-- Stripped Certificates" below regarding original issue discount on Stripped Certificates.

  Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.

  Market Discount. Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "--REMICs--Taxation of Owners of Regular Certificates--Market Discount," except that the ratable accrual methods described therein will not apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual.

  Recharacterization of Servicing Fees. If the servicing fees paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of Standard Certificates, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

  Accordingly, if the Internal Revenue Service's approach is upheld, if the Master Servicer receives a servicing fee in excess of such amounts then it would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "--Stripped Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an

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arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

  Sale or Exchange of Standard Certificates. Upon sale or exchange of a Standard Certificates, a Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and other assets represented by the Certificate. In general, the aggregate adjusted basis will equal the Certificateholder's cost for the Standard Certificate, exclusive of accrued interest, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions (other than accrued interest) received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code
Section 582(c), any such gain or loss generally would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate (20%) than ordinary income or short-term capital gains of such taxpayers (39.6%). The maximum tax rate for corporations currently is the same with respect to both ordinary income and capital gains.

 Stripped Certificates

  General. Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as "Stripped Certificates." The Certificates will be subject to those rules if
(i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of Retained Interest or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Depositor or any of its affiliates is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "--Standard Certificates--Recharacterization of Servicing Fees" above), and (iii) a class of Certificates are issued in two or more classes representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

  In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid to the Master Servicer, to the extent that such fees represent reasonable compensation for services rendered. See the discussion above under "--Standard Certificates--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the classes of Stripped Certificates in proportion to the distributions to such classes for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Certificates--General," subject to the limitations on deductions imposed

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by Code Sections 67 and 68 on an individual, trust or estate that holds a
Stripped Certificate directly or through a pass-through entity.

  Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects, particularly where such Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Depositor has been advised by counsel that (i) the Grantor Trust Fund will be treated as a grantor trust under subpart E, part I of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Certificates could be made in one of the ways described below under "--Taxation of Stripped Certificates--Possible Alternative Characterization," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for original issue discount purposes, all payments on any Stripped Certificates should be aggregated and treated as though they were made on a single debt instrument. The Pooling and Servicing Agreement will require that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

  Furthermore, Treasury regulations provide for treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under such regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Certificate. Further, these regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either
(i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described above under "--REMICs-- Taxation of Owners of Regular Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

  The holder of a Stripped Certificate will be treated as owning an interest in each of the Mortgage Loans held by the Grantor Trust Fund and will recognize an appropriate share of the income and expenses associated with the Mortgage Loans. Accordingly, an individual, trust or estate that holds a Stripped Certificate directly or through a pass-through entity will be subject to the limitations on deductions imposed by Code Sections 67 and 68.

  A holder of a Stripped Certificate, particularly any class of a Series which is a Subordinate Certificate, may deduct losses incurred with respect to the Stripped Certificate as described above under "--Standard Certificates-- General."

  Status of Stripped Certificates. No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Depositor that Stripped Certificates owned by applicable holders should be considered to represent
"real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation[s].. principally secured by an interest in real property which is... residential real estate'' within the meaning of Code Section 860G(a)(3)(A), and
""loans.... secured by an interest in real property'' within the meaning of Code
Section 7701(a)(19)(C)(v), and interest (including original issue

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

discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. The application of such Code provisions to Buydown Loans is uncertain. See "-- Standard Certificates--Tax Status" above.

  Taxation of Stripped Certificates. Original Issue Discount. Except as described above under "--General," each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "--REMICs--Taxation of Owners of Regular Certificates-- Original Issue Discount" and "REMICs--Taxation of Owners of Regular Certificates--Variable Rate Regular Certificates." However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation as described above under "--General," the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to such Certificateholder, presumably under the Prepayment Assumption, other than qualified stated interest.

  If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize a loss (which may be a capital loss) equal to such portion of unrecoverable basis.

  As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

  Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Certificateholder's adjusted basis in such Stripped Certificate, as described above under "REMICs-- Taxation of Owners of Regular Certificates--Sale or Exchange of Regular Certificates." Gain or loss from the sale or exchange of a Stripped Certificate generally will be capital gain or loss to the Certificateholder if the Stripped Certificate is held as a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Stripped Certificate has been held for the long-term capital gain holding period (currently, more than one year). To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Certificateholder other than an original Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

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

  Purchase of More Than One Class of Stripped Certificates. When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

  Possible Alternative Characterization. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Certificateholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan, or (iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to such regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

  Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

 Reporting Requirements and Backup Withholding

  The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Certificateholder at any time during such year, such information (prepared on the basis described above) as is necessary to enable such Certificateholder to prepare its federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. However, the amount required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable Prospectus Supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The Trustee will also file such original issue discount information with the Internal Revenue Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "-- REMICs--Backup Withholding."

 Taxation of Certain Foreign Investors

  To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Certificateholder on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.


                                       97
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  Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "-- REMICs--Taxation of Certain Foreign Investors--Regular Certificates."

                   STATE, LOCAL AND OTHER TAX CONSIDERATIONS

  In addition to the federal income tax consequences described above in "Federal Income Tax Consequences," potential investors should consider the state, local and other tax consequences relating to the acquisition, ownership and disposition of the Certificates. State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws other than federal income tax law. Therefore, potential investors should consult their tax advisors with respect to the state, local and other tax consequences to them arising from an investment in the Certificates.

                              ERISA CONSIDERATIONS

General

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain requirements on those employee benefit plans and arrangements to which they apply and on those persons who are fiduciaries with respect to such employee benefit plans and arrangements. The following is a general discussion of such requirements, and certain applicable exceptions to and administrative exemptions from such requirements. For purposes of this discussion, employee benefit plans and arrangements to which both ERISA and the Code apply are referred to as "ERISA Plans." An individual retirement account established under Code Section 408 (an "IRA") is an ERISA Plan if the IRA is endorsed by or contributed to by the IRA participant's employer or employee organization. Other IRAs, as well as certain employee benefit plans covering only self-employed individuals (collectively, "Non-ERISA Plans"), are not considered ERISA Plans, but such Non-ERISA Plans are subject to ERISA-like requirements as well as the prohibited transaction provisions of the Code. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) (collectively, "Exempt Plans") are exempt from the provisions of Title I of ERISA and the prohibited transaction provisions of the Code. Accordingly, Exempt Plans also are not considered ERISA Plans, but such Exempt Plans may be subject to the provisions and special requirements of other applicable federal, state and local law. Exempt Plans, ERISA Plans and Non-ERISA Plans are collectively referred to as "Benefit Plans."

  Before purchasing any Certificates, an ERISA Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to such purchase under the requirements of ERISA or the Code, whether prohibited transaction exemptions such as PTE 83-1 or any individual administrative exemption (as described below) applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable Prospectus Supplement relating to such Series of Certificates.

Certain Requirements Under ERISA and the Code

 General

  In accordance with ERISA's general fiduciary standards, before investing in a Certificate, an ERISA Plan fiduciary should determine whether to do so is permitted under the governing ERISA Plan instruments and is appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. An ERISA Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the Certificates to the rate of principal repayments (including prepayments) on the Mortgage Loans, as discussed in "Yield and Prepayment Considerations" herein.

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

 Parties in Interest/Disqualified Persons

  Other provisions of ERISA (and corresponding provisions of the Code) prohibit certain transactions involving the assets of an ERISA Plan and persons who have certain specified relationships to the ERISA Plan (so-called "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). The Depositor, the Master Servicer or the Trustee or certain affiliates thereof might be considered or might become "parties in interest" or "disqualified persons" with respect to an ERISA Plan. If so, the acquisition or holding of Certificates by or on behalf of such ERISA Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an administrative exemption described below or some other exemption is available.

  Special caution should be exercised before the assets of an ERISA Plan (including assets that may be held in an insurance company's separate or general accounts where assets in such accounts may be deemed plan assets for purposes of ERISA) are used to purchase a Certificate if, with respect to such assets, the Depositor, the Master Servicer or the Trustee or an affiliate thereof either: (a) has investment discretion with respect to the investment of such assets of such ERISA Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the ERISA Plan.

 Delegation of Fiduciary Duty

  Further, if the assets included in a Trust Fund were deemed to constitute assets of an ERISA Plan, it is possible that an ERISA Plan's investment in the Certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Estate might be deemed to constitute prohibited transactions under ERISA and the Code. Neither ERISA nor the Code define the term "plan assets."

  The U.S. Department of Labor (the "Department") has issued regulations (the "Regulations") concerning whether or not an ERISA Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust Estate) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the ERISA Plan acquires an "equity interest" (such as a Certificate) in such an entity.

  Certain exceptions are provided in the Regulations whereby an investing ERISA Plan's assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the assets of a Trust Fund. However, it cannot be predicted in advance nor can there be any continuing assurance whether such exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of all classes of equity interests are held by "benefit plan investors," which term is defined to include ERISA Plans, Non-ERISA Plans and Exempt Plans and any entity whose assets include "plan assets" by reason of benefit plan investments in such entity, but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

 Applicability to Non-ERISA Plans

  Since Non-ERISA Plans are subject to the prohibited transaction provisions of the Code, the discussion above with respect to "disqualified persons," prohibited transactions, delegation of fiduciary duty and plan assets applies to Non-ERISA Plans as well as ERISA Plans. However, the administrative exemptions discussed below are not applicable to Non-ERISA Plans.


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Administrative Exemptions

 Individual Administrative Exemptions.

  Several underwriters of mortgage-backed securities have applied for and obtained individual administrative prohibited transaction exemptions (each, an "Underwriter's Exemption") which are in some respects broader than Prohibited Transaction Class Exemption 83-1 (described below). Such exemptions can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an Underwriter's Exemption might be applicable to a Series of Certificates, the applicable Prospectus Supplement will refer to such possibility.

  Among the conditions that must be satisfied for an Underwriter's Exemption to apply are the following:

    (1) The acquisition of Certificates by an ERISA Plan is on terms (including the price for the Certificates) that are at least as favorable to the ERISA Plan as they would be in an arm's length transaction with an unrelated party.

    (2) The rights and interests evidenced by Certificates acquired by the ERISA Plan are not subordinated to the rights and interests evidenced by other Certificates of the Trust Fund.

    (3) The Certificates acquired by the ERISA Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either S&P, Moody's, Duff & Phelps Credit Rating Co. ("DCR") or Fitch IBCA, Inc. ("Fitch").

    (4) The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below).

    (5) The sum of all payments made to and retained by the underwriter in connection with the distribution of Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Master Servicer (and any other servicer) represents not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith.

    (6) The ERISA Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended (the "Securities Act").

  The Trust Fund must also meet the following requirements:

    (i) the assets of the Trust Fund must consist solely of assets of the type that have been included in other investment pools in the marketplace;

    (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or DCR for at least one year prior to the ERISA Plan's acquisition of the Certificates; and

    (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of the Certificates.

  If the conditions to an Underwriter's Exemption are met, whether or not an ERISA Plan's assets would be deemed to include an ownership interest in the Mortgage Loans in a mortgage pool, the acquisition, holding and resale of the Certificates by ERISA Plans would be exempt from certain of the prohibited transaction provisions of ERISA and the Code.

  Moreover, an Underwriter's Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if an ERISA Plan fiduciary causes an ERISA Plan to acquire and hold

Certificates in a Trust Fund in which the fiduciary (or its affiliate) is an obligor on the Mortgage Loans held in the Trust Estate provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of Certificates, at least fifty percent of each class of Certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the Trust Fund is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the Mortgage Loans contained in the Trust Fund; (iii) the ERISA Plan's investment in Certificates of any Class does not exceed twenty-five percent of all of the Certificates of that Class outstanding at the time of the acquisition and (iv) immediately after the acquisition no more than twenty-five percent of the assets of the ERISA Plan with respect to which such person is a fiduciary are invested in Certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

  An Underwriter's Exemption does not apply to ERISA Plans sponsored by the Depositor, the underwriter specified in the applicable Prospectus Supplement, the Master Servicer, the Trustee, any insurer with respect to the Mortgage Loans, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group").

 PTE 83-1

  Prohibited Transaction Class Exemption 83-1 for Certain Transactions Involving Mortgage Pool Investment Trusts ("PTE 83-1") permits certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through certificates by ERISA Plans, whether or not the ERISA Plan's assets would be deemed to include an ownership interest in the mortgages in such mortgage pools, and whether or not such transactions would otherwise be prohibited under ERISA or the Code.

  The term "mortgage pool pass-through certificate" is defined in PTE 83-1 as "a certificate representing a beneficial undivided fractional interest in a mortgage pool and entitling the holder of such a certificate to pass-through payment of principal and interest from the pooled mortgage loans, less any fees retained by the pool sponsor." It appears that, for purposes of PTE 83-1, the term "mortgage pool pass-through certificate" would include Certificates issued in a single Class or in multiple Classes that evidence the beneficial ownership of both a specified percentage of future interest payments (after permitted deductions) and a specified percentage of future principal payments on a Trust Fund.

  However, it appears that PTE 83-1 does or might not apply to the purchase and holding of (a) Certificates that evidence the beneficial ownership only of a specified percentage of future interest payments (after permitted deductions) on a Trust Fund or only of a specified percentage of future principal payments on a Trust Fund, (b) Residual Certificates, (c) Certificates evidencing ownership interests in a Trust Fund which includes Mortgage Loans secured by multifamily residential properties or shares issued by cooperative housing corporations, or (d) Certificates which are subordinated to other Classes of Certificates of such Series. Accordingly, unless exemptive relief other than PTE 83-1 applies, Plans should not purchase any such Certificates.

  PTE 83-1 sets forth "general conditions" and "specific conditions" to its applicability. Section II of PTE 83-1 sets forth the following general conditions to the application of the exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans or the property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments;
(ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a requirement that the sum of all payments made to and retained by the pool sponsor, and all funds inuring to the benefit of the pool sponsor as a result of the administration of the mortgage pool, must represent not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool. The system of insurance or protection referred to in clause (i) above must provide such protection and indemnification up to an amount not less than the greater of one percent of the aggregate unpaid principal balance of the pooled mortgages or the unpaid principal balance of the largest mortgage in the pool. It should be noted that in promulgating PTE 83-1 (and a predecessor exemption), the Department did not have under its consideration interests in pools of the exact nature as some of the Certificates described herein.

Non-ERISA Plans and Exempt Plans

  Although Non-ERISA Plans and Exempt Plans are not considered ERISA Plans for purposes of the above discussion, Non-ERISA Plans are subject to the prohibited transaction provisions of the Code, and both Non-ERISA Plans and Exempt Plans may be subject to certain other ERISA-like requirements of applicable law. Therefore, before purchasing any Certificates by or on behalf of a Non-ERISA Plan or any Exempt Plan, the prospective purchaser should exercise special caution and should consult with its legal counsel concerning the propriety and implications of such investment under the Code or other applicable law.

Unrelated Business Taxable Income--Residual Certificates

  The purchase of a Residual Certificate by an IRA or any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of Benefit Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511 through 515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 such as certain governmental plans, as discussed above under the caption "Federal Income Tax Consequences--REMICs-- Taxation of Owners of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations." In addition, prior to the transfer of a Residual Certificate, the Trustee or the Depositor may require an opinion of counsel to the effect that the transferee is not a Disqualified Organization and that such transfer will not subject the Trustee, the Depositor, the Master Servicer or any Servicer to additional obligations imposed by ERISA or the Code.

  Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are acting on behalf of a Benefit Plan or any other employee benefit plan or arrangement consult with their counsel regarding the consequences under ERISA, the Code or other applicable law of their acquisition and ownership of Certificates.

  The sale of Certificates to a Benefit Plan or any other employee benefit plan or arrangement is in no respect a representation by the Depositor or the applicable underwriter that this investment meets all relevant legal requirements with respect to investments by employee benefit plans generally or any particular plan or arrangement, or that this investment is appropriate for employee benefit plans generally or any particular plan or arrangement.

                                LEGAL INVESTMENT

  The related Prospectus Supplement will specify which classes of the Certificates of a Series, if any, will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, only classes of Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and
(ii) are part of a Series representing interests in a Trust Fund consisting of Mortgage Loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate, will be "mortgage related securities" for purposes of SMMEA. As "mortgage related securities," such classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, depository institutions, insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the Certificates only to the extent provided in such legislation.

  SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. (S)24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R.
Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. (S)1.5), certain "Type IV securities," defined in 12 C.F.R. (S)1.2(l) to include certain "residential mortgage related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R.
(S)703.140. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998) "Management of Interest Rate Risk, Investment Securities, and Derivative Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Certificates.

  All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council (the "FFIEC"), which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the Office of Thrift Supervision, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

  Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Certificates, as certain Series or classes (in particular, Certificates which are entitled solely or disproportionately to distributions of principal or interest) may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

  The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and with regard to any

Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

  Except as to the status of certain classes of Certificates as "mortgage related securities," no representation is made as to the proper characterization of the Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates of any class constitute legal investments for them or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                             METHOD OF DISTRIBUTION

  The Certificates offered hereby and by the Prospectus Supplements will be offered in Series. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by First Union Capital Markets Corp., an affiliate of the Depositor, acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of the Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Certificates in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

  Alternatively, the Prospectus Supplement may specify that the Certificates will be distributed by First Union Capital Markets Corp., acting as agent or in some cases as principal with respect to Certificates that it has previously purchased or agreed to purchase. If First Union Capital Markets Corp., acts as agent in the sale of Certificates, First Union Capital Markets Corp., will receive a selling commission with respect to each Series of Certificates, depending on market conditions, expressed as a percentage of the aggregate principal balance of the Certificates sold hereunder as of the Cut-off Date. The exact percentage for each Series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that First Union Capital Markets Corp., elects to purchase Certificates as principal, First Union Capital Markets Corp., may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Certificates of such Series.

  The Depositor will indemnify First Union Capital Markets Corp., and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments First Union Capital Markets Corp., and any underwriters may be required to make in respect thereof.

  In the ordinary course of business, First Union Capital Markets Corp., and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's Mortgage Loans pending the sale of such Mortgage Loans or interests therein, including the Certificates.

  The Depositor anticipates that the Certificates will be sold primarily to institutional investors. Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Certificates. Holders of Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

  Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with and/or perform services for affiliates of the Depositor, including First Union National Bank and HFC and the Trustee in the ordinary course of business.

                                 LEGAL MATTERS

  Certain legal matters relating to the Certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by Cadwalader, Wickersham & Taft, New York.

                             FINANCIAL INFORMATION

  A new Trust Fund will be formed with respect to each Series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

  It is a condition to the issuance of the Certificates of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related Prospectus Supplement.

  Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in extreme cases might fail to recoup their underlying investments.

  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         REPORTS TO CERTIFICATEHOLDERS

  The Master Servicer or Trustee will forward to the Certificateholders of each Series, statements containing information with respect to principal and interest payments and the related Trust Fund, as described herein and in the applicable Prospectus Supplement for such Series (the "Monthly Report"). No information contained in the Monthly Reports will have been examined or reported upon by an independent public accountant. See "Description of the Certificates--Reports to Certificateholders."

  The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder, as interpreted by the staff of the Commission thereunder. The Depositor does not intend to file periodic reports under the Exchange Act following the expiration of the reporting period prescribed by Rule 15d-1 of Regulation 15D under the Exchange Act.

                      WHERE YOU CAN FIND MORE INFORMATION

  The Depositor filed a registration statement relating to the Certificates with the Securities and Exchange Commission (the "SEC" or the "Commission"). This Prospectus is part of the registration statement, but the Registration Statement includes additional information.

  Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Commission located at Suite 1300, 7 World Trade Center, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information field electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits, through the EDGAR system and therefore such materials should be available by logging onto the Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above. Copies of any documents incorporated to this Prospectus by reference will be provided to each person to whom a Prospectus is delivered upon written or oral request directed to the Depositor at JV Capital Trust, c/o Wilmington Trust Company, 1100 North Market Street, Rodney Square North, Wilmington, DE 19890, Attention: Corporate Trust Administration, telephone number (302) 651-1000.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  The SEC allows the Depositor to "incorporate by reference" information it files with the SEC, which means that the Depositor can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus. Information that the Depositor files later with the SEC will automatically update the information in this Prospectus. In all cases, you should rely on the later information rather than on any different information included in this Prospectus or the accompanying Prospectus Supplement. The Depositor incorporates by reference any future annual, monthly and special SEC reports filed by or on behalf of the Trust Fund until the termination of the offering of the Certificates.

  As a recipient of this Prospectus, you may request a copy of any document the Depositor incorporates by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling the Depositor at JV Capital Trust, c/o Wilmington Trust Company, 1100 North Market Street, Rodney Square North, Wilmington, DE 19890,
Attention: Corporate Trust Administration, telephone number (302) 651-1000.

                             INDEX OF DEFINED TERMS

1996 Act....................................................................  74
1998 Policy Statement....................................................... 103

                                       A

Accrual Certificates........................................................  31
Act.........................................................................  59
Advance.....................................................................   8
ALTA........................................................................  23
Asset Conservation Act......................................................  68
Available Distribution Amount...............................................  30

                                       B

Balloon Loan................................................................  23
balloon payments............................................................  18
Ballon Period...............................................................  23
Bankruptcy Bond.............................................................  42
Bankruptcy Code.............................................................  64
Belgium Cooperative.........................................................  38
Benefit Plan................................................................  98
Book-Entry Certificates.....................................................   8
Buydown Fund................................................................  18
Buydown Loans...............................................................  18

                                       C

Cash Flow Agreement.........................................................  16
Cede........................................................................  36
CEDEL.......................................................................  36
CEDEL Participants..........................................................  38
CERCLA......................................................................  67
Certificate Balance.........................................................  31
Certificate Owners..........................................................  36
Certificate Register........................................................  29
Certificateholders..........................................................  29
Certificates................................................................   5
Cleanup Costs...............................................................  67
Code........................................................................  70
Collateral Value............................................................  19
Collection Account..........................................................  47
Combined Loan-to-Value Ratio................................................  19
Commission.................................................................. 106
Component...................................................................  33
Cooperative Loans...........................................................  19
Cooperatives................................................................  19
Counterparty................................................................  16
Covered Trust...............................................................  40
Credit Score................................................................  24

                                       D

DCR......................................................................... 100
Debt Ratio..................................................................  22
Definitive Certificates.....................................................   8
Department..................................................................  99
Depositor...................................................................  21
Detailed Description........................................................  17
Determination Date..........................................................  30
Disqualified Organization...................................................  85
Distribution Date...........................................................   7
DTC.........................................................................   8

                                       E

EDGAR....................................................................... 106
Eligible Investments........................................................  47
ERISA.......................................................................   9
ERISA Plans.................................................................  98
Euroclear...................................................................  36
Euroclear Operator..........................................................  38
Euroclear Participants......................................................  38
European Depositaries.......................................................  37
Exchange Act................................................................ 105
Exempt Plans................................................................  98

                                       F

Fannie Mae..................................................................  13
FASIT.......................................................................  71
FFIEC....................................................................... 103
FHA.........................................................................  53
FHA Insurance...............................................................  53
Financial Intermediary......................................................  37
Fitch....................................................................... 100
Freddie Mac.................................................................  13
Funding Period..............................................................  49

                                       G

Garn-St Germain Act.........................................................  68
Global Securities........................................................... A-1
Grantor Trust Certificates..................................................  70
Grantor Trust Fund..........................................................  70

                                       H

HFC.........................................................................   5
Home Equity Loans...........................................................  20
Home Ownership Act..........................................................  14
Housing Act.................................................................  14
HUD.........................................................................  53

                                       I

Insurance Proceeds..........................................................  48
Insured Expenses............................................................  48
IRA.........................................................................  98

                                       J

JVMC........................................................................   5

                                       L

Letter of Credit............................................................  43
Limited Guarantee...........................................................  43
Liquidation Expenses........................................................  48
Liquidation Proceeds........................................................  48
Loan-to-Value Ratio.........................................................  19
lockout periods.............................................................  18
LTV.........................................................................  27
LTV/CLTV....................................................................  24

                                       M

Mark to Market Regulations..................................................  87
Master Servicer.............................................................   5
Master Servicing Fee........................................................  55
MERS........................................................................  46
Monthly Reports............................................................. 105
Moody's.....................................................................  47
Morgan......................................................................  37
Mortgage....................................................................  46
Mortgage Loan...............................................................  17
Mortgage Loan Purchase Agreement............................................  17
Mortgage Note...............................................................  46
Mortgage Pool...............................................................  17
Mortgage Pool Insurance Policy..............................................  41
Mortgage Rate...............................................................  19
Mortgaged Properties........................................................  17

                                       N

NCUA........................................................................ 103
Net Liquidation Proceeds....................................................  48
New Regulations.............................................................  90
Non-ERISA Plans.............................................................  98
Non-Pro Rata Security.......................................................  74
Non-U.S. Person.............................................................  89

                                       O

OCC......................................................................... 103
OID Regulations.............................................................  71
Originators.................................................................   5
OTS......................................................................... 103

                                       P

PAC.........................................................................  33
PAC I.......................................................................  33
PAC II......................................................................  33
Participant.................................................................  36
Pass-Through Entity.........................................................  85
Pass-Through Rate...........................................................   6
PCBs........................................................................  67
Pool Insurer................................................................  41
Pooling and Servicing Agreement.............................................   5
Pre-Funded Amount...........................................................  49
Pre-Funding Account.........................................................  49
Prepayment Assumption.......................................................  75
Primary Insurer.............................................................  51
Primary Mortgage Insurance Policy...........................................  17
Principal Prepayments.......................................................  32
PTE 83-1.................................................................... 101
Purchase Price..............................................................  28

                                       R

Rating Agency...............................................................   9
RCRA........................................................................  67
Record Date.................................................................  29
Regular Certificateholder...................................................  74
Regular Certificates........................................................  71
Regulations.................................................................  99
Relevant Depositary.........................................................  37
Relief Act..................................................................  70
REMIC.......................................................................  70
REMIC Certificates..........................................................  70
REMIC Pool..................................................................  71
REMIC Provisions............................................................  70
REMIC Regulations...........................................................  71
Reserve Fund................................................................  42
Residual Certificates.......................................................  71
Residual Holders............................................................  81
Restricted Group............................................................ 101
Retained Interest...........................................................  29
Revolving Credit Line Loans.................................................  20
Riegle Act..................................................................  59
Rules.......................................................................  37

                                       S

S&P.........................................................................  47
SBJPA of 1996...............................................................  73
Scheduled Class.............................................................  33
SEC......................................................................... 106
secured-creditor exemption..................................................  67
Securities Act.............................................................. 100
Senior Certificates.........................................................   7

senior lien.................................................................  12
Series......................................................................   5
SMMEA....................................................................... 102
Special Hazard Insurance Policy.............................................  41
Special Hazard Insurer......................................................  42
Special Servicer............................................................  56
Standard Certificates.......................................................  91
Startup Day.................................................................  71
Stripped Certificateholder..................................................  96
Stripped Certificates.......................................................  91
Subordinated Certificates...................................................   7
Sub-prime Mortgage Loans....................................................  13
Subsequent Mortgage Loans...................................................  49
Subsidy Account.............................................................  23
Subsidy Loans...............................................................  23
Subsidy Payments............................................................  23
Superliens..................................................................  67
Support Class...............................................................  32
Surety Bond.................................................................  43

                                       T

TAC.........................................................................  34
Taxable Mortgage Pools......................................................  71

Terms and Conditions........................................................  39
Texas Home Equity Laws......................................................  14
thrift institutions.........................................................  84
Tiered REMICs...............................................................  74
TILA Amendment..............................................................  65
Title V.....................................................................  69
Trust Fund..................................................................   5
Trustee.....................................................................   5

                                       U

UCC.........................................................................  63
U.S. Person.................................................................  86
Underwriter's Exemption..................................................... 100
UST.........................................................................  67

                                       V

VA..........................................................................  54
VA Guarantee................................................................  54

                                                                         ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

  Except in certain limited circumstances, a class of Book-Entry Certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

  Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

  Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Residential Mortgage Pass-Through Certificates issues.

  Secondary cross-market trading between CEDEL or Euroclear and Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

  Non-U.S. Holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such Holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

  All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their Participants through their respective Depositaries, which in turn will hold such positions in accounts as Participants.

  Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Residential Mortgage Pass-Through Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

  Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

  Trading Between Participants. Secondary market trading between Participants will be settled using the procedures applicable to prior Residential Mortgage Pass-Through Certificates issues in same-day funds.

  Trading Between Cedel and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

  Trading Between DTC Seller and CEDEL or Euroclear Purchaser. When Global Securities are to be transferred from the account of a Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

  CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

  As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

  Since the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

  Trading Between CEDEL or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account will be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

  Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

    (b) borrowing the Global Securities in the U.S. from a Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

    (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

  A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

  Exemption for Non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

  Exemption for Non-U.S. Persons with Effectively Connected Income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

  Exemption or Reduced Rate for Non-U.S. Persons Resident in Treaty Countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

  Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

  U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Except as noted below, Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

  The Internal Revenue Service recently issued final regulations (the "New Regulations") which would provide alternative methods of satisfying the beneficial ownership certification requirement described above. The New Regulations will be effective January 1, 2001. Current withholding certificates will remain valid until the earlier of December 31, 2000 or the date of expiration of the certificate under the rules as currently in effect. The New Regulations would require, in the case of Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.

  This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                          JV CAPITAL TRUST 19 -  TRUST
                                    (Issuer)

                                JV CAPITAL TRUST
                                  (Depositor)

                       Residential Mortgage Pass-Through
                           Certificates, Series 19 -

                                      $
                                 (Approximate)

                               ----------------

                             PROSPECTUS SUPPLEMENT

                               ----------------

                      [First Union Capital Markets Corp.]
                              [Other Underwriter]

                                        , 19

     You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. We have not authorized anyone to provide different information to you.

     The Offered Certificates are not offered in any state where their offer is impermissible.

     Dealers will deliver a Prospectus Supplement and Prospectus when acting as underwriters of the Offered Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling Offered Certificates will deliver a Prospectus Supplement and Prospectus for ninety days from the date of this Prospectus Supplement.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

  The expenses expected to be incurred in connection with the issuance and distribution of the Certificates being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the filing fee, are estimated.

     SEC Registration Fee...................................................  *
     Printing and Engraving Fees............................................  *
     Legal Fees and Expenses................................................  *
     Accounting Fees and Expenses...........................................  *
     Trustee Fees and Expenses..............................................  *
     Rating Agency Fees.....................................................  *
     Miscellaneous..........................................................  *
       Total................................................................  *

--------
* To be provided by amendment.

Item 15. Indemnification of Trustees.

  The Registrant is a business trust formed under the laws of the State of Delaware. Section 3817 of Chapter 38 of Title 12 of the Delaware Code provides that a Delaware business trust may indemnify any persons, including trustees and beneficial owners, from and against any and all claims and demands whatsoever. The Trust Agreement (the "Trust Agreement") provides that to the extent available trust property is insufficient, JV Mortgage Capital, L.P., as depositor to the Registrant (in such capacity, the "Depositor") or its successors and assigns (the "Owners"), will indemnify Wilmington Trust Company, as owner trustee, and any of its officers, trustees, employees or agents and each co-trustee against any and all liabilities, obligations, losses, damages, taxes, claims, actions, suits, costs, expenses and disbursements of any kind and nature whatsoever incurred or arising out of or in connection with the administration of the Registrant.

Item 16. Exhibits.

      1.1  -- Form of Underwriting Agreement.
      3.1  -- Trust Agreement of the Registrant.
      4.1  -- Form of Pooling and Servicing Agreement.
      5.1  -- Opinion of Cadwalader, Wickersham & Taft.
      8.1  -- Opinion of Cadwalader, Wickersham & Taft with respect to certain tax matters.
     24.1  -- Consent of Cadwalader, Wickersham & Taft (included as part of Exhibits 5.1 and 8.1).
     25.1  -- Powers of Attorney (contained on page II-4 of this Registration Statement).

Item 17. Undertakings.

 A. Undertaking pursuant to Rule 415.

  The Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

  provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section l5(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 B. Undertaking in connection with incorporation by reference of certain filings under the Securities Exchange Act of 1934.

  The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 C.Undertaking in respect of indemnification.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to trustees, co-trustees, officers and controlling persons of the Registrant pursuant to the provisions described in
Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, co-trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Prospect Heights, State of Illinois, on the 3rd day of September, 1999.


                                          JV Capital Trust

                                                  /s/ Michael M. Forester
                                          By: _________________________________
                                            Name: Michael M. Forester
                                            Title:  Co-Trustee

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas A. Friedrich, Christine M. Korte, Michael M. Forester, Richard Boruta, Steve Hires and Christopher Oddleifson, and each of them, his true and lawful attorneys-in-fact and agents for him and in his name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents may lawfully do or cause to be done by virtue thereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated.

      /s/ Douglas A. Friedrich          Co-Trustee and Chief     September 3,
-------------------------------------    Executive Officer           1999
        Douglas A. Friedrich

       /s/ Christine M. Korte           Co-Trustee, Chief        September 3,
-------------------------------------    Accounting Officer          1999
         Christine M. Korte              and Chief Financial
                                         Officer

       /s/ Michael M. Forester          Co-Trustee               September 3,
-------------------------------------                                1999
         Michael M. Forester

         /s/ Richard Boruta             Co-Trustee               September 3,
-------------------------------------                                1999
           Richard Boruta

           /s/ Steve Hires              Co-Trustee               September 3,
-------------------------------------                                1999
             Steve Hires

     /s/ Christopher Oddleifson         Co-Trustee               September 3,
-------------------------------------                                1999
       Christopher Oddleifson